              SCHEDULE 14A INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF
                           1934 (AMENDMENT NO. ___)

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [___]

Check the appropriate box:

[ X ]    Preliminary Proxy Statement       [___]  Confidential, for Use of the
[___]    Definitive Proxy Statement               Commission Only (as permitted
[___]    Definitive Additional Materials           by Rule 14a-6(e)(2))
[___]    Soliciting Material Pursuant to
         Section 240.14a 11(c) or
         Section 240.14a-12

                             TCC Industries, Inc.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In its Charter)

-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]    No fee required.
[___] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:

             ------------------------------------------------------------------
         (2) Aggregate number of securities to which transaction applies:

             ------------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

             ------------------------------------------------------------------
         (4) Proposed maximum aggregate value of transaction:

             ------------------------------------------------------------------
         (5) Total fee paid:

             ------------------------------------------------------------------

[___]    Fee paid previously with preliminary materials.
[___] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:

             ------------------------------------------------------------------
         (2) Form, Schedule or Registration Statement No.:

             ------------------------------------------------------------------
         (3) Filing Party:

             ------------------------------------------------------------------
         (4) Date Filed:

             ------------------------------------------------------------------

                                                               PRELIMINARY COPY


                              TCC INDUSTRIES, INC.
                        816 CONGRESS AVENUE, SUITE 1250
                              AUSTIN, TEXAS  78701
                                 (512) 320-0976

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON DECEMBER ____, 1997

To the Shareholders of
TCC INDUSTRIES, INC.

A special meeting of shareholders ("Special Meeting") of TCC Industries, Inc., a Texas corporation ("Company"), will be held on December ____, 1997 at 10:00 a.m. local time, in the Boardroom of Texas Commerce Bank - Austin, 3rd Floor, Texas Commerce Bank Building, 700 Lavaca Street, Austin, Texas, for the following purposes:

         1. To consider and vote on a proposal to approve and adopt the TCC Industries, Inc. 1997 Incentive and Performance Stock Option Plan and the options awarded by the Compensation Committee of the Board of Directors thereunder (collectively, the "1997 Option Plan"); and

         2. To transact such other business as may properly come before the Special Meeting or any postponements and/or adjournments thereof.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL AND ADOPTION OF THE 1997 OPTION PLAN.

The close of business on October 31, 1997 has been fixed by the Board of Directors of the Company as the record date for determination of the shareholders of the Company entitled to notice of, and to vote at, the Special Meeting or any postponements and/or adjournments thereof. Whether or not you plan to attend the Special Meeting, we urge you to complete, sign and return the enclosed proxy card in the enclosed postage-paid envelope. You may revoke your proxy at any time before it is voted by delivering to the Company at 816 Congress Avenue, Suite 1250, Austin, Texas 78701, Attention: Robert Thomajan, Secretary, a written notice of such revocation or a duly executed, subsequently-dated proxy or by attending the Special Meeting and voting in person.

                                            By Order of the Board of Directors


                                            Robert Thomajan
                                            President and Secretary

Austin, Texas
November ____, 1997

                             YOUR VOTE IS IMPORTANT

                TO VOTE YOUR SHARES, PLEASE SIGN, DATE, COMPLETE
                   AND MAIL THE ENCLOSED PROXY CARD PROMPTLY
                        IN THE ENCLOSED RETURN ENVELOPE.

              IF YOU HAVE ANY QUESTIONS ABOUT GIVING YOUR PROXY OR
             REQUIRE ASSISTANCE IN VOTING YOUR SHARES, PLEASE CALL:

                            MACKENZIE PARTNERS, INC.

                                156 FIFTH AVENUE
                              NEW YORK, NY  10010
                            (212) 929-5500 (COLLECT)
                                       OR
                         CALL TOLL FREE (800) 322-2885

                                                                PRELIMINARY COPY



                              TCC INDUSTRIES, INC.
                        816 CONGRESS AVENUE, SUITE 1250
                              AUSTIN, TEXAS  78701
                                 (512) 320-0976



                                PROXY STATEMENT


This Proxy Statement is being furnished to shareholders of TCC Industries, Inc. a Texas corporation ("Company"), in connection with the solicitation of proxies by the Company for use at the special meeting of shareholders of the Company to be held on December ____, 1997, or any adjournments and/or postponements thereof ("Special Meeting"). This Proxy Statement and accompanying form of proxy are first being mailed to the shareholders of the Company on or about November ___, 1997.

The Special Meeting has been called to consider and vote on a proposal to approve and adopt the TCC Industries, Inc. 1997 Incentive and Performance Stock Option Plan and the options awarded by the Compensation Committee of the Board of Directors thereunder (collectively, the "1997 Option Plan"). See "Proposal to Approve and Adopt the 1997 Incentive and Performance Stock Option Plan."

Approval and adoption of the 1997 Option Plan requires the approval of the holders of a majority of the shares present and entitled to vote on the matter at the Special Meeting, provided that the total votes cast on the matter represent over 50% of the Common Stock entitled to vote on the matter.

The Company has been advised by Mr. Walter A. DeRoeck, Chairman and Chief Executive Officer of the Company, and Mr. Robert Thomajan, President of the Company, who together own beneficially approximately 16.5% of the shares of Common Stock issued and outstanding, that they intend to vote such shares in favor of the approval and adoption of the 1997 Option Plan. (See "Special Meeting of Shareholders" and "Possible Conflicts of Interest.")


            THE DATE OF THIS PROXY STATEMENT IS NOVEMBER ___, 1997.

                               TABLE OF CONTENTS

                                                                                                                      PAGE
                                                                                                                      ----
PROXY STATEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         The Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         Condensed History of the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         1997 Incentive and Performance Stock Option Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Recommendation of the Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Dilution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Special Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Condensed History of the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Allen-Lewis Manufacturing Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Paladin Financial, Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
          General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
          Business Strategy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
          Loan Products . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
          Loan Production . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
          Loan and FNMA MBS Sales.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
          Loan Servicing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
          Markets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
          Competition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
          Regulation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
          Initial FNBA MBS Transaction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Barton Creek Capital Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Texas Capital Markets, Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
APPROVAL AND ADOPTION OF THE 1997 INCENTIVE AND PERFORMANCE STOCK OPTION PLAN . . . . . . . . . . . . . . . . . . . .  25
         Description of the 1997 Option Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Eligibility and Option Grants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Administration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Term of Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Stock Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Option Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Incentive Stock Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Nonstatutory Stock Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Vesting of Stock Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Restricted Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

                               TABLE OF CONTENTS
                                  (Continued)

                                                                                                                      PAGE
                                                                                                                      ----
         Registration Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Shareholder Approval of Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Conversion of Incentive Stock Option . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Adjustments Upon Changes in Capitalization or Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Performance-based Awards . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Tax Consequences . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
RECOMMENDATION OF THE BOARD OF DIRECTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
DISCUSSION OF USE OF NET OPERATING LOSSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
SPECIAL MEETING OF SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Solicitation, Voting and Revocability of Proxies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
MARKET PRICES AND DIVIDENDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
MANAGEMENT OF THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Compensation of Executive Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Employment Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Severance Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Annual Incentive Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Compensation of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Consulting and Noncompetition Agreements with Directors  . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         1985 Incentive Stock Option Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         1995 Non-Employee Directors Stock Option Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         1997 Option Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
POSSIBLE CONFLICTS OF INTEREST  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
CERTAIN TRANSACTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         Line of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         Software License Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
CHANGE IN CONTROL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
SECURITY OWNERSHIP OF THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
DILUTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
SHAREHOLDER PROPOSALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
OTHER MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67

APPENDIX A  --         TCC INDUSTRIES, INC. 1997 INCENTIVE AND PERFORMANCE STOCK OPTION PLAN
APPENDIX B  --         PERFORMANCE STOCK OPTION GRANT
APPENDIX C  --         INCENTIVE STOCK OPTION GRANT

                             AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission ("Commission"). The reports, proxy statements and other information filed by the Company with the Commission may be inspected and copied at the Commission's public reference room located at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the public reference facilities in the Commission's regional office located at 1801 California Street, Suite 4800, Denver Colorado 80202. Copies of such material may be obtained at prescribed rates by writing to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 50249. Certain of such reports, proxy statements and other information are also available from the Commission over the Internet at http://www.sec.gov. The Company's Common Stock is listed on the New York Stock Exchange. The periodic reports, proxy statements and other information filed by the Company with the Commission may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed with the Commission by the Company are incorporated herein by reference: (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 ("Form 10-K"); (b) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; (c) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997;
(d) the Company's Current Report on Form 8-K dated July 7, 1997; (e) the Company's Current Report on Form 8-K dated July 11, 1997; (f) the Company's Current Report on Form 8-K dated September 3, 1997; (g) the Company's Current Report on Form 8-K dated September 9, 1997; and (h) the Company's Current Report on Form 8-K, dated September 19, 1997.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the time at which the Special Meeting has been finally adjourned shall be deemed to be incorporated herein by reference and to be a part hereof from the date of such filing. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

THIS PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THE DOCUMENTS RELATING TO THE COMPANY (EXCLUDING EXHIBITS UNLESS SPECIFICALLY INCORPORATED THEREIN) ARE AVAILABLE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS PROXY STATEMENT IS

DELIVERED, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST TO (512) 320-0976. THE COMPANY WILL SEND THE REQUESTED DOCUMENTS BY FIRST CLASS MAIL WITHIN ONE BUSINESS DAY OF THE RECEIPT OF THE REQUEST. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE RECEIVED NO LATER THAN FIVE BUSINESS DAYS BEFORE THE MEETING DATE. PERSONS REQUESTING COPIES OF EXHIBITS TO SUCH DOCUMENTS THAT ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS WILL BE CHARGED THE COSTS OF REPRODUCTION AND MAILING.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY.

THE DELIVERY OF THIS PROXY STATEMENT SHALL NOT IMPLY THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF THE TIME SUBSEQUENT TO ITS DATE.

                        CAUTIONARY STATEMENT CONCERNING
                          FORWARD-LOOKING INFORMATION

Certain matters discussed herein are forward-looking statements that involve risks and uncertainties. This Proxy Statement contains certain forward-looking statements with respect to the results of operations and business of the Company following the entry of the Company, through its subsidiaries, Barton Creek Capital Corporation ("Barton Creek"), Paladin Financial, Inc. ("Paladin") and Texas Capital Markets, Inc. ("Texas Capital"), into the financial services business ("Financial Services Business") described herein, including statements relating to: (a) the market presence and growth opportunities of the Company expected to result from the initiation of its Financial Services Business; (b) the earnings per share and earnings per share growth anticipated to result from the Financial Services Business (and the possible effect such growth may have on the market price of shares of Common Stock of the Company); and (c) the impact on revenues of the Financial Services Business. See "The Company" and "Recommendation of the Board of Directors."

Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) necessary regulatory authorizations and/or licenses sought by Paladin or Barton Creek from government authorities may not be granted; (2) changes in regulatory provisions (including the elimination or material modification of the FHA Title I program) or adverse regulatory rulings may place additional burdens on the Company and may lead to loss of licenses or approved status, termination or suspension of servicing contracts, demands for indemnification or mortgage loan repurchases, class action lawsuits and administrative actions; (3) increased entry into the market by competitors may decrease the level of gains realized by current industry participants due to increased loan origination competition;
(4) the disposition of loans by Paladin through securitizations could be adversely affected by a number of factors including, but not limited to, conditions in the securities markets in general, conditions in the asset-backed securities market, the conformity of loan pools to rating agency requirements, the ability of Barton Creek to efficiently place the resulting securities, and, to the extent credit enhancement insurance is used, the requirements of such insurers; (5) the timing and level of securitizations could cause earnings to fluctuate significantly; (6) operations of the Company could be substantially impaired if the ability to borrow capital on favorable terms becomes limited or difficult because of, among other things, an increase in interest rates generally, a decrease in the perceived attractiveness of the Company's Financial Services Business, an inability to obtain credit enhancement insurance, and an inability by the Company to fully implement its business strategy and achieve significant growth; (7) any change in interest rates may affect the Company's business in a number of ways, including, but not limited to, decreased demand for loans during periods of higher interest rates, fluctuations in profits derived from the differential between short-term and long-term interest rates, and increases in the prepayment of loans during periods of lower interest rates; (8) upward trends in FHA Title I program lending may cease or reverse and prepayments on loans may increase as a result of obligor mobility, general and regional economic conditions, and prevailing interest rates; and (9) the Company may become unable to retain key personnel.

                                    SUMMARY

The following summary of certain information contained in this Proxy Statement is qualified in its entirety by, and reference is made to, the more detailed information appearing elsewhere in this Proxy Statement, including the accompanying Appendices and the documents incorporated by reference herein. Each shareholder is urged to read this Proxy Statement and the Appendices hereto in their entirety and with care. As used in this Proxy Statement, the term "Company" refers to TCC Industries, Inc. and, unless the context otherwise requires, its subsidiaries.

THE COMPANY

The Company, through its wholly-owned subsidiary, Allen-Lewis Manufacturing Company ("Allen-Lewis"), designs and distributes an extensive line of souvenir, novelty and gift items to theme, national and state parks, souvenir, novelty, gift and airport shops, military bases, truck stops, casinos, zoos, discount and variety stores and other distributors.

In addition, until September 19, 1997, the Company also designed and manufactured, through its wholly-owned subsidiary, Meyer Machine Company ("Meyer Machine"), a proprietary line of specialized bulk material conveying and processing equipment and systems for the food, pharmaceutical and chemical industries. On September 19, 1997, the Company sold all of the assets of Meyer Machine to Meyer Acquisition Corporation, Inc. ("Meyer Acquisition"), in consideration of the payment of $6 million in cash and the assumption by the purchaser of substantially all of the liabilities of Meyer Machine. Meyer Acquisition, the principal shareholder of which is Eugene Teeter, was formed in June 1997 for the purpose of acquiring the assets of Meyer Machine. Prior to the closing of the sale of assets, Mr. Teeter had served as the President of Meyer Machine. As a result of the foregoing sale, on September 19, 1997, Mr. Teeter resigned as President of Meyer Machine and the Company discontinued operations as a designer and manufacturer of conveying and processing equipment and systems.

In October 1997, the Company, through its newly-formed subsidiaries, Paladin Financial, Inc. ("Paladin"), Barton Creek Capital Corporation ("Barton Creek") and Texas Capital Markets, Inc. ("Texas Capital"), commenced operations in the financial services industry. Paladin is primarily engaged in the origination, purchase and disposition of loans and the related real estate mortgages.
Barton Creek was formed for the purpose of developing an external client base for which it will provide a broad range of merchant and investment banking services, including private placements, mergers and acquisitions, and other financial advisory services. It is also anticipated that Barton Creek will assist Paladin with the disposition of securities that will result from the securitization of Paladin's loan pools. Texas Capital was formed for the purpose of assisting Paladin with the development and implementation of loan products and programs, the negotiation and closing of bulk loan purchases, the development and implementation of various loan disposition strategies and the procurement of the various financing facilities necessary for the implementation of the loan programs to be undertaken by Paladin. The Company believes that the unique synergy among these subsidiaries will help provide a competitive advantage as the Company enters a new era of operations.

CONDENSED HISTORY OF THE COMPANY

The Company commenced business in 1958 under the name Texas Capital Corporation. Prior to 1980, the Company principally conducted business through four subsidiaries, which engaged in motor carrier operations, wholesale distribution, manufacturing, and venture capital services.

On December 31, 1980, the Company's largest subsidiary, Red Ball Motor Freight, Inc., merged with Spector Industries, Inc. to form the largest trucking company in the nation. Although the merger provided Spector Red Ball, Inc. with size and national reach, during 1981 and 1982 industry profits were severely impacted nationwide by high interest rates and increased competition resulting from the enactment of the Motor Carrier Act of 1980, which substantially deregulated the trucking industry. Consequently, on April 26, 1982, Spector Red Ball, which accounted for almost 75% of the Company's consolidated assets and 89% of the Company's consolidated revenue at the beginning of the year, filed for reorganization under federal bankruptcy laws. Provision for losses on the liquidation of Spector Red Ball totaled over $50 million in the Company's 1981 and 1982 Consolidated Statements of Operations.

In 1984, the Company reached agreements with Spector Red Ball creditors. Of the three remaining subsidiaries, Comfort Supply, Inc., which distributed a complete line of air conditioning and heating equipment, became the largest in terms of revenue, accounting for 84% of the Company's total consolidated revenue in 1984. In that same year, Comfort Supply reported a 15% decline in revenue and a 36% decline in operating income. The poor results at Comfort Supply continued and eventually resulted in its sale in 1992 to generate cash. In 1986, the Company discontinued its venture capital operations by shutting down Telecom Financial Group, Inc.

Following the 1992 sale of Comfort Supply, the Company owned two principal subsidiaries: Meyer Machine Company, which manufactured a proprietary line of specialized bulk material conveying equipment, and Allen-Lewis Manufacturing Company, which had been acquired in 1987 and operated as a manufacturer and wholesale distributor of an extensive line of souvenir, novelty and gift items. Total revenue from Allen-Lewis operations steadily decreased from $11.9 million in 1993 to $8.4 million in 1996 (a decline of 29%); its assets have decreased from $9.4 million in 1993 to $8.2 million in 1996 (a decline of 13%); and income/loss from continuing Allen-Lewis operations has declined from a before tax gain of $561,000 in 1993 to a loss of $1,006,000 in 1996. Allen-Lewis reported an operating loss of $____________________ during the first nine months of 1997.

In October 1997, the Company, through its newly-formed subsidiaries, Paladin Financial, Inc., Barton Creek Capital Corporation and Texas Capital Markets, Inc., commenced operations in the financial services industry.

1997 INCENTIVE AND PERFORMANCE STOCK OPTION PLAN

The Board of Directors of the Company has adopted the 1997 Option Plan to permit the grant of stock options to employees and directors of the Company and its subsidiaries and has reserved a total of 6,000,000 shares of Common Stock for purposes of the 1997 Option Plan. The 1997 Option Plan, including the options awarded by the Compensation Committee of the Board of Directors thereunder, is subject to approval and adoption by the shareholders of the Company and will be considered by the shareholders of the Company at the Special Meeting. See "Proposal to Approve and Adopt the 1997 Incentive and Performance Stock Option Plan."

RECOMMENDATION OF THE BOARD OF DIRECTORS

After careful consideration, the Board of Directors has determined that the 1997 Option Plan is in the best interests of the shareholders of the Company. Accordingly, the Board recommends approval of the 1997 Option Plan.

Prior to 1982, the Company principally conducted business through four subsidiaries, which engaged in motor carrier operations, wholesale distribution, manufacturing, and venture capital services. Commencing in April 1982, when the Company's largest subsidiary filed for protection under federal bankruptcy laws, and continuing through September 1997, when the Company sold the assets of Meyer Machine Company, the Company has experienced an irregular but principally deteriorating financial condition. As a result, in September 1997 the Company was left with a single line of business -- the manufacturing of a line of souvenir, novelty and gift items -- that has experienced a 29% decrease in total revenue over the last three years and an operating loss of $__________ during the first nine months of 1997.

In September 1997, the Board of Directors of the Company authorized management of the Company to commence operations in the financial services industry through new subsidiaries which are expected to engage in the origination, purchase, and disposition of loans and the offering of investment banking services.

In the view of management of the Company, the large and highly fragmented home remodeling and home equity lending markets provide an excellent opportunity for the Company to expand its revenue base. According to the National Association of Home Builders, the home remodeling industry in the United States is expected to grow from an estimated $121 billion in 1994 to approximately $181 billion in the year 2000.

Total home improvement loans financed under the FHA Title I program aggregated approximately $1.5 billion in the last HUD fiscal year. Currently in excess of 80% of home purchases nationally are of existing homes. This trend, together with the overall aging of the national housing stock, among other factors, has contributed to substantial growth in the home improvement lending market in recent years.

Although barriers to entry exist, the Company believes that its management team and financial accounting and tax positions create a considerable opportunity to prosper in this growing industry. Companies in the mortgage lending industry that choose to dispose of loan acquisitions through "securitization" may incur taxable income in excess of cash flow from earnings. In addition, income from lending operations is spread over the lives of the loans acquired. Initial cash outflows to acquire new loans, periodic, time-driven cash inflows, and the creation of taxable income may combine to cause operating capital deficiencies. The Company's Net Operating Loss ("NOL") carryforwards may be offset against taxable income and thereby provide an effective means of reducing cash outflows during the years the Company intends to expand its lending operations. The Company's NOL carryforwards begin to expire at the end of 1999 and the new business expansion will allow the Company to utilize the NOL carryforwards to its competitive advantage.

The Board of Directors believes that it has retained a capable management team to direct efforts in the Title I lending and investment banking businesses. In addition, implementation of state of the art information and technological resources should contribute to reduced overhead, reliable and accurate lending operations, and positive relationships with loan originators who will play a valuable role in the acquisition of loans. The business strategy will employ recent financial innovations by a federally backed agency to provide an efficient loan disposition process available that, in turn, should yield greater flexibility in lending operations and a lower cost of borrowing capital.

Crucial to the successful implementation of the Company's strategy is the attraction and retention of the Company's management, but adequately compensating such personnel is difficult given the Company's present financial condition. In arriving at the proposed solution, the Company's Board of Directors has attempted to preserve shareholder rights while offering a sufficiently large equity stake in the Company to its new management to make the new enterprise mutually attractive. In this regard, options granted under the 1997 Option Plan will not become available for exercise until the Company satisfies significant and layered earnings' requirements over the four-year period that commenced on October 1, 1997, or until the cliff vesting provisions discussed below take effect.

The following table may be useful in reviewing the proposed 1997 Option Plan. The Company's Common Stock presently trades for less than $5 per share, and the table depicts share price levels which, after dilution and subject to certain assumptions, may result if earnings' targets under the

1997 Option Plan are met. HOWEVER, THE TABLE IS FOR ILLUSTRATIVE PURPOSES ONLY AND SHOULD NOT BE CONSTRUED AS A GUARANTY OF PERFORMANCE OR OTHER ASSURANCE REGARDING FUTURE EARNINGS OR SHARE PRICES.

Per share prices in columns I and II are computed using the noted price-earnings multiples on a fully diluted basis taking into consideration the 2,762,115 shares presently outstanding and additional shares which will vest and become exercisable under the 1997 Option Plan. The table assumes that no additional shares or options are issued other than those issued under the 1997 Option Plan. All Options which become available for exercise are assumed to have been exercised. The table reflects aggregate cumulative earnings of $60 million spread over a four year period with increases in earnings of $2 million, $4 million, and $6 million in years two, three, and four, respectively.

Except as noted in the discussion of "cliff-vesting" set forth below, in order for the employees of the Company to fully earn all of the Options that have been awarded to them under the 1997 Option Plan, the Company must achieve the aggregate cumulative earnings targets set forth in the 1997 Option Plan and the employees to whom the Options have been awarded must remain in the employment of the Company for the full four-year period that commenced on October 1, 1997. Under the provisions of the 1997 Option Plan, the Options may be earned pro rata, after the aggregate cumulative earnings of the Company exceed the threshold earnings target of $5 million.

In addition, during the four-year period, to the extent Options are exercised for shares that at the end of such period, September 30, 2001, are in excess of the shares that would then be available for exercise based on cumulative earnings, net of losses, the Company may repurchase such excess shares. This circumstance might occur in the event the Company has aggregate cumulative earnings, Options are exercised and the Company then incurs net losses prior to the end of the four year period.

The following earnings levels also assume the exclusion of extraordinary or other non-recurring income items normally excluded when calculating a price-earnings multiple. The price-earnings multiples utilized are subject to change and the table assumes that the stated multiples are in effect during the entire period covered by the table.

                                                                              I                  II
                                                                          Associated         Associated
                                                          Options        Share Price        Share Price
         Year                          Earnings          Exercised        (S&P 500)          (Industry)
         ----                          --------          ---------        ---------          ----------
         10/1/97 - 9/30/98          $  10 Million        1,000,000         $  63.26           $  43.42
         10/1/98 - 9/30/99          $  12 Million        1,200,000         $  72.08           $  49.47
         10/1/99 - 9/30/00          $  16 Million        1,600,000         $  87.30           $  59.91
         10/1/00 - 9/30/01          $  22 Million        2,200,000         $  105.52          $  72.42
                                    -------------       ----------
         Total                      $  60 Million        6,000,000

(1)      Column I uses the October 3, 1997 S&P 500 price-earnings multiple of
         23.8 quoted in the Wall Street Journal on October 6, 1997.

(2) Column II uses a price-earnings multiple of 16.3 determined by averaging the price-earnings multiples quoted in the Wall Street Journal on October 7, 1997 for Green Tree Financial Corp., Inc., FirstPlus Financial Group, Inc., and Contifinancial Corp., Inc. Each of these three companies conducts substantial operations in the sub-prime lending market and will compete directly with the Company.

THE FOREGOING DISCUSSION INCLUDES FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. FOR INFORMATION WITH RESPECT TO THE FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER FROM THOSE CONTEMPLATED BY SUCH FORWARD-LOOKING STATEMENTS, SEE "CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION."

Shareholders should note the existence of certain "cliff vesting" provisions associated with the proposed options. Under such provisions, the options may be exercised after September 30, 2006, irrespective of whether earnings' targets have been met. Although the dilution that could result from exercise of the Options through the cliff vesting provisions is detrimental to shareholders, the Company believes that the earnings requirements set forth in the 1997 Option Plan will promote an environment that will ultimately benefit all of the shareholders of the Company.

DILUTION

As of October 31, 1997, there were 2,762,115 shares of Common Stock issued and outstanding, of which approximately 16.5% were owned beneficially by Mr. DeRoeck and Mr. Thomajan, and approximately 2.3% of which were owned beneficially by the other directors of the Company and the other executive officers of the Company and its principal subsidiaries. See "Security Ownership of the Company."

If the shareholders of the Company approve and adopt the 1997 Option Plan, and if the 6,000,000 shares of Common Stock (the maximum number of shares issuable under the 1997 Option Plan, subject to the adjustments described therein) are issued under the 1997 Option Plan to the persons and in the amounts described herein (excluding any other shares of Common Stock that may be issued under the Company's other option plans or otherwise upon the determination of the Board of Directors), 8,762,115 shares of Common Stock will then be outstanding, of which approximately 39.4% will then be owned beneficially by Mr. DeRoeck and Mr. Thomajan, and approximately 33.8% of which will then be owned beneficially by the other directors of the Company and the other executive officers of the Company and its principal subsidiaries, or their respective permitted assigns. See "Security Ownership of the Company."

However, the Company will be required to have realized, over the four-year period that commenced on October 1, 1997 and ends on September 30, 2001, a minimum of $5 million in aggregate cumulative earnings in order for any shares to vest, and in order for the full 6,000,000 shares of Common Stock to be issued under the 1997 Option Plan, the Company will be required to have realized, over the foregoing four-year period, at least $60 million in aggregate cumulative earnings. In any case, all shares of Common Stock issuable under the 1997 Option Plan will vest at the end of nine years under the cliff vesting provisions of the plan. THE FOREGOING TABLE SET FORTH UNDER THE CAPTION "RECOMMENDATION OF THE BOARD OF DIRECTORS" REFLECTS POSSIBLE SHARE PRICE LEVELS THAT MAY RESULT IF THE EARNINGS TARGETS SET FORTH IN THE 1997 OPTION PLAN ARE MET. HOWEVER, NO ASSURANCES CAN BE GIVEN THAT THE COMPANY WILL ACHIEVE SUCH EARNINGS TARGETS OR THAT, EVEN IF THE COMPANY DOES ACHIEVE SUCH TARGETS, SHARE PRICES SIMILAR TO THOSE SET FORTH IN THE TABLE WILL BE REALIZED. See "Approval and Adoption of the 1997 Incentive and Performance Stock Option Plan."

The Company has reported losses from continuing operations for the last three fiscal years and for six of the last ten fiscal years. Moreover, viewed retrospectively and using the same definition of aggregate cumulative earnings as is employed in the 1997 Option Plan, the Company experienced an aggregate cumulative loss of $1.7 million during the three years ending with fiscal year 1996, and an aggregate cumulative loss of $__________ for the nine months ended September 30, 1997. More importantly, the Company realized only $3.8 million in aggregate cumulative earnings during the ten years ending with fiscal year 1996, an amount that would be insufficient to cause the vesting of any Options under the 1997 Option Plan, and the Company has not accumulated more than $60 million in aggregate cumulative earnings since the date it commenced business in 1958. See "The Company."

SPECIAL MEETING

The Special Meeting is scheduled to be held on December ___, 1997 at 10:00 a.m. local time, in the Boardroom of Texas Commerce Bank - Austin, 3rd Floor, Texas Commerce Bank Building, 700 Lavaca Street, Austin, Texas. The purpose of the Special Meeting is (i) to consider and vote on a proposal to approve and adopt the 1997 Option Plan, including the options awarded by the Compensation Committee of the Board of Directors thereunder; and (ii) to transact such other business that may properly come before the Special Meeting. The Board of Directors of the Company is not aware of any such other business.

The record date for the Special Meeting ("Record Date") is the close of business on October 31, 1997. As of the close of business on the Record Date, there were ____________________ shares of Common Stock outstanding and entitled to vote, held by _____ shareholders of record. Each holder of Common Stock on the Record Date is entitled to one vote per share held on all matters properly presented at the Special Meeting.

Approval and adoption of the 1997 Option Plan requires the approval of the holders of a majority of the shares present and entitled to vote on the matter at the Special Meeting, provided that the total votes cast on the matter represent over 50% of the Common Stock entitled to vote on the matter.

The Company has been advised by Walter A. DeRoeck, Chairman and Chief Executive Officer of the Company, and Robert Thomajan, President and Secretary of the Company, who together own beneficially approximately 16.5% of the shares of Common Stock issued and outstanding, that they intend to vote such shares in favor of the approval and adoption of the 1997 Option Plan. (See "Special Meeting of Shareholders" and "Possible Conflicts of Interest.")

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following selected consolidated financial data of the Company for each of the three fiscal years in the period ended December 31, 1996 have been derived from the Company's consolidated financial statements, which have been audited by Coopers & Lybrand, LLP, independent accountants, and are incorporated in this Proxy Statement by reference. The selected consolidated financial data of the Company for the six months ended June 30, 1997 and June 30, 1996 have been derived from the unaudited financial statements of the Company that have been incorporated in this Proxy Statement by reference and include all adjustments consisting of normal recurring items considered necessary by the Company's management for a fair presentation of the results for the entire fiscal year. The data has been restated to give effect to the disposition of Meyer Machine Company on September 19, 1997, as a discontinued operation. The data should be read in conjunction with the Company's consolidated financial statements, including the respective notes thereto, the unaudited pro forma condensed financial information and management's discussion and analysis of financial condition and results of operations incorporated by reference into this Proxy Statement. See "Available Information" and "Incorporation of Certain Information by Reference."

                                                                                            SIX MONTHS
                                                      YEARS ENDED DECEMBER 31,             ENDED JUNE 30,
                                                      ------------------------             --------------
                                                   1996         1995         1994         1997        1996
                                                   ----         ----         ----         ----        ----
                                                                                            (UNAUDITED)
                                                          (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Consolidated Statements of Operations Data:
     Revenues                                     8,475        9,291       10,798       4,661        5,650
     Operating loss                              (1,700)        (892)        (601)       (836)        (434)
     Net income (loss):
          From Continuing operations             (1,961)        (643)        (580)     (1,584)        (580)
          From discontinued operations              425          553          503         463          228
     Net income (loss) per share:
          From continuing operations              (0.71)       (0.23)       (0.21)       (0.57)      (0.21)
          From discontinued operations             0.15         0.20         0.18         0.16        0.08

                                                        AS OF DECEMBER 31,                 AS OF JUNE 30,
                                                        ------------------                 --------------
                                                   1996         1995         1994         1997        1996
                                                   ----         ----         ----         ----        ----
                                                                                            (UNAUDITED)
Consolidated Balance Sheet Data:
     Working capital                              7,879        9,544        8,853       6,596        9,218
      Total assets                               17,729       19,306       19,864      18,755       20,455
      Long-term obligations, less current
           maturities                             1,979        2,713        2,442       1,847        2,379
      Shareholders' equity                       11,524       12,950       13,096      10,382       12,622

                                  THE COMPANY

GENERAL

The Company, through its wholly-owned subsidiary, Allen-Lewis Manufacturing Company, designs and distributes an extensive line of souvenir, novelty and gift items to theme, national and state parks, souvenir, novelty, gift and airport shops, military bases, truck stops, casinos, zoos, discount and variety stores and other distributors.

In addition, until September 19, 1997, the Company also designed and manufactured, through its wholly-owned subsidiary, Meyer Machine Company ("Meyer Machine"), a proprietary line of specialized bulk material conveying and processing equipment and systems for the food, pharmaceutical and chemical industries.

On September 19, 1997, the Company sold all of the assets of Meyer Machine to Meyer Acquisition Corporation, Inc. ("Meyer Acquisition"), in consideration of the payment of $6 million in cash and the assumption by the purchaser of substantially all of the liabilities of Meyer Machine. Meyer Acquisition, the principal shareholder of which is Eugene Teeter, was formed in June 1997 for the purpose of acquiring the assets of Meyer Machine. Prior to the closing of the sale of assets, Mr. Teeter had served as the President of Meyer Machine.
As a result of the foregoing sale, on September 19, 1997, Mr. Teeter resigned as President of Meyer Machine and the Company discontinued operations as a designer and manufacturer of conveying and processing equipment and systems.

In October 1997, the Company, through three newly-formed subsidiaries, Paladin Financial, Inc. ("Paladin"), Barton Creek Capital Corporation ("Barton Creek") and Texas Capital Markets, Inc. ("Texas Capital"), commenced operations in the financial services industry. Paladin is primarily engaged in the origination, purchase and disposition of loans and the related real estate mortgages. Barton Creek was formed for the purpose of developing an external client base for which it will provide a broad range of merchant and investment banking services, including private placements, mergers and acquisitions, and other financial advisory services. It is also anticipated that Barton Creek will assist Paladin with the disposition of securities that will result from the securitization of Paladin's loan pools. Texas Capital was formed for the purpose of assisting Paladin with the development and implementation of loan products and programs, the negotiation and closing of bulk loan purchases, the development and implementation of various loan disposition strategies and the procurement of the various financing facilities necessary for the implementation of the loan programs to be undertaken by Paladin. The Company believes that the unique synergy among these subsidiaries will help provide a competitive advantage as the Company enters a new era of operations.

CONDENSED HISTORY OF THE COMPANY

The Company commenced business in 1958 under the name Texas Capital Corporation. Prior to 1980, the Company principally conducted business through four subsidiaries, which engaged in motor carrier operations, wholesale distribution, manufacturing, and venture capital services.

On December 31, 1980, the Company's largest subsidiary, Red Ball Motor Freight, Inc., merged with Spector Industries, Inc. to form the largest trucking company in the nation. Although the merger provided Spector Red Ball, Inc. with size and national reach, during 1981 and 1982 industry profits were severely impacted nationwide by high interest rates and increased competition resulting from the enactment of the Motor Carrier Act of 1980, which substantially deregulated the trucking industry. Consequently, on April 26, 1982, Spector Red Ball, which accounted for almost 75% of the Company's consolidated assets and 89% of the Company's consolidated revenue at the beginning of the year, filed for reorganization under federal bankruptcy laws. Provision for losses on the liquidation of Spector Red Ball totaled over $50 million in the Company's 1981 and 1982 Consolidated Statements of Operations.

In 1984, the Company reached agreements with Spector Red Ball creditors. Of the three remaining subsidiaries, Comfort Supply, Inc., which distributed a complete line of air conditioning and heating equipment, became the largest in terms of revenue, accounting for 84% of the Company's total consolidated revenue in 1984. In that same year, Comfort Supply reported a 15% decline in revenue and a 36% decline in operating income. The poor results at Comfort Supply continued and eventually resulted in its sale in 1992 to generate cash. In 1986, the Company discontinued its venture capital operations by shutting down Telecom Financial Group, Inc.

Following the 1992 sale of Comfort Supply, the Company owned two principal subsidiaries: Meyer Machine Company, which manufactured a proprietary line of specialized bulk material conveying equipment, and Allen-Lewis Manufacturing Company, which had been acquired in 1987 and operated as a manufacturer and wholesale distributor of an extensive line of souvenir, novelty and gift items. Total revenue from Allen-Lewis operations steadily decreased from $11.9 million in 1993 to $8.4 million in 1996 (a decline of 29%); its assets have decreased from $9.4 million in 1993 to $8.2 million in 1996 (a decline of 13%); and income/loss from continuing Allen-Lewis operations has declined from a before tax gain of $561,000 in 1993 to a loss of $1,006,000 in 1996. Allen-Lewis reported an operating loss of $__________ during the first nine months of 1997.

In October 1997, the Company commenced operations in the financial services industry.

ALLEN-LEWIS MANUFACTURING COMPANY

A. L. Investors, Inc., doing business as Allen-Lewis Manufacturing Company ("Allen-Lewis"), designs and distributes an extensive line of souvenir, novelty and gift items. In addition, Allen-Lewis designs and sells silk-screened soft goods such as T-shirts, sweatshirts and caps. Allen-

Lewis's product line is sold in the continental 48 states and Alaska, on a wholesale basis, to theme parks, national and state parks, souvenir shops, novelty shops, gift shops, airport shops, military bases, truck stops, zoos and discount and variety stores.

Allen-Lewis sells its products through direct efforts using the Company's field sales personnel and in-house sales force, through independently commissioned sales representatives who have assigned sales territories and by attendance at trade shows. The in-house sales personnel service and cultivate relationships with large customers and also serve the needs of customers reached by a catalog mailed annually.

The Allen-Lewis product line consists of approximately 8,000 different items. Product mix and product design change constantly according to market trends. Allen-Lewis's products are geared toward the travel, tourism, leisure and entertainment industries. Allen-Lewis's major merchandise categories are:

        Souvenirs:          Typically low cost/low priced items which are
                            imprinted or shielded with a design that has been tailored to denote a state, city, and/or attraction. Examples include: collectible spoons, plates, shot glasses, playing cards, key chains and mugs.

        Gifts: Low cost/low priced impulse items sold in conjunction with souvenirs. Examples include: small toys, beaded belts and jewelry, pens, pencils, jewelry, plastic and flocked animals, and money banks.

        Specialty and       Low cost "gag" or joke and specialty items.
        Novelty Items:      Examples include:  masks and jumbo cigars.

        Soft Goods:         Silk-screened products such as T-shirts,
                            sweatshirts, hats and caps that are imprinted with an artistic or souvenir design.

Most of the souvenir, gift and novelty inventory (other than soft goods) is purchased from suppliers in the Far East and is manufactured by companies with which Allen-Lewis has long-standing relationships. Due to minimum order quantity requirements of suppliers and the length of time required to receive inventory shipped from the Far East, Allen-Lewis maintains significant levels of certain stock inventory items. The minimum order quantity requirements and long lead times result in low inventory turns. Recently, Allen-Lewis has added new products to its line which are manufactured in the United States and has begun using suppliers located in the United States for certain products which heretofore were strictly imported. Most of Allen-Lewis's soft goods inventory is purchased from domestic textile mills and distributors of soft goods inventory.

Allen-Lewis experiences substantial competition in its markets. The company competes based on price, availability of inventory, product development (which includes development of new artwork), reliability of service, and extended payment terms offered to certain customers.

PALADIN FINANCIAL, INC.

General

Paladin Financial, Inc. ("Paladin"), a Texas corporation, was formed in 1997 to originate, purchase, sell and securitize loans and the related real estate mortgages. Paladin plans to initially concentrate its operations in what is traditionally known as the "sub-prime" lending market, later expanding to build a national consumer finance company.

The sub-prime lending business concentrates on borrowers who, typically, are not lending candidates for traditional "A" credit lenders such as banks. Paladin aims to initially finance Title I home improvement and manufactured home loans ("Title I Loans") and conventional consumer and home equity loans that may fund a variety of borrower needs ("Conventional Loans"). Cash used by Paladin to generate or purchase loans will be provided by lending institutions such as banks through warehouse lines of credit, and through the securitization
and sale of loans previously made or acquired by Paladin.   Title I Loans will
be sold to, or securitized through, the Federal National Mortgage Association ("FNMA"), secondary mortgage investors and other financial institutions. Paladin plans to initially sell Conventional Loans for cash on a servicing-released basis to secondary mortgage investors and other financial institutions. At first, Paladin intends to originate loans primarily through a national network of pre-qualified mortgage company correspondents ("Correspondents") and through pre-qualified home improvement and manufactured home dealers principally located in the Southwestern and Western regions of the United States ("Dealers").

Business Strategy

Paladin seeks to become a leading consumer finance company with particular emphasis on the home equity and home remodeling financing markets. Paladin's primary goal is to increase loan volume while maintaining credit quality. The company's strategies include: (i) offering new Conventional Loan products; (ii) expanding its network of Correspondents and Dealers; (iii) realizing operational efficiencies through economies of scale and utilization of current technology; and (iv) using sales to FNMA, conversion of loans by FNMA into mortgage backed securities ("FNMA MBS") and securitization of loans and FNMA MBS to sell higher volumes of loans on more favorable terms. Paladin also plans to purchase significant volumes of FNMA MBS in the secondary market. Upon attainment of a Federal Housing Authority ("FHA") Title One Contract of Insurance and approval by FNMA, Paladin will utilize the various FNMA loan purchase programs as a substantial part of its loan disposition strategy. Subject to the availability of additional capital resources, Paladin may begin selling Title I Loans, primarily manufactured home loans, through securitization by means of a company-sponsored Real Estate Mortgage Investment Conduit ("REMIC"). However, there is no assurance that these objectives will be achieved.

Loan Products

Paladin plans to originate and purchase Title I and Conventional Loans which are typically secured by a second mortgage lien on a one-to-four family residence. Paladin will occasionally originate and purchase unsecured Title I and Conventional Loans for its most creditworthy customers. Loans under Title I of the National Housing Act of 1934, administered by the U.S. Department of Housing and Urban Development ("HUD") are eligible to be insured by the FHA for 90% of the loan principal and certain other costs. Among other things, Title I provides a credit insurance program enabling homeowners to borrow 100% of home improvement costs and 95% of the costs of purchase of manufactured homes.
Title I Home Improvement Loans may be originated for up to $25,000 for a maximum term of 20 years on a single family unit. Typically, Title I Manufactured Home Loans may be originated for up to $64,800 for a maximum term of 20 years. In the case of Title I Home Improvement Loans the holder of a Title I loan has the risk of potential loss of up to ten percent of the principal balance plus certain expenses. In the case of a Title I Manufactured Home Loan the holder has the risk of potential loss of up to ten percent of the total loss on the loan. The FHA insures the remaining principal balance of each Title I Loan and certain other costs, provided the loan was originated within HUD guidelines and the holder of the loans has maintained a loss reserve account required to be established with HUD. Paladin's borrowers will typically be classified as "A" through "C" credits, many of whom typically have less access to alternative forms of financing due to unfavorable credit experience, insufficient home equity, limited credit history or high levels of debt service. Because of the perceived additional credit risk, these loans typically bear a higher interest rate than rates charged by financial institutions to consumers with better credit ratings, but may have lower monthly payments due to a longer term.

Loan Production

It is anticipated that Paladin will originate loans principally through: (i) a network of Correspondents; (ii) wholesale purchase transactions with large regional Correspondents; (iii) a network of Dealers; and (iv) direct mail or telephone solicitation of individual homeowners ("Direct Loans"). The process for loan originations through Correspondents and Dealers will follow agreed upon procedures which are common in the industry and comply with applicable regulatory guidelines.

In addition to origination of loans, Paladin anticipates it will initially purchase a significant volume of FNMA MBS in the secondary market. Paladin has entered into an agreement pursuant to which it will complete its first purchase of $50,000,000 of FNMA MBS. Paladin has a committed, short-term bank repurchase line of credit in place to finance this purchase. See "--Initial FNBA MBS Transaction."

It is anticipated that an integral part of Paladin's loan production strategy will be based on the proposed application of new computer capability and software technology to improve response time and service for loan customers. Paladin intends to phase out the traditional loan application and approval process in favor of a proprietary computerized method through utilization of the LendTech 2K loan approval and processing system. This method relies on sophisticated modeling software including artificial intelligence to provide real time credit evaluations and loan approvals through computer interfaces which can be accessed via the Internet by Correspondents and Dealers. The LendTech 2K system will provide, among other things, automated credit report inquiries, automated credit scoring, on-line underwriting and approval and real time access by Paladin's loan customers to the status of their loan applications and loans in process. Paladin expects that this technology will increase loan production efficiencies by minimizing manual processing of loan documentation, enhancing the quality of loan processing by reducing human error and facilitating loan administration and collections by providing easier access to loan information. The implementation of the LendTech 2K system is expected to be substantially completed prior to December 1997. (See "Certain Transactions - Software License Agreement.")

Presently Paladin does not have established networks of Correspondents and Dealers through which to originate loans. Although there can be no assurance that the company will be successful in establishing such relationships as a means of loan production, Paladin's staff has a number of years of experience in both the Title I and Conventional Loan business, with greater than 1,500 previous business relationships with established Dealers and Correspondents.

Loan and FNMA MBS Sales.

Paladin anticipates, upon approval by FNMA, that it will sell the majority of its Title I home improvement Loans either directly to FNMA or indirectly by converting the loans to FNMA MBS and then selling or securitizing the FNMA MBS. Under the FNMA MBS program, Title I home improvement Loans are delivered to FNMA and, utilizing the loans as collateral, converted by FNMA into mortgage backed securities. In return for payment of a guarantee fee, FNMA guarantees all principal and interest payments to the holder of the FNMA MBS. As a part of the transaction in which Title I home improvement loans are converted to FNMA MBS, the risk of loss on the 10% portion of loans not insured by FHA is assumed by FNMA, thereby greatly reducing Paladin's exposure to credit risk. Although there is an established secondary cash market for the resale of FNMA MBS, Paladin anticipates utilizing the FNMA MBS it acquires as collateral for a re-securitization where it would sell to institutional investors senior participation certificates in pools of FNMA MBS at par and retain an interest-only strip in the future cash flow for the life of the underlying FNMA MBS. Paladin anticipates that it will initially sell its Conventional and Title I manufactured home Loans on a pre-committed, servicing-released basis to institutional investors for cash, thereby passing future credit risk to the purchasers of the loans.

Loan Servicing

Upon approval by FNMA as a seller/servicer of Title I home improvement Loans, Paladin will be required to act as servicer of record for all loans sold to and MBS created by FNMA. Paladin anticipates that it will utilize a third- party subservicer, as allowed by FNMA, to perform the actual servicing and collection function on loans for which it is the record servicer. As to all other types of loans purchased or originated, Paladin anticipates that for the foreseeable future it will sell such loans to third parties on a servicing released basis where the obligation for loan servicing will be transferred to the purchaser of the loans.

Markets

The principal market for Paladin is the large and highly fragmented home remodeling and home equity lending markets. According to the National Association of Home Builders, the home remodeling industry is expected to grow from an estimated $121 billion is 1994 to approximately $181 billion in the year 2000. Total loans financed under Title I aggregated approximately $1.5 billion in the last HUD fiscal year. The number of people choosing to purchase existing rather than new homes directly affects the home improvement market. Currently, in excess of 80% of home purchases nationally are of existing homes. This trend, together with the overall aging of the national housing stock, among other factors, has contributed to substantial growth in the home improvement lending market in recent years.

Competition

Paladin will compete with numerous well-known and established companies in the finance markets with greater resources, more established loan production and marketing staffs and better access to capital markets. However, by focusing primarily on home improvement and home equity loans to individuals who cannot qualify for traditional financing, Paladin believes it will be able to gain a competitive position in the market place. Competition for correspondents is primarily a function of price, available products and service. Paladin believes it will be able to expand its Correspondent loan business by increasing the number of correspondent lenders through the automated loan processing, documentation and on-line access provided by the LendTech 2K system.

Regulation

All aspects of the operation of Paladin are subject to government regulation, supervision and licensing, including without limitation, loan origination, credit activity, interest rates and finance charges, disclosure to customers, the terms of secured transactions and the collection and handling of defaulted loans. Paladin will apply for a contract of insurance for property improvement and manufactured home loans issued by HUD which, if approved, will qualify it for the origination and purchase of Title I Loans. In addition, each Correspondent and Dealer established by Paladin must be sponsored by Paladin and approved by HUD in connection with Title I Loans. Paladin is required to be qualified and licensed to conduct its loan activities in each state in which its activities are conducted. Legislation affecting Paladin's operations includes, but is not limited to, the Truth in Lending Act, the Real Estate Settlement Procedures Act, the Equal Credit Opportunity Act, the Home Mortgage Disclosure Act, the Fair Credit Reporting Act and the Fair Debt Collection Act.

All of the laws and regulations applicable to Paladin are subject to frequent amendment and change. See "Cautionary Statement Concerning Forward Looking Information." There can be no assurance that these laws, rules and regulations will not be amended and changed, or other laws, rules and regulations will not be adopted in the future in a form that could make compliance much more difficult or expensive, restrict Paladin's ability to originate, broker, purchase or sell loans, further limit or restrict the amount of commissions, interest or other charges earned on loans originated, brokered, purchased or sold by Paladin, or otherwise affect the business or prospects of Paladin. In particular, the ability of Paladin to participate in Title I Loans is dependent on approval of Paladin by HUD and the continuation of the Title I program in substantially its present form. Should the Title I program be suspended, discontinued or substantially altered as a result of cost cutting or other efforts by the Congress of the United States, the ability of Paladin to participate in Title I Loans could be substantially and adversely affected.

Initial FNBA MBS Transaction

Paladin has agreed to purchase up to $50,000,000 face amount of FNMA MBSs from a Houston, Texas-based bank ("Bank"). Paladin has been advised that, as of October 1, 1997, the Bank had purchased approximately $13,440,000 face amount of FNMA MBSs and it is anticipated that, prior to November 20, 1997, the Bank will have purchased an additional $36,000,000 of FNMA MBSs from the same source. All payments of principal and interest on the FNMA MBSs are guaranteed by FNMA. Under its agreement with the Bank, Paladin has the obligation to purchase from the Bank, on or before December 18, 1997, all FNMA MBSs purchased by the Bank in this transaction, up to a maximum of $50,000,000 face amount. When the Bank calls upon Paladin to purchase the FNMA MBSs, Paladin intends to finance the purchase in substantial part through the creation of a grantor trust to which Paladin will assign the right to purchase the FNMA MBSs, and which will sell undivided interests in the trust to "qualified institutional buyers" under Rule 144A promulgated under the Securities Act of 1933, as amended. Following the re-securitization of the MBSs through the trust, the proceeds from the sale of the trust interests will be used by the trust to pay a portion of the purchase price from the Bank. The remaining financing required to pay the Bank will come from a $5,000,000 line of credit that Paladin has established with the Bank and which will be collateralized by Paladin's pledge of the "interest-only strip" retained by Paladin in the re-securitization. The Company has guaranteed the Bank against any loss on the sale of the FNMA MBSs.

As a part of the re-securitization, Paladin will retain an interest-only strip representing the difference between the weighted average pass through interest rate on the FNMA MBSs in the trust and the interest rate on the trust interest sold to the "qualified institutional buyers" and expenses of the trust. This interest-only strip entitles Paladin to receive the excess interest spread for the life of the underlying pool of FNMA MBSs. The gain to Paladin will generally be equal to the difference between the present fair market value of the retained interest-only strip, less the premium above face amount paid by the Bank for the FNMA MBSs and any costs of the re-securitization. Assuming continuation of current financial market conditions and assuming that the additional $36,000,000 of FNMA MBSs to be purchased by the Bank retain the same interest pass through and maturity characteristics as the initial $13,440,000, it is projected that Paladin will, upon re-securitization, record a gain on the sale of at least $1,000,000 from this transaction. However, the value of and market for the interest-only strip is dependent on a number of factors, including general economic conditions, interest rates and various regulations. Adverse economic conditions, including a significant increase in interest rates above current levels, may significantly reduce the value of Paladin's retained interest-only strip.

In the event that Paladin is unsuccessful in concluding a re-securitization prior to December 18, 1997, Paladin anticipates negotiating, on behalf of the Bank, a sale of the FNMA MBSs in the open market for cash. Although initial purchases of FNMA MBSs have been at prices below current market, there can be no assurance that adverse conditions in the future will not result in a reduction in market prices. In the event that the FNMA MBSs are ultimately sold by the Bank, either with or without Paladin's assistance, at an amount below the loan amount, plus accrued and unpaid interest, the Company and Paladin will be obligated to reimburse the Bank for any loss on such sale.

BARTON CREEK CAPITAL CORPORATION

Barton Creek Capital Corporation ("Barton Creek"), a Texas corporation, was formed for the purpose of developing an external client base for which it will provide a broad range of merchant and investment banking services, including private placements, mergers and acquisitions, and other financial advisory services. Barton Creek will specialize in providing public, private, bridge and mezzanine financing for emerging small-cap, growth-oriented public and private companies in Texas and the Southwest. Such companies typically do not have sufficient bank borrowing capacity to support attractive acquisitions and growth opportunities, may not desire to issue common stock, and are frequently undervalued due to a lack of broad ownership, a developed base of retail and institutional accounts or research sponsorship.

Barton Creek will also assist Paladin with the disposition of securities which result from securitization of Paladin's loan pools. In this regard, Barton Creek will act as a broker in the sale of MBSs created through Paladin's operations.

Barton Creek is currently seeking a Broker/Dealer License from the National Association of Securities Dealers and will provide a critical resource to Paladin by way of its registration with and authorization by regulatory bodies which may control the registration and/or sale of securities. In addition, Barton Creek contributes essential and broad knowledge of the contemplated security sales through an experienced group of former investment bankers, former bank executives and Certified Public Accountants. The company has strong ties to an established network of financial institutions, hedge funds and high net worth individuals, and these relationships should greatly enhance Paladin's ability to profitably place securities created through its operations.

Barton Creek's management has established a proven record of helping both existing and emerging public and private companies, and has worked to develop, structure and place a variety of asset-backed securitizations and other innovative products. The company's management has expertise in the following areas: (i) government and agency bonds, (ii) mortgage backed securities, (iii) collateralized mortgage operations, (iv) municipal bonds, (v) corporate bonds,
(vi) high yield corporate bonds, (vii) distressed securities/special situations, (viii) asset-backed securities, and (ix) bank debt.

TEXAS CAPITAL MARKETS, INC.

Texas Capital Markets, Inc. ("Texas Capital"), a Texas corporation, was formed for the purpose of assisting Paladin with the development and implementation of loan products and programs, the negotiation and closing of bulk loan purchases, the development and implementation of various loan disposition strategies and the procurement of various financing facilities necessary for the implementation of the loan programs to be undertaken by Paladin. In this respect, Texas Capital negotiated the initial bulk purchase of FNMA MBSs on behalf of Paladin. (See "--Initial FNBA MBS Transaction.") Moreover, it is anticipated that Texas Capital will continue to be primarily responsible for the negotiation and closing of most secondary market FNMA MBSs and bulk loan purchases. Texas Capital has developed the re-securitization model to be utilized in the disposition of FNMA MBS, and on an ongoing basis Texas Capital will, as necessary, modify and adapt this securitization model as market conditions change. It is anticipated that Texas Capital will develop, and assist Paladin in the implementation of, all future loan disposition structures, including: (i) locating and negotiating agreements with third party purchasers of whole loans; (ii) developing the economic models and financial structures for future loan securitizations; and (iii) negotiating with rating agencies, insurers, investment bankers and third party investors in future loan securitizations. Texas Capital will also provide ongoing consultation relative to development of new loan products and long-term capital market strategy.

Texas Capital has developed a Title I manufactured home loan origination program that will be implemented by Paladin. This program is centered around the refinancing of loans of existing manufactured homeowners. Paladin and its affiliates would negotiate discounts from the face amount of the homeowners' existing loans. Paladin would then, utilizing Title I manufactured home loans, refinance at face amount the existing homeowners' loans, thereby realizing a cash discount from the refinance proceeds. Through this program it is anticipated that the Company may generate cash profits to mitigate liquidity demands resulting from FNMA MBS resecuritization.

It is also anticipated that Texas Capital will be integrally involved in the process of locating, negotiating and closing the various financing facilities required to implement origination and sale of Paladin's current and future loan products. The employees of Texas Capital have experience in the financial markets (and the Title I market in particular) in arranging financing for loan warehouse financing, FNMA MBS repurchase financing, and financing of derivative financial instruments such as interest-only strips.

Texas Capital anticipates the near-term development, on behalf of Paladin, of a conduit facility, similar to a real estate mortgage investment conduit, to facilitate the securitization of Title I home improvement loans on behalf of third party loan originators. Under this arrangement, Paladin would purchase Title I loans at below current market cash prices in return for allowing the loan originators to participate in the interest-only strip ultimately created from the securitization process. Paladin would then convert the Title I loans to FNMA MBSs, and Texas Capital would then structure and close the resecuritization of the FNMA MBSs. The interest-only strip created from this transaction would then be allocated between Paladin and the loan originator on a contractual basis negotiated between Paladin and the originator. Based on the desire of many third party originators to increase their profit through participation in the "back side" of loan sales, Texas Capital anticipates that this program will provide substantial, incremental Title I loan volume, at significantly lower cash premiums.

PROPERTIES

The Company maintains its principal executive offices in approximately 2,800 square feet of leased office space at 816 Congress Avenue, Suite 1250, Austin, Texas 78701. This space consists of executive offices and is not suitable for the combined business operations of the Company and its new subsidiaries.

Allen-Lewis owns two buildings in Denver, Colorado, aggregating 61,000 square feet. These facilities are for general office, showroom, warehousing, and the silk-screening operations. Both of Allen-Lewis's buildings are pledged as collateral for notes payable. From time-to-time, Allen-Lewis also leases temporary warehouse space in Denver, Colorado, to accommodate inventory levels in excess of what can be stored in the company's warehouse. In addition, Allen-Lewis leases 1,500 square feet in Orlando, Florida, that serves as both an office and warehouse for the company's Florida sales territory.

At the present time, the business activities of Paladin, Barton Creek and Texas Capital are conducted from two separate offices in Austin, Texas, consisting of approximately 2,000 total square feet, which have been leased on a short-term basis by the Company. The Company has recently leased approximately 14,000 square feet of additional space in an office building in Austin, Texas, with initial occupancy set for December 1, 1997, in order to support the combined business operations of the Company, Paladin, Barton Creek and Texas Capital.

EMPLOYEES

At October ___, 1997, the Company and its subsidiaries employed a total of approximately 80 persons.

                       APPROVAL AND ADOPTION OF THE 1997
                  INCENTIVE AND PERFORMANCE STOCK OPTION PLAN

DESCRIPTION OF THE 1997 OPTION PLAN

The Board of Directors of the Company believes that the grant of certain stock options is an essential factor in the Company's ability to attract and retain experienced and competent employees and to provide an incentive for them to exert their best efforts on behalf of the Company. The Board of Directors has adopted and approved the TCC Industries, Inc. 1997 Incentive and Performance Stock Option Plan, dated September 3, 1997 ("1997 Option Plan"), and reserved 6,000,000 shares of Common Stock for the grant of stock options ("Options") to employees of the Company and its subsidiaries ("Optionees") on or after September 3, 1997. The Compensation Committee of the Board of Directors awarded all of the Options under the 1997 Option Plan on September 3, 1997, subject to the approval and adoption of the 1997 Option Plan and the Options awarded thereunder by the shareholders of the Company. These grants are made under separate agreements between the Company and each Optionee ("Option Grants"). The Company has made use of stock options and bonuses in the past as incentives for pay-for-performance awards.

Certain provisions of the 1997 Option Plan are summarized below. The complete text of the 1997 Option Plan is attached as Appendix A. Representative copies of the Performance Stock Option Grant, for use with Nonstatutory Stock Options, and the Incentive Stock Option Grant, for use with Incentive Stock Options, are attached as Appendixes B and C, respectively.

ELIGIBILITY AND OPTION GRANTS

The Option Grants for the Optionees set out the maximum number of shares of Common Stock which each Optionee may acquire (the "Optioned Shares"). The following persons, who are employees and officers of the Company and its subsidiaries, have been granted Options under the 1997 Option Plan in the Optioned Shares as set forth below:

                           1997 OPTION PLAN BENEFITS

                      Name and Position at the                       Number of
                      Company and Subsidiaries                    Optioned Shares
                      ------------------------                    ---------------
         Walter A. DeRoeck                                           1,500,000
              Director, Chairman and  Chief
              Executive Officer, TCC Industries, Inc.;
              Chairman, President and Chief Executive
              officer, Paladin Financial, Inc.

                      Name and Position at the                       Number of
                      Company and Subsidiaries                    Optioned Shares
                      ------------------------                    ---------------
         Robert Thomajan                                             1,500,000
              Director, President and Secretary, TCC
              Industries, Inc.

         Richard F. Watkins                                          1,615,000
              Chairman, President and Chief Executive
              Officer, Texas Capital Markets, Inc.

         Robert L. Riviere                                            700,000
              Chairman and Chief Executive Officer, Barton
              Creek Capital Corporation

         Gregory J. Figaro                                            150,000
              President, Chief Operating Officer and
              Assistant Secretary, Barton Creek
              Capital Corporation

         John R. Slais                                                150,000
              Executive Vice President, Chief
              Financial Officer and Secretary,
              Barton Creek Capital Corporation

         Jorge Sauri                                                  100,000
              Executive Vice President, Paladin
              Financial, Inc.

         Charles R. Peissel                                           70,000
              Executive Vice President and Chief
              Financial Officer, Paladin Financial, Inc.

         Patrick M. Kelly                                             70,000
              Senior Vice President-Capital
              Markets, Texas Capital Markets, Inc.

         Wayne A. Pike                                                30,000
              Senior Vice President-Controller,
              Paladin Financial, Inc.

         Patricia Ann Dickerson                                       30,000
              Vice President, Paladin Financial, Inc.

         Rudy Cisneros                                                20,000
              Vice President, Paladin Financial, Inc.

                      Name and Position at the                       Number of
                      Company and Subsidiaries                    Optioned Shares
                      ------------------------                    ---------------
         Kay Overcash                                                 20,000
              Vice President, Paladin Financial, Inc.

         Craig Wittler                                                20,000
              Vice President, Paladin Financial, Inc.

         James M. Jorgenson                                           15,000
              Vice President, Paladin Financial, Inc.

         Mona Heckler                                                 5,000
              Assistant Vice President, Paladin
              Financial, Inc.

         Walter Brian DeRoeck                                         5,000
              Assistant Vice President, Texas
              Capital Markets, Inc.

                                                    Total           6,000,000

ADMINISTRATION

The 1997 Option Plan will be administered by the Compensation Committee ("Committee") of the Board of Directors. The Committee may promulgate rules and regulations for the operation of the 1997 Option Plan and will generally supervise the administration of the 1997 Option Plan. Subject to certain limitations, the Board of Directors, in its discretion, may also modify or amend the 1997 Option Plan without shareholder approval. See "--Amendment."

TERM OF PLAN

The 1997 Option Plan will continue in effect for a term of ten years unless the term is amended by the Board of Directors in accordance with the terms of the 1997 Option Plan.

STOCK OPTIONS

Two types of stock options have been issued under the terms of the 1997 Option Plan. The Committee has determined that the persons to whom Options are granted and the number of shares to be covered by each Option shall be as identified to the Committee by the management of the Company, Barton Creek, Paladin and Texas Capital. In adopting the 1997 Option Plan and the related Option Grants, the Board of Directors and the Committee have set the term of each Option, the method of determining the Option Price, the times at which Options may be exercised and whether the Option is an Incentive Stock Option (collectively and individually an "ISO") or a Nonstatutory Stock Option (collectively and individually a "NSO"). The 1997 Option Plan provides that during the term of the plan no Optionee may receive Options to acquire more than 1,800,000 shares of Common Stock.

OPTION PRICE

The price for which the Optioned Shares may be purchased upon exercise of an Option (the "Option Price") will be equal to the greater of the fair market value of the Common Stock on the date the 1997 Option Plan and Option Grants are approved by the shareholders of the Company, or 130% of the fair market value of the Common Stock on the date of the Option Grants, $3.04 per share. In setting the Option Price, the Committee will determine the fair market value of the Common Stock based on the average value of a share of the Common Stock for the ten trading days immediately preceding the shareholders' vote, using the reported closing price of the Common Stock as reported by the New York Stock Exchange. The Committee used the same method in determining the fair market value of the Common Stock on the date of the Option Grants.

INCENTIVE STOCK OPTIONS

An ISO is intended to meet all of the requirements of an Incentive Stock Option as defined in Section 422 of the Internal Revenue Code ("Code"). If the Option is an ISO, the Option Price will not be less than the fair market value of the Common Stock on the date of grant. More restrictive provisions apply to ISOs granted to persons who at the time of the grant own Common Stock representing more than ten percent of the combined voting power of the voting securities of Company. Currently, no ISO will be held by any such person. The 1997 Option Plan permits the grant of ISOs to each Optionee under the 1997 Option Plan which will result in Common Stock having an aggregate fair market value of up to $100,000 exercisable in any one calendar year based on the fair market value on the grant date of the Options. The term of each ISO is ten years. In no event will any ISO be transferable during the lifetime of the Optionee. The Option Price for shares purchased pursuant to the exercise of ISOs must be paid in cash or in shares of Common Stock valued at fair market value.

No ISO has been granted to an employee which, when aggregated with all other ISOs granted to such employee, will result in shares of Common Stock having an aggregate fair market value (determined for each share as of the date of grant of the Option covering such shares) in excess of $100,000 becoming first available for purchase upon exercise during any calendar year.

NONSTATUTORY STOCK OPTIONS

NSOs will be issued to employees of the Company and its subsidiaries. The Option Price of each NSO will be the greater of 100% of the fair market value of the Common Stock on the date the 1997 Option Plan and Option Grants are approved by the shareholders, or 130% of such value on the date of the Option Grants, $3.04 per share. The term of each NSO is ten years.

Options will continue in effect for the period fixed under each Option Grant. Options will be exercisable in accordance with the terms of an Option Grant and, with several exceptions, will not be nontransferable except on the death of an Optionee or with the consent of the Committee.

In addition to rights to transfer the Option by will or the laws of descent and distribution at death, the Optionee may transfer an NSO to a trust for the benefit of the Optionee and his or her family, to a partnership established for the benefit of the Optionee and his or her family or to a charitable foundation established by the Optionee. No other transfers of an NSO are permitted. Options may be exercised only while an Optionee is employed by, or providing services to, the Company or a subsidiary or within three months following termination of employment for any reason.

The Option Price for shares purchased pursuant to the exercise of NSOs must be paid in cash, by cashless exercise of vested Options or in shares of Common Stock valued at fair market value. Upon the exercise of an Option, the number of shares subject to the Option and the number of shares available under the 1997 Option Plan will be reduced by the number of shares with respect to which the Option is exercised, less any shares surrendered in payment.

VESTING OF STOCK OPTIONS

The Options will vest on a quarterly basis over the four-year period beginning on October 1, 1997, vesting ratably until September 30, 2001. In the event the Optionee's employment by the Company and subsidiaries is terminated prior to expiration of the vesting period for any reason, the maximum number of Option shares available to such Optionee shall be that portion of the Options equal to the number of complete quarters of service over the four year period divided by sixteen. In the event the employment of the Optionee is terminated for certain causes as defined under the Optionee's Employment Agreement, no Options will vest and any shares acquired under the Option may be reacquired by the Company at the Option Price.

In addition to the four-year vesting period, the Option Grants require the Company to achieve certain performance standards prior to being exercisable. Except in the event of cliff vesting (discussed below), the Option Grants require that the Company must have achieved certain aggregate cumulative earnings, net of losses, if any, determined under generally accepted accounting principals ("GAAP") as reported at the end of each calendar quarter by the Company during the four-year period ending September 30, 2001. For purposes of determining aggregate cumulative earnings under the Option Grants, no compensation expense in connection with the grant or exercise of the Options will be recognized. The total number of Optioned Shares become exercisable ratably according to the following schedule:

              ============================================================================================
                           Aggregate Cumulative Earnings                   Number of Shares Exercisable
                              Realized by the Company                         Under the Option Grants
              --------------------------------------------------------------------------------------------
              At least $5,000,000 but less than $10,000,000                     500,000 to 999,999

              At least $10,000,000 but less than $15,000,000                  1,000,000 to 1,499,999

              At least $15,000,000 but less than $20,000,000                  1,500,000 to 1,999,999

              ============================================================================================
                           Aggregate Cumulative Earnings                   Number of Shares Exercisable
                              Realized by the Company                         Under the Option Grants
              --------------------------------------------------------------------------------------------
              At least $20,000,000 but less than $25,000,000                  2,000,000 to 2,499,999

              At least $25,000,000 but less than $30,000,000                  2,500,000 to 2,999,999

              At least $30,000,000 but less than $35,000,000                  3,000,000 to 3,499,999

              At least $35,000,000 but less than $40,000,000                  3,500,000 to 3,999,999

              At least $40,000,000 but less than $45,000,000                  4,000,000 to 4,499,999

              At least $45,000,000 but less than $50,000,000                  4,500,000 to 4,999,999

              At least $50,000,000 but less than $55,000,000                  5,000,000 to 5,499,999

              At least $55,000,000 but less than $60,000,000                  5,500,000 to 5,999,999

              $60,000,000 or more                                                    6,000,000
              ============================================================================================

A determination of aggregate cumulative earnings, net of any losses, will be made on September 30, 2001. In the event, as a result of Company losses, the Optionee acquired shares of Common Stock under the Option in excess of the number of shares which would then be available for exercise based upon the then aggregate cumulative earnings, the excess shares of Common Stock (the "Earnings Adjusted Shares") may be repurchased by the Company at the Option Price. Earnings Adjusted Shares would result if an Optionee exercised Options based on earnings and the Company thereafter incurred losses prior to the end of the four-year period. In that event, the Company would have the opportunity to reacquire the shares in excess of those exercisable on September 30, 2001.

Notwithstanding the performance standards described above, all Options will vest and become exercisable in full nine years after the grant of the Options, or September 30, 2006.

The Option Price shall be equal to the greater of 130% of the fair market value of the Common Stock on the date of the Option Grants, $3.04 per share, or the fair market value of the Common Stock on the date of the shareholders' votes on the 1997 Option Plan based upon the average value of a share of the Common Stock for the ten trading days immediately preceding the shareholders' vote and based upon the reported closing price of the Common Stock as reported by the New York Stock Exchange. Except with regard to the cashless exercise of Options and the use of Common Stock at fair market value described below, consideration for Options shall be paid in cash. In addition, to the extent an Option exercise results in taxable income to the Optionee and the Optionee is an employee of the Company, the Company will require that the Optionee pay an amount to the Company necessary to satisfy the Company's withholding obligations under applicable federal and state tax laws.

RESTRICTED STOCK

The Options become exercisable upon the achievement of certain performance standards stated in terms of the Company's aggregate cumulative earnings. Notwithstanding an Optionee's ability to exercise some or all of the Option on that basis, the Option Grants require the Optionee to continue service as an employee for a period of four years beginning October 1, 1997. In the event the Optionee's employment is terminated prior to October 1, 2001, or Company losses result in Earnings Adjusted Shares, the shares acquired prior to that time are subject to divestiture at the option of the Company. The Company at its option may acquire the unvested portion of the shares from the Optionee at the Option Price paid in exercising the Option. The restrictions on these shares lapse at the rate of 25% per year during the four year vesting period. These restrictions will be removed and no longer apply to any shares of Common Stock which are registered by the Optionee under the "Registration Rights" provisions in the Option Grants described below.

REGISTRATION RIGHTS

Under the Option Grants, the Optionees are granted certain registration rights commonly referred to as "piggyback rights." These provisions allow the Optionee to register the Common Stock acquired at the exercise of the Option under certain circumstances for offer and sale in accordance with applicable federal and state securities laws. In general, the Company must offer to the Optionee which has acquired shares under the exercise of the Option the right to register those shares in the event the Company files a registration statement with the Securities and Exchange Commission for the registration of Common Stock during the term of the Option. The Company's obligation under such circumstances is generally limited to using its best efforts for such registration and the rights of the Optionee under such circumstances are subject to terms and conditions ordinarily found in such arrangements.

SHAREHOLDER APPROVAL OF PLAN

The 1997 Option Plan and the Options awarded thereunder are subject to approval and adoption by the shareholders of the Company. See "Special Meeting of Shareholders."

CONVERSION OF INCENTIVE STOCK OPTION

In the event for any reason an ISO is not qualified as such under the Code, the ISO will be converted to a NSO and as such will be subject to the provisions of the 1997 Option Plan applicable to NSOs. Moreover, the Board of Directors, in its discretion, may amend or modify the terms of any Option Grant necessary to treat such an Option as a NSO.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER

The number of shares of Common Stock covered by each outstanding Option, the number of shares of Common Stock which have been authorized for issuance under the 1997 Option Plan but as to which no Options have been granted, and the Option Price will be proportionately adjusted for any increase or decrease in the number of issued shares of Common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company.

CASHLESS EXERCISE AND PAYMENT WITH SHARES

At the option of the Optionee, as consideration for the payment for an NSO, the Optionee may from time to time convert a portion of the Option which is vested and exercisable as consideration for Options which are then vested and exercisable. The Optionee may cancel a portion of the Option for a value equal to the amount by which the fair market value of the shares exceed the shares' Option Price ("Option Value"). This Option Value may be employed as payment under the Option Grant. This cashless exercise right may result in the issuance of additional shares of Common Stock without the receipt of cash from the Optionee with the cancellation of Optioned Shares forfeited as payment for the shares issued.

In addition, Option Grants for ISOs and NSOs provide that the Optionee may pay for the exercise of the Option with the transfer by the Optionee of Common Stock. The fair market value of the Common Stock so transferred will be treated as consideration paid for the Optioned Shares being acquired. These cashless exercise rights may be denied by the Company if it determines that the exercise of the rights would have a material adverse effect on the Company's financial condition or financial statements.

PERFORMANCE-BASED AWARDS

The 1997 Option Plan provides that the option Grants are designed to qualify under Section 162(m) of the Code as performance-based compensation. The Committee has designated the Option Grants as performance-based awards. The awards will be earned if the performance goals established by the Committee and set out in the Option Grants for the period covered by the award are met and the employee satisfies any other requirements and restrictions established by the Committee. The performance goals are expressed in the Option Grants as a targeted level of performance with respect to the objective measure of accumulated net income of the Company.

TAX CONSEQUENCES

Certain Options authorized to be granted under the Plan to employees of the Company and its subsidiaries are intended to qualify as ISOs for federal income tax purposes. Under federal income tax law currently in effect, the Optionee will recognize no income upon grant or exercise of the ISO. If an employee exercises an ISO and does not dispose of any of the Optioned Shares within two years following the date of grant and within one year following the date of exercise, then the gain will be realized upon subsequent disposition of the shares. If an employee disposes of shares acquired upon exercise of an ISO before the expiration of either the one-year holding period or the two-year waiting period, any amount realized will be taxable for federal income tax purposes in the year of such disqualifying disposition to the extent that the lesser of the fair market value of the shares on the exercise date or the fair market value of the shares on the date of disposition exceeds the exercise price. The Company will not be allowed any deduction for federal income tax purposes at either the time of the grant or exercise of an ISO. Subject to
Section 162(m) of the Code (as described below), upon any disqualifying disposition by an employee, the Company will be entitled to a deduction to the extent the employee realizes income.

The maximum aggregate fair market value of ISO stock available for exercise in any year by any Optionee is $100,000, determined on the date the Option is granted. Because the Options granted under the 1997 Option Plan have been granted in 1997, each Optionee will receive a maximum number of ISOs equal to $100,000 divided by the Option Price of the Options. As a result of this limitation, many of the Optionees will receive a small number of ISOs and a larger proportion of NSOs.

Certain Options authorized to be granted under the 1997 Option Plan will be treated as NSOs for federal income tax purposes. Under federal income tax law presently in effect, no income is realized by the grantee of an NSO pursuant to the 1997 Option Plan until the Option is exercised. At the time of exercise of an NSO, the Optionee will realize income, and, subject to Section 162(m) of the Code, the Company will be entitled to a deduction, in the amount by which the market value of the shares subject to the Option at the time of exercise exceeds the Option Price. Upon the sale of shares acquired upon exercise of an NSO, the excess of the amount realized from the sale over the market value of the shares on the date of exercise will be taxable.

A participant who receives stock in connection with the performance of services through the exercise of an Option or otherwise will generally realize taxable income at the time of receipt unless the shares are substantially nonvested for purposes of Section 83 of the Code. Absent an election under Section 83(b), an employee who receives substantially nonvested stock in connection with performance of services will realize taxable income in each year in which a portion of the shares substantially vest. This may occur in the event an Optionee exercises an Option prior to the Option fully vesting based on the Optionee's employment. In that event, the

Optionee would hold Common Stock which would be substantially nonvested. The Company will be entitled to a tax deduction in the amount includable as income by the participant at the same time or times as the employee recognizes income with respect to the shares.

Section 162(m) of the Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1,000,000 in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers who are employed by the corporation on the last day of the taxable year, but does allow a deduction for "performance-based compensation" the material terms of which are disclosed to and approved by stockholders. The Company has structured and intends to implement the 1997 Option Plan so that compensation resulting therefrom would be qualified "performance-based compensation." To allow the Company to qualify such compensation, the Company is seeking stockholder approval of the 1997 Option Plan and the material terms of the grants under the 1997 Option Plan.

AMENDMENT

The 1997 Option Plan may be amended by the Board of Directors of the Company at any time, except that no amendment affecting ISOs may be made without the approval of the holders of a majority of the shares of Common Stock issued and outstanding if it materially increases the benefits accruing to optionees, increases the number of shares which may be issued thereunder, or changes the requirements as to eligibility for ISOs.

                    RECOMMENDATION OF THE BOARD OF DIRECTORS

After careful consideration, the Board of Directors has determined that the 1997 Option Plan is in the best interests of the shareholders of the Company. Accordingly, the Board recommends approval of the 1997 Option Plan.

Prior to 1982, the Company principally conducted business through four subsidiaries, which engaged in motor carrier operations, wholesale distribution, manufacturing, and venture capital services. Commencing in April 1982, when the Company's largest subsidiary filed for protection under federal bankruptcy laws, and continuing through September 1997, when the Company sold the assets of Meyer Machine Company, the Company has experienced an irregular but principally deteriorating financial condition. As a result, in September 1997 the Company was left with a single line of business -- the manufacturing of a line of souvenir, novelty and gift items - that has experienced a 29% decrease in total revenue over the last three years and an operating loss of $__________ during the first nine months of 1997.

In September 1997, the Board of Directors of the Company authorized management of the Company to commence operations in the financial services industry through new subsidiaries which are expected to engage in the origination, purchase, and disposition of loans and the offering of investment banking services.

In the view of management of the Company, the large and highly fragmented home remodeling and home equity lending markets provide an excellent opportunity for the Company to expand its revenue base. According to the National Association of Home Builders, the home remodeling industry in the United States is expected to grow from an estimated $121 billion in 1994 to approximately $181 billion in the year 2000.

Total home improvement loans financed under the FHA Title I program aggregated approximately $1.5 billion in the last HUD fiscal year. Currently in excess of 80% of home purchases nationally are of existing homes. This trend, together with the overall aging of the national housing stock, among other factors, has contributed to substantial growth in the home improvement lending market in recent years.

Although barriers to entry exist, the Company believes that its management team and financial accounting and tax positions create a considerable opportunity to prosper in this growing industry. Companies in the mortgage lending industry that choose to dispose of loan acquisitions through "securitization" may incur taxable income in excess of cash flow from earnings. In addition, income from lending operations is spread over the life of the loans acquired. Initial cash outflows to acquire new loans, periodic, time-driven cash inflows, and the creation of taxable income may combine to cause operating capital deficiencies. The Company's Net Operating Loss ("NOL") carryforwards may be offset against taxable income and thereby provide an effective means of reducing cash outflows during the years the Company intends to expand its lending operations. The Company's NOL carryforwards begin to expire at the end of 1999 and the new business expansion will allow the Company to utilize the NOL carryforwards to its competitive advantage.

The Board of Directors believes that it has retained a capable management team to direct efforts in the Title I lending and investment banking businesses. In addition, implementation of state of the art information and technological resources should contribute to reduced overhead, reliable and accurate lending operations, and positive relationships with loan originators who will play a valuable role in the acquisition of loans. The business strategy will employ recent financial innovations by a federally backed agency to provide an efficient loan disposition process available that, in turn, should yield greater flexibility in lending operations and a lower cost of borrowing capital.

Crucial to the successful implementation of the Company's strategy is the attraction and retention of the Company's management, but adequately compensating such personnel is difficult given the Company's present financial condition. In arriving at the proposed solution, the Company's Board of Directors has attempted to preserve shareholder rights while offering a sufficiently large equity stake in the Company to its management to make the new enterprise mutually attractive. In this regard, options granted under the 1997 Option Plan will not become available for exercise until the Company satisfies significant and layered earnings' requirements over the four-year period that commenced on October 1, 1997, or until the cliff vesting provisions discussed below take effect.

The following table may be useful in reviewing the proposed 1997 Option Plan. The Company's Common Stock presently trades for less than $5 per share, and the table depicts share price levels which, after dilution and subject to certain assumptions, may result if earnings' targets under the 1997 Option Plan are met. HOWEVER, THE TABLE IS FOR ILLUSTRATIVE PURPOSES ONLY AND SHOULD NOT BE CONSTRUED AS A GUARANTY OF PERFORMANCE OR OTHER ASSURANCE REGARDING FUTURE EARNINGS OR SHARE PRICES.

Per share prices in columns I and II are computed using the noted price-earnings multiples on a fully diluted basis taking into consideration the 2,762,115 shares presently outstanding and additional shares which will vest and become exercisable under the 1997 Option Plan. The table assumes that no additional shares or options are issued other than those issued under the 1997 Option Plan. All Options which become available for exercise are assumed to have been exercised. The table reflects aggregate cumulative earnings of $60 million spread over a four-year period with increases in earnings of $2 million, $4 million, and $6 million in years two, three, and four, respectively.

Except as noted in the discussion of "cliff-vesting" set forth below, in order for the employees of the Company to fully earn all of the Options that have been awarded to them under the 1997 Option Plan, the Company must achieve the aggregate cumulative earnings targets set forth in the 1997 Option Plan and the employees to whom the Options have been awarded must remain in the employment of the Company for the full four-year period that commenced on October 1, 1997. Under the provisions of the 1997 Option Plan, the Options may be earned pro rata, after the aggregate cumulative earnings of the Company exceed the threshold earnings target of $5 million.

In addition, to the extent Options are exercised prior to the end of the four-year period for shares in excess of the shares available for exercise on that date, the Company may repurchase such excess shares. This circumstance might occur in the event the Company has aggregate cumulative earnings, Options are exercised and the Company then incurs net losses prior to the end of the four-year period.

The following earnings levels also assume the exclusion of extraordinary or other non-recurring income items normally excluded when calculating a price-earnings multiple. The price-earnings multiples utilized are subject to change and the table assumes that the stated multiples are in effect during the entire period covered by the table.

                                                                             I               II
                                                                        Associated       Associated
                                                     Exercised          Share Price     Share Price
Year                           Earnings               Options            (S&P 500)       (Industry)
----                           --------               -------            ---------       ----------
10/1/97 - 9/30/98            $  10 Million           1,000,000           $  63.26         $  43.42
10/1/98 - 9/30/99            $  12 Million           1,200,000           $  72.08         $  49.47
10/1/99 - 9/30/00            $  16 Million           1,600,000           $  87.30         $  59.91
10/1/00 - 9/30/01            $  22 Million           2,200,000           $  105.52        $  72.42
                             -------------           ---------
Total                        $  60 Million           6,000,000

(1)      Column I uses the October 3, 1997 S&P 500 price-earnings multiple of
         23.8 quoted in the Wall Street Journal on October 6, 1997.

(2) Column II uses a price-earnings multiple of 16.3 determined by averaging the price-earnings multiples quoted in the Wall Street Journal on October 7, 1997 for Green Tree Financial Corp., Inc., FirstPlus Financial Group, Inc., and Contifinancial Corp., Inc. Each of these three companies conducts substantial operations in the sub-prime lending market and will compete directly with the Company.

THE FOREGOING DISCUSSION INCLUDES FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. FOR INFORMATION WITH RESPECT TO THE FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER FROM THOSE CONTEMPLATED BY SUCH FORWARD-LOOKING STATEMENTS, SEE "CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION."

Shareholders should carefully note the existence of certain "cliff vesting" provisions associated with the proposed options. Under such provisions, the options may be exercised after September 30, 2006, irrespective of whether earnings' targets have been met. Although the dilution that could result from exercise of the Options through the cliff vesting provisions is detrimental to shareholders, the Company believes that the earnings requirements set forth in the 1997 Option Plan will promote an environment that will ultimately benefit all of the shareholders of the Company.

                   DISCUSSION OF USE OF NET OPERATING LOSSES

Federal income tax law permits the deduction from taxable income of certain net operating losses ("NOL"), subject to certain limitations. These NOLs may generally be carried forward and used for a period of fifteen years following the tax year in which the NOL was incurred. The Company has, for several years, incurred net operating losses and presently has consolidated NOL carryforwards for federal income tax purposes of approximately $28,000,000. Because of the fifteen year NOL carryforward limitation and the fact that a large amount of the Company's losses were incurred more than ten years ago, a significant portion of the NOLs will expire over the next several years. After December 31, 1999, approximately $18,000,000 of the Company's NOL carryforwards will expire. While there is no assurance that the activities of the new subsidiaries of the Company will be profitable, in the event the Company, on a consolidated basis, has taxable income for federal income tax purposes, and subject to the limit of the NOL carryforwards and certain limits on their use, such income may be earned without incurring federal income tax liability. The Company is hopeful that the activities of its new subsidiaries will generate significant income over a relatively short period of time. If that is the case, the Company will be able to reduce the federal taxable income resulting from such operations to the extent of the NOL carryforwards.

The Code provides that, under certain circumstances, a "change of control" as defined under Section 382 of the Code may result in a significant reduction in a company's ability to use NOL carryforwards. The Company believes that a change of control within the meaning of the Code has not occurred and believes that the adoption of the 1997 Option Plan and its implementation with the Option Grants under the plan will not cause a change of control to occur until such time as the Option Grants are exercised. There can be no assurance that the Company's conclusions in this regard are correct or that the Internal Revenue Service will not assert a position contrary to that taken by the Company. In addition, at the time Options for a sufficient number of shares have been exercised, a change of control will occur for purposes of Section 382 and the Company will thereafter be subject to significant limits in the use of any remaining NOL carryforwards.

                        SPECIAL MEETING OF SHAREHOLDERS

GENERAL

This Proxy Statement is being furnished to shareholders of the Company as part of the solicitation of proxies by the Company for use at the Special Meeting to be held on December ____, 1997 at 10:00 a.m. local time, in the Boardroom of Texas Commerce Bank - Austin, 3rd Floor, Texas Commerce Bank Building, 700 Lavaca Street, Austin, Texas. This Proxy Statement and the enclosed form of proxy are first being mailed to shareholders of the Company on or about November ___, 1997.

The purpose of the Special Meeting is: (a) to consider and vote on a proposal to approve and adopt the 1997 Option Plan, including the options awarded by the Compensation Committee of the Board of Directors thereunder; and (b) to transact such other business that may properly come before the Special Meeting. Each copy of this Proxy Statement mailed to holders of Common Stock is accompanied by a form of proxy for use at the Special Meeting.

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

The Record Date is the close of business on October 31, 1997. Shareholders of the Company as of the Record Date are entitled to notice of, and to vote at the Special Meeting. Accordingly, only holders of record of shares of Common Stock at the close of business on such date will be entitled to vote at the Special Meeting. Each holder of the Common Stock on the Record Date is entitled to one vote per share held on all matters properly presented at the Special Meeting. As of the close of business on the Record Date, there were _________ shares of Common Stock outstanding and entitled to vote, held by __________ holders of record. The presence in person or by proxy at the Special Meeting of the holders of at least a majority of the votes entitled to be cast at the Special Meeting is necessary to constitute a quorum for the transaction of business.

Approval and adoption of the 1997 Option Plan requires the approval of the holders of a majority of the shares present and entitled to vote on the matter at the Special Meeting, provided that the total votes cast on the matter represent over 50% of the Common Stock entitled to vote on the matter.

The Company has been advised by Mr. DeRoeck and Mr. Thomajan, who together own beneficially approximately 16.5% of the shares of Common Stock issued and outstanding, that they intend to vote such shares in favor of the approval and adoption of the 1997 Option Plan. (See "Possible Conflicts of Interest.")

With respect to the adoption and approval of the 1997 Option Plan, abstentions will not be counted as votes cast for purposes of determining whether the votes cast represent over 50% of the Common Stock entitled to vote, but because an affirmative vote of a majority of the shares present and entitled to vote is required, abstentions have the same effect as votes cast against approval and adoption of the 1997 Option Plan, including the Options awarded by the Board of Directors thereunder. Broker non-votes will not be counted as votes cast for purposes of determining whether a majority of shares entitled to vote has been cast with respect to approval and adoption of the 1997 Option Plan and will be disregarded in determining the outcome of the vote on approval and adoption of the 1997 Option Plan.

If the enclosed proxy card is properly executed and returned to the Company in time to be voted at the Special Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE 1997 OPTION PLAN. The Company does not know of any matters other than those described in the notice of the Special Meeting that are to come before the Special Meeting. If any other business is properly brought before the Special Meeting, including, among other things, a motion to adjourn or postpone the Special Meeting to another time and/or place for the purpose of soliciting additional proxies in favor of the proposal to approve and adopt the 1997 Option Plan or to permit dissemination of information regarding material developments otherwise germane to the Special Meeting, one or more of the persons named in the proxy card will vote the shares represented by such proxy upon such matters as determined in their discretion.

If the Special Meeting is adjourned for any reason, the approval of the 1997 Option Plan will be considered and voted upon by shareholders at the subsequent reconvened meeting, if any.

The presence of a shareholder at the Special Meeting will not automatically revoke such shareholder's proxy. Any proxy given pursuant to this solicitation may be revoked by the person giving it by giving written notice of such revocation to the Secretary of the Company at any time before it is voted, by delivering a duly executed, subsequently-dated proxy or by attending the Special Meeting and voting in person. All written notices of revocation and other communications with respect to revocation of proxies should be addressed to TCC Industries, Inc., 816 Congress Avenue, Suite 1250, Austin, Texas 78701,
Attention:  Robert Thomajan, Secretary.

The cost of soliciting proxies for the Special Meeting will be borne by the Company. In addition to use of the mails, proxies may be solicited personally or by telephone, telegraph, facsimile or other means of communication by directors, officers and employees of the Company, who will not be specifically compensated for such activities, but who may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. The Company will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by other persons, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such persons for their reasonable expenses incurred in connection therewith. The Company has retained MacKenzie Partners to assist in the solicitation of proxies by the Company for a fee (estimated to be approximately $__________), plus reasonable out-of-pocket expenses.

                          MARKET PRICES AND DIVIDENDS

The Common Stock is listed on the New York Stock Exchange under the ticker symbol TEL.

The table below sets forth, for the calendar quarters indicated, the reported high and low sale prices of the Common Stock as reported by the New York Stock Exchange.

                                                              Common Stock
                                                              Market Price
                                                              ------------
                                                         High               Low
                                                         ----               ---
             1995
                 First Quarter   . . . . . . . .      $3                   $2
                 Second Quarter  . . . . . . . .      $2 3/8               $1 3/4
                 Third Quarter   . . . . . . . .      $2 3/4               $1 7/8
                 Fourth Quarter  . . . . . . . .      $2 5/8               $2
             1996
                 First Quarter   . . . . . . . .      $2 3/4               $2
                 Second Quarter  . . . . . . . .      $2 5/8               $2
                 Third Quarter   . . . . . . . .      $2 1/2               $1 5/8
                 Fourth Quarter  . . . . . . . .      $2                   $1 1/2
             1997
                 First Quarter   . . . . . . . .      $2 1/8               $1 1/2
                 Second Quarter  . . . . . . . .      $2 1/2               $1 1/2
                 Third Quarter   . . . . . . . .      $5 7/8               $2 1/16
                 Fourth Quarter  . . . . . . . .
                  (through 11/__/97)

On July 7, 1997, the date on which the Company issued a public announcement concerning the election of Mr. DeRoeck as Chairman and Chief Executive Officer of the Company, and the contemporaneous resignation of Mr. Schumann as Chairman of the Board and Chief Executive Officer of the Company, the closing price on the New York Stock Exchange was $2 1/4 per share of Common Stock.

On September 3, 1997, the date on which the Company issued a public announcement concerning its plans to engage in a broad range of merchant and investment banking services and to build a national consumer finance organization, the closing price on the New York Stock Exchange was $2 1/2 per share of Common Stock.

On November ___, 1997, the most recent practicable date prior to the date of this Proxy Statement, the closing price on the New York Stock Exchange was $___ per share of Common Stock.

The Company expects to use all available cash flow for reinvestment in its businesses and does not expect to declare or pay dividends in the foreseeable future.

                           MANAGEMENT OF THE COMPANY

The following table contains information relating to the directors and executive officers of the Company and the executive officers of each of its principal subsidiaries.

                                                                                        Present
                      Name; Position with the Company or                                 Term         Year First
                  its Subsidiaries; Principal Occupation (1)                 Age        Expires         Elected
                  ------------------------------------------                 ---        -------         -------
         Walter A. DeRoeck (2)                                               55          1998            1997
               Director, Chairman of the Board and Chief Executive
                  Officer of the Company; Chairman, President and Chief
                  Executive Officer of Paladin Financial, Inc.

         Robert Thomajan (3)                                                 56          1998            1997
               Director, President and Secretary of the Company

         Richard B. Curran (4)                                               61          1999            1997
               Director and Assistant Secretary of the Company;
               Investor - Consultant

         Lawrence E. Tilton (5)                                              62          1998            1997
               Director of the Company;
               Personal Investments and Consulting

         Alan M. Sager (6)                                                   56          1998            1997
               Director of the Company;
               President and Chief Executive Officer of
                  The Great Superclips, Inc.

                                                                                        Present
                      Name; Position with the Company or                                 Term         Year First
                  its Subsidiaries; Principal Occupation (1)                 Age        Expires         Elected
                  ------------------------------------------                 ---        -------         -------
         Robert D. Starnes (7)                                               47          1998            1997
               Director of the Company;
               President and Chief Executive Officer of The Ontra
                  Companies, Inc.

         Larry T. Marek (8)                                                  42           N/A             N/A
               President, Allen-Lewis Manufacturing Company

         Richard F. Watkins (9)                                              49           N/A             N/A
               Chairman, President and Chief Executive Officer, Texas
                  Capital Markets, Inc.

         Robert L. Riviere (10)                                              45           N/A             N/A
               Chairman and Chief Executive Officer, Barton Creek
                  Capital Corporation

         Gregory J. Figaro (11)                                              49           N/A             N/A
               President and Chief Operating Officer, Barton Creek
                  Capital Corporation

         John R. Slais (12)                                                  43           N/A             N/A
               Executive Vice President and Chief Financial Officer,
                  Barton Creek Capital Corporation

         Jorge Sauri (13)                                                    40           N/A             N/A
               Executive Vice President, Paladin Financial, Inc.

         Charles R. Peissel (14)                                             48           N/A             N/A
               Executive Vice President and Chief Financial Officer,
                  Paladin Financial, Inc.

         Patrick M. Kelly (15)                                               48           N/A             N/A
               Senior Vice President - Capital Markets, Texas Capital
                  Markets, Inc.

         Wayne A. Pike (16)                                                  35           N/A             N/A
               Senior Vice President-Controller, Paladin Financial, Inc.

------------------

(1) None of the positions described in the foregoing schedule have been held for over five years.

(2) Walter A. DeRoeck has served as a director of the Company since May 23, 1997, has served as Chairman of the Board and Chief Executive Officer of the Company since July 2, 1997 and has served as Chairman, President and Chief Executive Officer of Paladin Financial, Inc., a wholly-owned subsidiary of the Company, since October 10, 1997. Since 1993, Mr. DeRoeck has also served as the President and Chief Executive Officer of DBJ Interests, Inc., a private investment business. In addition, since May 1996, he has served as a principal in Westlake Capital Group, L.P., a limited partnership focusing on acquisitions and private placements in mid-market companies. His private investment interests are in real estate, manufacturing, and support of entrepreneurial ventures. A 1965 graduate of the University of Arkansas with a Bachelor of Science degree in economics, Mr. DeRoeck has spent most of his adult life in the banking industry. In 1984, he graduated from the Advanced Management Program at Harvard University. He served as Chairman and Chief Executive Officer of Union National Bank in Texas from 1989 until 1993, when it was purchased by Worthen Banking Corporation. Since January 1997, he has also served as a director of a privately owned, fixed income advisory fund that manages over $150 million in assets on behalf of individuals, labor unions, pension funds and other institutional investors. Mr. DeRoeck is the former chief executive officer of Susan Crane, Inc., a Dallas based manufacturing company that he acquired in February 1993 and sold in April 1995.

(3) Robert Thomajan has served as a director of the Company since May 23, 1997, and has served as President of the Company since August 14, 1997. From 1994 until August 31, 1997, Mr. Thomajan also served as the principal investment advisor to The Versailles Fund, an offshore open-end mutual fund engaged in the purchase and sale of securities, bonds, commodities and currencies on behalf of non-U.S. investors. In addition, from October 1996 to August 31, 1997, Mr. Thomajan was a member of Quadrangle Partners, L.L.C., a hedge fund and trading advisor located in Greenwich, Connecticut. On August 31, 1997, he resigned from his position as an advisor to The Versailles Fund and with Quadrangle Partners, L.L.C. in order to devote his full time to the business of the Company. From 1990 to 1993, Mr. Thomajan served as Executive Director of and legal counsel to Richco Holdings, Ltd., a holding company with controlling interests in manufacturing, shipping, trading, hotels and financial enterprises. Mr. Thomajan is a 1962 graduate of New York University, School of Business and Finance, and a 1965 graduate of St. John's University, School of Law.

(4) Richard B. Curran has served on the Board of Directors of the Company since July 11, 1997, and has served as Assistant Secretary of the Company since August 14, 1997. Mr. Curran has also served as Chairman of the Company's Audit Committee since September 3, 1997. Mr. Curran is a member of the Board of Directors of Intellicall, Inc., the securities of which are traded on the New York Stock Exchange. Intellicall, Inc. is a provider of equipment and software to the public access telecommunications industry. In addition, Mr. Curran serves as Vice President - Finance of EarthSat Corporation, a privately-held company involved in the remote sensing business. Mr. Curran received a

         B.A. from Yale University in 1957, an M.A. from Trinity College (Connecticut) in 1959 and an L.L.B. from Yale Law School in 1963.

(5) Lawrence E. Tilton has served as a member of the Board of Directors of the Company since July 11, 1997, and has served as Chairman of the Company's Compensation Committee since September 3, 1997. He currently is engaged in directing his personal investments and also engages in business as a business consultant. Previously, from November 1993 until December 1994, Mr. Tilton served as President of Lederle Laboratories, and from October 1990 until November 1993 served as President of Lederle Consumer Products, both of which are divisions of American Cyanamid Company, the securities of which were previously traded on the New York Stock Exchange. Mr. Tilton also serves on the Board of Directors of Serologicals, Inc., a health care company engaged in the production of specialty blood products. Mr. Tilton is a 1957 graduate of Southwest Texas State University, with a Bachelor of Science degree in education and science.

(6) Alan M. Sager has served as a member of the Board of Directors of the Company since July 11, 1997, and has served as Chairman of the Company's Nominating Committee since September 3, 1997. Since 1982, Mr. Sager has served as the President and Chief Executive Officer of The Great Superclips, Inc., which operates 13 hair salons in the New Orleans, Louisiana area. In addition, Mr. Sager serves as a General Partner in Rainbow Group Limited which, together with its related companies, operates 37 hair salons in Texas, Illinois, Mississippi, and Louisiana. He holds a Bachelor of Science degree in Chemical Engineering from Tufts University, a Juris Doctor degree from the University of Michigan and M.A. and Ph.D. degrees in Political Science from Northwestern University.

(7) Robert D. Starnes has served as a member of the Board of Directors of the Company since September 3, 1997. He is currently President and Chief Executive Officer of The Ontra Companies, Inc., which is a financial and real estate services holding company and which, through its subsidiaries, has managed over $2 billion in assets. He is a 1972 graduate of Texas A & M University with a Bachelor of Science degree and was awarded a Masters in Business Administration degree by Texas A & M University in 1982.

(8) Larry T. Marek has been employed by the Company or its subsidiaries since November 1980. Mr. Marek was elected Treasurer in April 1984, Secretary in May 1988 and Executive Vice President in February 1991. He served as a director of the Company from 1988 until March 16, 1993. He relinquished his offices with the Company effective August 1996 in connection with assuming the position of President of the Company's wholly-owned subsidiary, Allen-Lewis Manufacturing Company. Mr. Marek holds a Bachelor of Business Administration degree in accounting from the University of Texas at Austin.

(9) Richard F. Watkins has served as Chairman and Chief Executive Officer of Texas Capital Markets, Inc., a wholly-owned subsidiary of the Company, since October 1, 1997. Previously, Mr. Watkins served as Vice President and Director of Englewood Properties, Inc., a real estate investment company, from July 1992 through April, 1997, and served as President of United Realty Group, Inc., from April 1991 until October 1994. United Realty Group, Inc. was the sole general partner of United Realty Group, L.P., the securities of which were previously traded on the Pacific Stock Exchange and the NASDAQ Small Cap Market. From August 1994 until October 1994, Mr. Watkins also served as Chairman of HomeCapital Investment Corp. ("HomeCapital"), a publicly-traded holding company, the securities of which are traded on the NASDAQ Small-Cap Market and the Pacific Stock Exchange, and from May 1993 until June 1997 served as a Financial Consultant with Homeowners Mortgage & Equity, Inc., a subsidiary of HomeCapital and an FHA Title I mortgage company. Mr. Watkins is a 1971 graduate of the University of Texas at Austin with a Bachelor of Business Administration degree in accounting, and was awarded a Masters in Business Administration degree in finance by the University of Texas at Austin in 1975. Mr. Watkins is presently the subject of a criminal proceeding initiated by the United States government in connection with the failure and liquidation of First Federal Savings and Loan Association of Laredo ("First Federal Laredo"), which was a financial institution located in Laredo, Texas, the deposits of which were insured by agencies of the United States. In connection with that proceeding, in January, 1996, a Grand Jury convened under the authority of the United States District Court, Southern District of Texas, Laredo Division ("District Court"), issued an indictment against Mr. Watkins in which it was alleged that in 1986 Mr. Watkins had engaged in a conspiracy, had misapplied funds, and had defrauded First Federal Savings of approximately $100,000 in connection with a loan made by First Federal Savings, all in alleged violation of the laws of the United States. Moreover, in June, 1996, a Grand Jury convened under the authority of the District Court issued an indictment against Mr. Watkins in which it was alleged that in 1988 Mr. Watkins had engaged in a conspiracy, had misapplied funds, had wrongfully participated and shared in money and other benefits, and had defrauded First Federal Laredo of approximately $130,000 in connection with a loan made by First Federal Laredo, all in alleged violation of the laws of the United States.

(10) Robert L. Riviere has served as Chairman and Chief Executive Officer of Barton Creek Capital Corporation, a wholly-owned subsidiary of the Company, since September 3, 1997. Previously, from September 1979 until August 1993, Mr. Riviere served as President and Chief Executive Officer of Capitol Securities Group, Inc. ("Capitol Securities"), a registered broker-dealer and investment banking firm, and from August 1993 to December 1993 he served as Managing Director of Morgan Keegan & Co., an investment banking and financial advisory firm. Mr.
         Riviere also served, from January 1994 until July 1997, as Chairman and Chief Executive Officer of Tejas Securities Group, Inc. ("Tejas Securities"), a registered broker-dealer and investment banking firm. In 1975, he graduated from the University of Texas at Austin with a Bachelor of Business Administration degree in finance.

(11) Gregory J. Figaro has served as President and Chief Operating Officer of Barton Creek since September 17, 1997. From April 1995 until July 1997, Mr. Figaro served as Executive Vice President of Tejas Securities. Previously, from January 1994 until April 1995, he served as Senior Vice President of APS Financial, Inc., a registered broker-dealer. Mr. Figaro is a 1970 graduate of St. Joseph's College with a Bachelor of Science degree in accounting, and a 1974 graduate of Monmouth University with a Masters in Business Administration degree. Mr. Figaro is a Certified Public Accountant.

(12) John R. Slais has served as Executive Vice President and Chief Financial Officer of Barton Creek since September 3, 1997. Prior to that date, Mr. Slais served as Chief Financial Officer of Tejas Securities and, from February 1986 until December 1993, served as Chief Financial Officer of Capitol Securities. Mr. Slais holds a Bachelor of Arts degree in accounting from Harding University. He is also a Certified Public Accountant.

(13) Jorge Sauri has served as Executive Vice President of Paladin since September 3, 1997. Mr. Sauri served from January 1997 through August 1997 as Regional Director for Mego Mortgage Company, a home equity lender, and from June 1994 through December 1996, served as Vice President of Business Development of Home, Inc., which was also a home equity lending company. Previously, from October 1990 until May 1994, he served as Vice President of First Fidelity Funding, Inc., a mortgage banking firm.

(14) Charles R. Peissel has served as Executive Vice President and Chief Financial Officer of Paladin since September 3, 1997. Previously, from May 1996 until August 1997, Mr. Peissel served as Managing Partner of the law firm of Peissel & Garwood, L.L.P., and from November 1991 until April 1996 he served as Managing Partner of the law firm of Fortney, Peissel & Garwood, L.L.P. Mr. Peissel is a 1970 graduate of Stanford University with a Bachelor of Arts degree in political science. In addition, Mr. Peissel holds a Masters in Business Administration degree awarded by the University of Texas at Austin in 1972, and a Juris Doctor degree awarded by the University of Houston in 1976. Mr. Peissel is a member of the State Bar of Texas.

(15) Patrick M. Kelly has served as Senior Vice President-Capital Markets of Texas Capital since October 2, 1997. Previously, from June 1982 until August 1997, Mr. Kelly was a shareholder in the law firm of Spivey, Grigg, Kelly and Knisely. Mr. Kelly is a 1974 graduate of the University of Texas at Austin with a Bachelor of Business Administration degree with high honors in accounting. Mr. Kelly was awarded a Juris Doctor degree from the University of Texas in 1977. Mr. Kelly is a member of the State Bar of Texas.

(16) Wayne A. Pike has served as Senior Vice President - Controller of Paladin since October 6, 1997. From March 1995 through September 1997, Mr. Pike served as President of Pike Mortgage Company, an independent residential mortgage broker, and LegalBooks, Inc., a service company providing accounting and time management systems to law firms. From July 1994 to March 1995, Mr. Pike served as a mortgage banker with Victoria Mortgage Corp. and, from January 1992 to July 1994, he served as a mortgage banker with ICM Mortgage Corp. Mr. Pike is a 1971 graduate of Loyola University with a Bachelor of Arts degree in accounting and economics.

For information relating to the beneficial ownership of shares of Common Stock by each member of the Board of Directors of the Company and each executive officer of the Company and its principal subsidiaries, and all directors and executive officers as a group, both as of October 31, 1997, and pro forma - after giving effect to the issuance of 6,000,000 shares of Common Stock upon the exercise of Options granted under the 1997 Option Plan, see "Security Ownership of the Company."

The Company's Board of Directors has standing committees for consideration of matters relating to audit, compensation and the nomination of directors.

The Audit Committee functions primarily to review questions, if any, raised by the independent accountants who audit the accounts of the Company and to suggest to the Board, as well as to help implement, any changes required in internal accounting controls. The members of the Audit Committee are Richard B. Curran, Alan M. Sager and Robert D. Starnes.

The Compensation Committee functions primarily to review and recommend compensation arrangements for directors, officers and employees of the Company. The members of the Compensation Committee are Lawrence E. Tilton, Alan M. Sager and Richard B. Curran.

The Nominating Committee makes recommendations to the Board of Directors with respect to the election of directors. The members of the Nominating Committee are Alan M. Sager, Lawrence E. Tilton and Robert D. Starnes.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION OF EXECUTIVE OFFICERS

With the exception of Larry T. Marek, who is the President of Allen-Lewis Manufacturing Company, a wholly-owned subsidiary of the Company, none of the current executive officers of the Company or its principal subsidiaries was employed by the Company prior to July 1997. The following table sets forth the names of the executive officers of the Company and its principal subsidiaries and their respective positions with the Company and such subsidiaries, together with the total compensation paid or accrued for services rendered by each of such persons during the ten-month period ended October 31, 1997, and the annual compensation payable to such persons under the pertinent provisions of their respective Employment Agreements with the Company.

                       Name and Position                         1997 Compensation               Annual Salary
                       -----------------                         -----------------               -------------
    Walter A. DeRoeck (1)                                                $0                           $0
         Chairman of the Board and Chief Executive
         Officer, TCC Industries, Inc.; Chairman,
         President and Chief Executive Officer, Paladin
         Financial, Inc.

    Robert Thomajan (2)                                                  $0                           $0
         President and Secretary, TCC Industries, Inc.

    Richard F. Watkins (3)                                               $0                           $0
         Chairman, President and Chief Executive Officer,
         Texas Capital Markets, Inc.

    Robert L. Riviere (4)                                           $__________                    $250,000
         Chairman and Chief Executive Officer,
         Barton Creek Capital Corporation

    Jorge Sauri (4)                                                 $__________                    $130,000
         Executive Vice President, Paladin
         Financial, Inc.

    Larry T. Marek (5)                                              $__________                    $122,000
         President, Allen-Lewis Manufacturing
         Company

    Gregory J. Figaro (4)                                           $__________                    $120,000
         President and Chief Operating Officer,
         Barton Creek Capital Corporation

    John R. Slais (4)                                               $__________                    $120,000
         Executive Vice President and Chief
         Financial Officer, Barton Creek Capital
         Corporation

    Charles R. Peissel (4)                                          $__________                    $110,000
         Executive Vice President and Chief
         Financial Officer, Paladin Financial, Inc.

    Patrick M. Kelly (4)                                            $__________                    $108,000
         Senior Vice President - Capital Markets,
         Texas Capital Markets, Inc.

    Wayne A. Pike (4)                                               $__________                     $80,000
         Senior Vice President - Controller, Paladin
         Financial, Inc.

-------------------

(1) At Mr. DeRoeck's request, the Company is currently not paying Mr. DeRoeck any salary or other compensation in connection with his services to the Company. (See "Security Ownership of the Company" and "Approval and Adoption of the 1997 Incentive and Performance Stock Option Plan" for information respecting options held by Mr. DeRoeck.)

(2) At Mr. Thomajan's request, the Company is currently not paying Mr. Thomajan any salary or other compensation in connection with his services to the Company. (See "Security Ownership of the Company" and "Approval and Adoption of the 1997 Incentive and Performance Stock Option Plan" for information respecting options held by Mr. Thomajan.)

(3) At Mr. Watkins' request, the Company is currently not paying Mr. Watkins any salary or other compensation in connection with his services to the Company. (See "Security Ownership of the Company" and "Approval and Adoption of the 1997 Incentive and Performance Stock Option Plan" for information respecting options held by Mr. Watkins.)

(4) See "Security Ownership of the Company" and "Approval and Adoption of the 1997 Incentive and Performance Stock Option Plan" for information respecting options held by the named executive officers.

(5) Mr. Marek also received total compensation during 1995 and 1996 of $120,296 and $121,870, respectively, in consideration of his services as Executive Vice President, Treasurer and Secretary of the Company. Mr. Marek relinquished these positions in August 1996 in conjunction with assuming the position of President of Allen- Lewis. Accordingly, Mr. Marek's compensation in 1996 includes amounts paid by Allen-Lewis after August 1996. Mr. Marek holds options awarded under the Company's 1985 Option Plan covering 30,000 shares of Common Stock, of which options covering 16,000 shares of Common Stock are exercisable at $3.125 per share. See "--1985 Incentive Stock Option Plan."

EMPLOYMENT AGREEMENTS

In October 1997, the Company entered into employment agreements with Walter A. DeRoeck, Robert Thomajan, Richard F. Watkins, Robert L. Riviere, Jorge Sauri, Gregory J. Figaro,

John R. Slais, Charles R. Peissel, Patrick M. Kelly and Wayne A. Pike. (The foregoing persons are hereinafter referred to individually as the "Executive" and collectively as the "Executives", and the foregoing employment agreements are hereinafter referred to individually as the "Employment Agreement" and collectively as the "Employment Agreements.)

Each of the Employment Agreements provides for a fixed term of employment, which expires on September 30, 2001 ("Employment Period"). The Employment Period will terminate prior to the expiration thereof upon the death or disability of the Executive. In addition, the Executive's employment may be terminated by the Company for cause or by the Executive for good reason. As defined in the Employment Agreement, the term "for cause" means any material breach of the Employment Agreement by the Executive, the Executive's failure to adhere to any material written policy of the Company, the appropriation (or attempted appropriation) of a material business opportunity of the Company, the misappropriation (or attempted misappropriation) of any of the Company's funds or properties, or the conviction of, or the entering of a guilty plea or plea of no contest with respect to, a felony involving moral turpitude, fraud or dishonesty, or the equivalent thereof, or any other crime with respect to which imprisonment is a possible punishment. The phrase "for good reason", as it is used in the Employment Agreement, means the Company's material breach of the Employment Agreement, the assignment of the Executive, without his consent, to a position, responsibilities or duties of a materially lessor status or degree of responsibility, the relocation of the Company's principal executive offices outside the metropolitan Austin, Texas, area, or the requirement by the Company that the Executive be based anywhere other than the Company's principal executive offices.

In addition, each Executive may terminate his employment with the Company in the event that the shareholders of the Company do not approve and adopt the 1997 Option Plan prior to March 31, 1998.

If the Company terminates the Employment Agreement for cause, as that term is defined therein, the Executive will be entitled to receive his salary through the date on which such termination is effective. If the Executive terminates the Employment Agreement for good reason, as that term is defined therein, the Company will be obligated to pay the Executive his salary and benefits through the remainder of the calendar month during which the termination is effective and for three calendar months thereafter, except where the termination results from the failure of the shareholders to approve and adopt the 1997 Option Plan prior to March 31, 1998, in which case the Company will be obligated to pay the Executive his salary only through the remainder of the calendar month during which the termination is effective.

If the Executive or the Company terminates the Employment Agreement as a result of the Executive's disability, the Company will be obligated to pay the Executive his salary through the remainder of the calendar month during which the termination is effective, and for the lesser of: (i) six consecutive months thereafter, or (ii) the period until disability insurance benefits commence under the disability insurance coverage, if any, furnished by the Company to the Executive. If the Employment Agreement is terminated because of the Executive's death, the legal representatives of the Executive will be entitled to receive his salary through the end of the calendar month in which his death occurs.

Each of the Employment Agreements includes customary provisions relating to the protection of the confidential information and trade secrets of the Company and protection with respect to the ownership by the Company of any ideas and techniques created, conceived or developed by the Executive during the Employment Period, that relate in any way to the business conducted or proposed to be conducted by the Company. In addition, each of the Employment Agreements provides that, during the Employment Period, the executive will not, except in the course of his employment with the Company, engage or invest in or otherwise conduct a business, the products or activities of which compete with the business of the Company within the United States. In addition, the Employment Agreements provide that the Executive will not, at any time during the Employment Period and during the one-year period that shall begin on the termination of the Executive's employment with the Company ("Post-Employment Period"), solicit business of the same or similar type as the business being carried on by the Company from any person known by the Executive to be a customer of the Company, or solicit, employ or otherwise engage as an employee, independent contractor or otherwise any person who is or was an employee of the Company at any time during the Employment Period. See "Compensation of Directors and Executive Officers" for information respecting the compensation paid to the Executives.

SEVERANCE AGREEMENT

In March 1993, the Company entered into an agreement with Larry T. Marek, pursuant to which he is entitled to certain benefits if his employment is terminated by the Company or if he voluntarily terminates his employment. The agreement, which was amended in January 1997, now provides that if Mr. Marek voluntarily terminates his employment with the Company following a change in control of the Company, the Company ceases to do business or certain changes in his circumstances (such as a material change in duties), then he will be entitled to receive an amount equal to one month's base salary for each full year of employment with the Company; bonuses accrued but unpaid during the twelve-month period preceding termination; and any other compensation owed by the Company as of the date of termination, all payable within 15 days after such termination. Mr. Marek will also be entitled to the sums described above in the event his employment is terminated by the Company for any reason other than for "cause" (such as fraud or dishonesty, excessive absenteeism other than for major illness and inattention to duties after prior warning by the Company). In the event of termination by the Company (other than for "cause") or voluntary termination by Mr. Marek, he will also be entitled to one year's benefits (such as life and health insurance and car allowance). If the executive's employment is voluntarily terminated following insolvency of the Company, all payments and benefits are reduced by one-half.

In the view of the Board of Directors, a change in control of the Company has occurred. The agreement with Mr. Marek was approved by the management of the
Company prior to that change in control.   Consequently, should Mr. Marek
voluntarily terminate his employment with the Company (or should Mr. Marek's employment with the Company be terminated for any reason other than for "cause"), as of September 30, 1997, the aggregate amount that would be payable to Mr. Marek under the foregoing agreement was approximately $162,300 (excluding benefits and except that such amount would be reduced by one-half in the event of voluntary termination following insolvency). (See "Change in Control.")

ANNUAL INCENTIVE PLAN

The Company has an Annual Incentive Plan ("AIP") which provides for annual incentive payments to key employees of the Company and its subsidiaries. Each year the President of the Company determines which key employees will be participants in the AIP, subject to approval by the Compensation Committee of the Board of Directors, which administers the AIP.

Awards under the AIP are based upon the actual performance of the Company and its subsidiaries in a fiscal year, as measured by gross revenues and pretax income excluding all extraordinary items and the amount recorded during the plan year in the incentive compensation accrual account (at the subsidiary level, interest income and inter-company management fees are also excluded), in relation to budgeted performance.

Management of the Company has suspended the payment of any additional amounts under the Annual Incentive Plan.

COMPENSATION OF DIRECTORS

Prior to July 2, 1997, it was the practice of the Company to pay the directors of the Company, other than Mr. Schumann, $1,000 for every Board or Committee meeting, regular or special, which they attended, and to pay all directors, other than Mr. Schumann, $833.00 per month as a retainer. On July 2, 1997, the Board of Directors voted to suspend the foregoing payments to directors until such time as the Board determines that the resumption of the payment of some type of compensation to outside directors is appropriate.

Directors are reimbursed for reasonable out-of-pocket expenses incurred to attend meetings. It is contemplated that this policy will continue during 1997. However, no current director of the Company has requested or received reimbursement of any such expenses.

CONSULTING AND NONCOMPETITION AGREEMENTS WITH DIRECTORS

Prior to July 2, 1997, it was the practice of the Company to enter into a Consulting and Noncompetition Agreement with each of the directors of the Company. Each agreement provided that, upon resignation or removal from the Board, the former director would be available, from time to time, to provide consulting services to the Company for a period ending on the earlier of the expiration of three years or the death of the former director. The former director could not be required to provide services in excess of five hours per month. In consideration of the consulting services to be provided, the Company agreed to pay each such former director an annual consulting fee equal to one-third of the annual retainer paid by the Company to members of the

Board as of the date of such former director's resignation or removal, multiplied by the number of calendar months (not to exceed 36 months) during which he has served as a member of the Board, divided by twelve, to be paid in quarterly installments.

On July 2, 1997, the Board of Directors moved to amend the form of Consulting and Noncompetition Agreement (before such amendment, the "Original Consulting Agreement" and, as so amended, the "Revised Consulting Agreement") that then existed between the Company and each director, so as to provide that each director would be entitled to receive, following the date of such director's resignation or removal, a nominal consulting fee of $1.00. Each of the current directors has entered into or has agreed to enter into a Revised Consulting Agreement and has accepted or has agreed to accept the foregoing nominal consulting fee in consideration of his obligations thereunder.

Each Revised Consulting Agreement contains an agreement by the director to maintain the confidentiality of the methods by which the business of the Company and its subsidiaries are conducted and of the proprietary or confidential information of the Company and its subsidiaries. Each Revised Consulting Agreement further provides that during the consulting term the former director will not directly or indirectly own, manage, operate, control, be employed by, advise or be connected in any manner with any person or entity which directly or indirectly is competitive with the businesses of the Company or its subsidiaries. In addition, each Revised Consulting Agreement provides that during the consulting term, the former director will not directly or indirectly hire or solicit the employment of any employee of the Company or one of its subsidiaries or induce any such employee to leave or decline employment with the Company or any such subsidiary. It is the present intention of the Board of Directors of the Company to require any other person who becomes a member of the Board in the future to enter into an agreement substantially similar to the Revised Consulting Agreements described above.

1985 INCENTIVE STOCK OPTION PLAN

The Company's 1985 Incentive Stock Option Plan ("1985 Option Plan") expired in July 1995. Options granted under the 1985 Option Plan are exercisable at a price not lower than 100% of the fair market value of the stock on the date of the grant. All outstanding options have the same vesting schedule pursuant to which they become exercisable in five equal installments commencing one year after the date of grant. The aggregate fair market value, measured as of the date of grant, of stock covered by options granted under the 1985 Option Plan to any employee may not exceed $100,000 in the year in which such options first become exercisable. As of September 30, 1997, Options for the purchase of 42,000 shares of Common Stock were outstanding under the 1985 Option Plan.

1995 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

The Company's 1995 Non-Employee Directors Stock Option Plan ("NEDSOP") provides that non-employee directors are entitled to receive one option to purchase 4,000 shares of Company Common Stock upon becoming a director. Each such director also receives an option to purchase

2,000 shares on the second anniversary of becoming a director and an additional option to purchase 2,000 shares on the fourth anniversary of becoming a director.

A non-employee director may not receive any other or further option under the NEDSOP, regardless of whether such director shall exercise any portion of the option or options awarded him thereunder, except that if an option granted expires unexercised prior to August 2, 2005 and had an exercise price higher than the fair market value of the Company Common Stock on the date of expiration, the optionee will automatically receive a new option for the same number of shares as were covered by the expired option but at an exercise price equal to the fair market value for such stock on the date of expiration of the old option. Although administered by a committee appointed by the Board, all options awarded to a director under the NEDSOP are granted automatically and without the exercise of discretion on the part of any person. A maximum of 75,000 shares may be covered by options granted pursuant to the NEDSOP. The NEDSOP will expire on August 2, 2005. The NEDSOP may be amended by the Board of Directors at any time, except that no such amendment may be made without the approval of the holders of a majority of the outstanding shares of Company Common Stock if it materially increases the benefits accruing to optionees, materially increases the number of shares which may be issued thereunder, or materially modifies the requirements as to eligibility for participation in the NEDSOP. In addition, provisions relating to the amount and price of shares to be issued under the NEDSOP may not be amended more than once every six months, other than to comply with changes to the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

The options are exercisable at a price not lower than 100% of the fair market value of the Company's shares on the date of the grant. The options are exercisable during a period of not more than ten years from the date of grant. The options vest and become exercisable in five equal annual installments, with the first installment vesting one year after the date of grant. No current director has completed one year of service as a director of the Company. Consequently, no current director has any vested options under the NEDSOP.

1997 OPTION PLAN

The following table sets forth the names of each of the Optionees who have been granted Options under the provisions of the 1997 Option Plan, the number of shares of Common stock that may be purchased upon the exercise of each of such Options, the percentage that each of the Option Grants represents of the total Option Grants awarded under the 1997 Option Plan, and the expiration date of each of such Options.

The table also reflects the potential realizable value of each Option Grant, assuming an exercise price of $_______ per share, and assuming that the market price of the Common Stock appreciates in value from $______ per share to the end of the option term at annualized rates of 5% and 10%, respectively.

                                                                                          Potential Realizable Value
                                                                                          at Assumed Annual Rates of
                                                                                            Stock Price Appreciation
                          Individual Option Grants                                              for Option Term
------------------------------------------------------------------------------------      --------------------------
        (a)                (b)            (c)           (d)               (e)                 (f)          (g)

                        Number of      % of Total
                        Shares of       Options
                         Common        Granted to
                          Stock        Employees
                       Underlying      Under the      Exercise
                         Options          1997          Price
        Name           Granted (#)    Option Plan    ($/Sh) (1)       Expiration Date       5% ($)(2)     10% ($)(2)
        ----           -----------    -----------    ----------       ---------------       ---------     ----------

Richard F. Watkins       1,615,000      26.92%                      September 30, 2007
Walter A. DeRoeck        1,500,000      25.00%                      September 30, 2007
Robert Thomajan          1,500,000      25.00%                      September 30, 2007
Robert L. Riviere          700,000      11.67%                      September 30, 2007
Gregory J. Figaro          150,000       2.50%                      September 30, 2007
John R. Slais              150,000       2.50%                      September 30, 2007
Jorge Sauri                100,000       1.67%                      September 30, 2007
Charles R. Peissel          70,000         *                        September 30, 2007
Patrick M. Kelly            70,000         *                        September 30, 2007
Wayne A. Pike               30,000         *                        September 30, 2007
Patricia A. Dickerson       30,000         *                        September 30, 2007
Rudy Cisneros               20,000         *                        September 30, 2007
Kay Overcash                20,000         *                        September 30, 2007
Craig Wittler               20,000         *                        September 30, 2007
James M. Jorgenson          15,000         *                        September 30, 2007
Mona Heckler                 5,000         *                        September 30, 2007
Walter Brian DeRoeck         5,000         *                        September 30, 2007

----------------------

* Less than 1%

(1) The exercise price of the Options will, in most circumstances, be equal to the greater of the fair market value of the Common Stock on the date on which the 1997 Option Plan and Option Grants are approved by the shareholders of the Company, or 130% of the fair market value of the Common Stock on the date on which the Option Grants were awarded -- $3.04 per share. Consequently, the exercise price for the Options cannot presently be determined. The exercise price used in the foregoing table is the closing price for the Common Stock on the New York Stock Exchange on November ___, 1997, the most recent practicable date prior to the date of this Proxy Statement. The actual Option Price may be greater or lesser than the Option Price set forth in the table.

(2) The provisions of the 1997 Option Plan specify several conditions to the exercise of Options granted thereunder, including, among others:
         (i) such Options become available for exercise (on a ratable basis) only after the Company satisfies significant aggregate earnings' requirements over the four-year period that commenced on October 1, 1997, or after certain "cliff vesting" provisions take effect (see "Approval and Adoption of the 1997 Incentive and Performance Stock Option Plan"); (ii) in the event the Optionee's employment by the Company and subsidiaries is terminated prior to expiration of the four-year vesting period, only that portion of the Options equal to the number of complete quarters of service over the four year period divided by sixteen shall be vested; and (iii) a "negative earnings provision" under the 1997 Option Plan will allow the Company to repurchase shares of stock acquired through the exercise of Options in the event that aggregate earnings of the Company fall below designated levels after Options are exercised.

                         POSSIBLE CONFLICTS OF INTEREST

The Board of Directors of the Company recommends that shareholders vote for the approval and adoption of the 1997 Option Plan.

The Board of Directors approved the 1997 Option Plan, subject to shareholder approval and adoption, on September 3, 1997. In view of the fact that they would receive options under the 1997 Option Plan, both Mr. DeRoeck and Mr. Thomajan abstained from voting as directors on the approval of the plan. With Messrs. DeRoeck and Thomajan abstaining, the 1997 Option Plan was unanimously approved by the other members of the Board of Directors, none of whom is employed by the Company or any of its subsidiaries.

The Compensation Committee, which is composed of Messrs. Lawrence E. Tilton, Alan M. Sager and Richard B. Curran, none of whom is employed by the Company or any of its subsidiaries, also approved the 1997 Option Plan and awarded the Option Grants described in this Proxy Statement by unanimous vote.

In considering the recommendations of the Board of Directors, shareholders of the Company should be aware that certain members of management of the Company and its subsidiaries, including Mr. DeRoeck, Chairman and Chief Executive Officer of the Company, and Mr. Thomajan, President and Secretary of the Company, have interests in the 1997 Option Plan that are different from, or in addition to, the interests of the shareholders of the Company generally. The Board of Directors of the Company was aware of these interests and considered them, among other matters, in approving the 1997 Option Plan.

Approval and adoption of the 1997 Option Plan requires the approval of the holders of a majority of the shares present and entitled to vote on the matter at the Special Meeting, provided that the total votes cast on the matter represent over 50% of the Common Stock entitled to vote on the matter.

                              CERTAIN TRANSACTIONS

LINE OF CREDIT

On September 15, 1997, NationsBank of Texas, N.A. ("Bank"), agreed to extend to the Company a $5,000,000 line of credit ("Line of Credit") for the Company's use in financing, to the extent the Company's funds are not sufficient, the initial operations of Paladin, Barton Creek and Texas Capital, including the financing of a pending transaction ("Pending Transaction"), in which Barton Creek would be a participant, that is currently under review by management of the Company. More particularly, in light of the Company's poor economic performance over the years and the relatively small size and illiquidity of the Company's assets, the Company was requested by the other party to the Pending Transaction to demonstrate that the Company had immediate access to at least $5 million that could be committed by the Company, should the Company elect to proceed with the business arrangements contemplated by the Pending Transaction.

In order for the Company to obtain the Line of Credit (and secure the favorable interest rate in conjunction therewith described below), Walter A. DeRoeck, Chairman and Chief Executive Officer of the Company, and Robert Thomajan, President of the Company, have each personally guaranteed the performance of the Company's obligations to the Bank under the Line of Credit.

The Line of Credit, which matures on September 15, 1998, calls for quarterly interest payments to be made by the Company at the Bank's prime rate of interest, less .5%, per annum. The Company's other bank debt, which is secured by the receivables and inventory of Allen-Lewis Manufacturing Company, is financed at an annual interest rate of 12%, which is 4% over the annual rate of interest secured by the Company on the Line of Credit as a result of the personal guaranties provided by Messrs. DeRoeck and Thomajan. As of October 31, 1997, the Company had drawn down a total of $__________ under the Line of Credit.

Because of the guaranties provided by Messrs. DeRoeck and Thomajan, the Company was not required to secure the performance of its obligations under the Line of Credit by pledging as collateral any of its assets or other properties.

Under the terms of their respective guaranties, both Mr. DeRoeck and Mr. Thomajan have agreed that, following the request of the Bank, they will not demand or receive from the Company payment of any debt, now or at any time hereafter owing by the Company to them, unless and until all of the Company's obligations under the Line of Credit have been fully paid and performed.

In the event that either Mr. DeRoeck or Mr. Thomajan is required to make payment to the Bank under the terms of their respective guaranties in satisfaction of the Company's obligations under the Line of Credit, he would have a right or cause of action against the Company for reimbursement of any such amounts paid to the Bank. However, under the terms of their respective guaranties, Mr. DeRoeck and Mr. Thomajan have waived any such right of reimbursement from the Company until such time as all of the Company's obligations to the Bank under the terms of the Line of Credit have been fully paid and performed.

With the exception of the Options that have been awarded, subject to the approval of the shareholders, to them under the 1997 Option Plan, neither Mr. DeRoeck nor Mr. Thomajan has requested, nor has the Company agreed to the payment of, any compensation or other remuneration to Mr. DeRoeck or Mr. Thomajan in consideration of their agreement to guarantee the obligations of the Company under the Line of Credit.

Mr. DeRoeck and Mr. Thomajan have advised the Company that, in the event the shareholders of the Company do not approve and adopt of the 1997 Option Plan prior to March 31, 1998, they will reserve the right to withdraw their personal guaranties. Should that occur, it is likely that the Bank would require immediate payment of any amount that was then payable under the Line of Credit. Alternatively, if the Company had not drawn down any funds under the Line of Credit prior to the time at which Messrs. DeRoeck and Thomajan elected to withdraw their guaranties, it is likely that the Bank would withdraw its commitment to the Company to fund the Line of Credit.

SOFTWARE LICENSE AGREEMENT

Paladin has entered into a Software License Agreement with Advance Resource Computer Technology, Inc. ("ARC"), pursuant to which ARC has granted Paladin a nonexclusive, worldwide sublicense to use certain proprietary computer software, which is currently identified as "LendTech 2K." The LendTech 2K software, upon completion of final testing and development, will be used by Paladin to automate and streamline the loan origination process, from application entry to the closing of the loan, by integrating state-of-the-art technologies in application processing and distributed communications. The terms of the Software License Agreement require Paladin to pay a monthly royalty fee to ARC equal to 0.5% of the original principal balance of all loans closed and funded by Paladin through the use of the LendTech 2K software.

Richard F. Watkins, Chairman, President and Chief Executive Officer of Texas Capital Markets, Inc., and Jorge Sauri, Executive Vice President of Paladin Financial, Inc., collectively own 49% of the outstanding shares of capital stock of ARC. As a result of their ownership interest in ARC, Messrs. Watkins and Sauri will indirectly benefit from the royalty fees paid to ARC by the Company.

ARC has reserved the right to terminate the Software License Agreement if the shareholders of the Company do not approve and adopt the 1997 Option Plan prior to March 31, 1998.

                               CHANGE IN CONTROL

On April 19, 1997, Mr. DeRoeck and Mr. Thomajan commenced the solicitation of proxies ("Proxy Solicitation") with the view to collecting the necessary number of votes to elect themselves to the Board of Directors of the Company in opposition to the election of the incumbent directors, Ed R.L. Wroe, Jr., age 72, and William E. Callahan, age 79, nominated by management of the Company.

Previously, in November 1996, Mr. DeRoeck: (i) advised the Company that he was nominating himself and Mr. Thomajan for election to the Board of Directors;
(ii) proposed a resolution ("Proposal") for presentation at the 1997 Annual Meeting of Shareholders of the Company, which resolution, if adopted by the shareholders, would have resulted in the amendment and restatement of Section
3.02 of the bylaws of the Company, with the effect of eliminating staggered terms for directors elected after its approval; (iii) advised the Company that Mr. DeRoeck intended to appear at the Annual Meeting of Shareholders in person or by proxy to submit the Proposal to the shareholders; and (iv) notified the Company that he intended to engage in a Proxy Solicitation in support of his nominees for election to the Board of Directors and the adoption of the Proposal.

The Company sought to omit the Proposal from its proxy materials on various, primarily technical, grounds and requested that the staff of the Securities and Exchange Commission recommend to the Commission that no enforcement action be taken against the Company if the Proposal was so omitted. Mr. DeRoeck filed a response urging that the Commission deny the Company's request if the Proposal were omitted from the Company's proxy statement. Following an exchange of correspondence, the staff of the Commission notified the Company that the Commission did not believe that the Proposal, as modified by Mr. DeRoeck, could be omitted from the Company's proxy materials.

Mr. DeRoeck was then advised by the Company that the Board of Directors had approved an amendment to the Company's bylaws, the effect of which was to eliminate staggered terms for directors who are elected or appointed at or after the Annual Meeting.

The 1997 Annual Meeting of Shareholders of the Company was held on May 7, 1997, for the purpose of electing two members of the Board of Directors of the Company and approving the appointment of Coopers & Lybrand L.L.P. as independent auditors for TCC. The Annual Meeting was adjourned to May 23, 1997, in order to allow the independent inspector of election appointed by the Company an opportunity to tabulate votes cast at the Annual Meeting.

On May 23, 1997, at the reconvened Annual Meeting of Shareholders, management of the Company reported the final tabulation of the independent inspector of election and announced the election of Messrs. DeRoeck and Thomajan to the Board of Directors and the appointment of Coopers & Lybrand L.L.P. as independent auditors.

At the first meeting of the Board of Directors of the Company held subsequent to the Annual Meeting of Shareholders, which was held on July 2, 1997, Mr. DeRoeck was elected Chairman and Chief Executive Officer of the Company, replacing Lawrence W. Schumann, who had resigned from those positions. In addition, Mr. Thomajan was elected to office as Secretary of the Company, to replace Frank W. Denius, who had resigned from that office. The Board of Directors also approved a resolution to expand the size of the Board of Directors by two seats and to add an advisory director to the Board. Additionally, the Board of Directors agreed to waive provisions of the Company's Shareholders Rights Plan to allow for Mr. DeRoeck and Mr. Thomajan and their affiliates to acquire up to 20% of the outstanding shares of Common Stock of the Company.

On July 11, 1997, Mr. DeRoeck acquired 71,000 shares of Common Stock, and Chamois Family Partnership, Ltd. ("Chamois"), a family limited partnership of which Mr. Thomajan is the sole general partner, acquired 71,000 shares of Common Stock, from Mr. Schumann. Mr. DeRoeck and Chamois paid $2.26 per share for such shares, which equaled the average closing price for the Common Stock for the 15-day trading period immediately preceding. The aggregate of 142,000 shares of Common Stock acquired from Mr. Schumann represented all of the shares of Common Stock of the Company deemed to be beneficially owned by Mr. Schumann, after giving effect to the cancellation of employee stock options previously granted to Mr. Schumann by the Company.

Mr. Schumann resigned, effective July 11, 1997, as a director and as the President of the Company, as well as the positions held by him with the Company's subsidiaries. The Company paid Mr. Schumann the sum of $288,481.92 in satisfaction of the Company's obligations under Mr. Schumann's severance agreement with the Company, and agreed to cause the ownership of the Company's term life insurance policy on the life of Mr. Schumann to be transferred to him. As part of the foregoing severance arrangements, Mr. Schumann was retained as a consultant with the Company to perform certain transition services in consideration of the payment to Mr. Schumann of $10,000 per month. The Company's consulting arrangements with Mr. Schumann terminated on September 3, 1997.

In addition, on July 11, 1997, Lawrence E. Tilton, Alan M. Sager and Richard B. Curran were elected to the Board of Directors of the Company to fill the vacancies created by the increase in the number of directors from six to eight directors, and to fill the vacancy created by the resignation of Mr. Schumann as a director of the Company. The three new directors were recommended for election to the board by a special Nominating Committee composed of Mr. DeRoeck, Mr. Thomajan and Mr. Denius. Mr. Curran was elected to fill Mr. Schumann's vacancy and, as a result, his term will not expire until the Annual Meeting of Shareholders to be held in 1999. The other two directors, who were elected to fill the vacancies created by the increase in the number of directors, will serve until the Annual Meeting of Shareholders to be held in 1998.

On August 25, 1997, Chamois purchased an additional 41,500 shares of Common Stock in a privately negotiated transaction for $2.25 per share.

On September 3, 1997, the Board of Directors announced the earlier resignations of W. Grogan Lord, age 82, Frank W. Denius, age 72, and J. Patrick Kaine, age 71, as members of the Board of Directors of the Company.

Robert D. Starnes, who had previously been named as an advisory director, was elected to the Board of Directors of the Company to fill the vacancy created by the resignation of Mr. Lord. Mr. Starnes' term of office will expire at the time of the Annual Meeting of Shareholders to be held in 1998. Mr. Starnes was recommended for election to the Board of Directors by Mr. DeRoeck and Mr. Thomajan.

As a result of the acquisition by Mr. DeRoeck and Chamois of the 142,000 shares of Common Stock from Mr. Schumann, and the subsequent purchase of 41,500 shares of Common Stock by Chamois (thereby increasing their combined ownership of the Company's Common Stock, when taken together with the shares of Common Stock owned individually by Mr. Thomajan, to approximately 16.5% of the shares of Common Stock issued and outstanding), the election of Mr. DeRoeck as Chairman and Chief Executive Officer of the Company, the election of Mr. Thomajan as President of the Company, the resignation of Messrs. Schumann, Lord, Denius and Kaine as directors of the Company, and the election of four new directors recommended by Messrs. DeRoeck and Thomajan, Messrs. DeRoeck and Thomajan may be deemed to have acquired control of the Company.

                       SECURITY OWNERSHIP OF THE COMPANY

The following table sets forth information, as of October 31, 1997, respecting the beneficial ownership of Common Stock of (a) each beneficial owner of more than 5% of the outstanding shares of Common Stock, (b) each director of the Company, (c) each executive officer of the Company and its principal subsidiaries, and (d) all directors of the Company and all executive officers of the Company and its principal subsidiaries, as a group. The following table also sets forth information respecting the anticipated beneficial ownership of Common Stock of each of such persons and such group, pro forma - after giving effect to the issuance of 6,000,000 shares of Common Stock upon the exercise of all of the Options granted under the 1997 Option Plan.

                                                                                   Pro Forma - After Giving Effect to
                                                                                    Issuance of 6,000,000 Shares of
                                                                                   Common Stock Upon Exercise of the
                                                                                            Options Granted
                                                                                       Under the 1997 Option Plan
                                                                                       --------------------------
                                               Number of         Approximate        Number of        Approximate
    Name and Address of Beneficial Owner         Shares       Percent of Class        Shares       Percent of Class
    ------------------------------------         ------       ----------------        ------       ----------------
    Cede & Co.(1)                                 ________         ______%           ________           ______%
        Box 20
        Bowling Green Station
        New York, New York 10004

   Walter A. DeRoeck (2)(3)                      254,900             9.23%           1,754,900           20.03%
       816 Congress Avenue
       Suite 1250
       Austin, Texas  78701

                                                                                   Pro Forma - After Giving Effect to
                                                                                    Issuance of 6,000,000 Shares of
                                                                                   Common Stock Upon Exercise of the
                                                                                            Options Granted
                                                                                       Under the 1997 Option Plan
                                                                                       --------------------------
                                               Number of         Approximate        Number of        Approximate
    Name and Address of Beneficial Owner         Shares       Percent of Class        Shares       Percent of Class
    ------------------------------------         ------       ----------------        ------       ----------------
   Robert Thomajan (2)(4)                        200,800             7.27%           1,700,800           19.41%
       816 Congress Avenue
       Suite 1250
       Austin, Texas  78701

   Dimensional Fund Advisors Inc.(5)             159,100             5.76%            159,100             1.82%
       1299 Ocean Avenue,
       11th Floor
       Santa Monica, California 90401

   Richard B. Curran (6)                          38,000             1.38%             38,000               *
       816 Congress Avenue Suite 1100
       Austin, Texas  78701

   Lawrence E. Tilton (7)                         5,000                *               5,000                *
       3103 Above Stratford Place
       Austin, Texas  78746

   Alan M. Sager (8)                              11,000               *               11,000               *
       7801 North Lamar Boulevard
       Austin, Texas  78752

   Robert D. Starnes (9)                            --                --                 --                --
       816 Congress Avenue
       Suite 1400
       Austin, Texas  78701

   Larry T. Marek (10)                            25,000               *               25,000               *
       5601 Logan Street
       Denver, Colorado  80216

   Richard F. Watkins (11)                          --                --             1,615,000           18.43%
       1714 Fortview Road, Suite 103
       Austin, Texas  78704

   Robert L. Riviere (12)                           --                --              700,000             7.99%
       1301 Capital of Texas Highway South,
       Suite B125
       Austin, Texas  78746

                                                                                   Pro Forma - After Giving Effect to
                                                                                    Issuance of 6,000,000 Shares of
                                                                                   Common Stock Upon Exercise of the
                                                                                            Options Granted
                                                                                       Under the 1997 Option Plan
                                                                                       --------------------------
                                               Number of         Approximate        Number of        Approximate
    Name and Address of Beneficial Owner         Shares       Percent of Class        Shares       Percent of Class
    ------------------------------------         ------       ----------------        ------       ----------------
   Gregory J. Figaro (13)                           --                --              150,000             1.71%
       1301 Capital of Texas
       Highway South, Suite B125
       Austin, Texas  78746

   John R. Slais (14)                               --                --              150,000             1.71%
       1301 Capital of Texas
       Highway South, Suite B125
       Austin, Texas  78746

   Jorge Sauri (15)                                 --                --              100,000             1.14%
       1714 Fortview Road, Suite 103
       Austin, Texas  78704

   Charles R. Peissel (16)                         500                 *               70,500               *
       1714 Fortview Road, Suite 103
       Austin, Texas  78746

   Patrick M. Kelly (17)                            --                --               70,000               *
       1714 Fortview Road, Suite 103
       Austin, Texas  78704

   Wayne A. Pike (18)                               --                --               30,000               *
       1714 Fortview Road, Suite 103
       Austin, Texas  78704

   All Directors and Executive                   535,200            19.09%           6,420,200           73.16%
       Officers as a Group (19)
       (15 persons)

------------------------

*        Less than 1%

(1) The Company is informed that Depository Trust Company (55 Water Street, New York, New York) holds shares of Common Stock of record in the name of Cede & Co. and that the beneficial ownership of such shares is held by various broker-dealers and banks throughout the United States, or their customers. No information as to such beneficial ownership has been made available to the Company.

(2) Mr. DeRoeck, Mr. Thomajan and Chamois Family Partnership, Ltd. ("Chamois") have jointly filed a Schedule 13D with the Securities and Exchange Commission, wherein they stated that they had formed a group for the purpose of acquiring shares of the Common Stock of the Company. As a group, Mr. DeRoeck, Mr. Thomajan and Chamois own beneficially a total of 455,700 shares of Common Stock, representing approximately 16.5% of the shares of Common Stock issued and outstanding. However: (a) Mr. DeRoeck disclaims any beneficial ownership in the shares of Common Stock owned by Mr. Thomajan and Chamois; (b) Mr. Thomajan and Chamois disclaim any beneficial ownership in the shares of Common Stock owned by Mr. DeRoeck; and (c) Chamois disclaims any beneficial ownership in the shares of Common Stock owned by Mr. Thomajan.

(3) Mr. DeRoeck also has an option to acquire 4,000 shares of Common Stock under the Company's 1995 Non-Employee Directors Stock Option Plan, and, subject to shareholder approval, an option to acquire an additional 1,500,000 shares of Common Stock under the Company's 1997 Option Plan. The options issued under the 1995 Non-Employee Directors Stock Option Plan and 1997 Option Plan have not vested and are subject to forfeiture in accordance with the respective terms of such plans.

(4) Of the shares of Common Stock indicated opposite Mr. Thomajan's name, 88,300 shares are held of record and owned beneficially by Mr. Thomajan, and 112,500 shares are held of record by Chamois Family Partnership, Ltd., which is a Texas limited partnership formed for the purpose of acquiring and holding assets for the benefit of Mr. Thomajan and members of Mr. Thomajan's family. Mr. Thomajan serves as the sole general partner of Chamois. While Chamois holds the shares of Common Stock indicated for the benefit of both Mr. Thomajan and members of his family, Mr. Thomajan, as the sole general partner of Chamois, has the sole power to vote or to direct the vote of and the sole power to dispose or direct the disposition of such shares of Common Stock. Consequently, Mr. Thomajan may be deemed to be the beneficial owner of all of the shares of Common Stock held by Chamois. Mr. Thomajan also has an option to acquire 4,000 shares of Common Stock under the Company's 1995 Non-Employee Directors Stock Option Plan and, subject to shareholder approval, an option to acquire an additional 1,500,000 shares of Common Stock under the Company's 1997 Option Plan. The options issued under the 1995 Non-Employee Directors Stock Option Plan and the 1997 Option Plan have not vested and are subject to forfeiture in accordance with the respective terms of such plans.

(5) Dimensional Fund Advisors Inc., a registered investment advisor ("Dimensional"), has advised the Company that Dimensional is deemed to have beneficial ownership of ________ shares of Common Stock as of October 31, 1997, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, for all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(6) Mr. Curran also has an option to acquire 4,000 shares of Common Stock under the Company's 1995 Non-Employee Directors Stock Option Plan, which option has not vested and is subject to forfeiture under the provisions of such plan.

(7) Mr. Tilton also has an option to acquire 4,000 shares of Common Stock under the Company's 1995 Non-Employee Directors Stock Option Plan, which option has not vested and is subject to forfeiture under the provisions of such plan.

(8) Of the shares of Common Stock indicated opposite Mr. Sager's name, 7,000 shares are held of record by The Alan Sager Consulting Pension Trust, the investments of which are directed by Mr. Sager, and 4,000 shares are held of record by the Sager Family Limited Partnership, with respect to which Mr. Sager serves as one of the general partners. Mr. Sager also has an option to acquire 4,000 shares of Common Stock under the Company's 1995 Non-Employee Directors Stock Option Plan, which option has not vested and is subject to forfeiture under the provisions of such plan.

(9) Mr. Starnes has an option to acquire 4,000 shares of Common Stock under the Company's 1995 Non-Employee Directors Stock Option Plan, which option has not vested and is subject to forfeiture under the provisions of such plan.

(10) Mr. Marek also has an option to acquire 30,000 shares of Common Stock under the Company's 1985 Option Plan, 16,000 shares of which are vested and subject to exercise.

(11) Mr. Watkins has an option, subject to shareholder approval, to acquire 1,615,000 shares of Common Stock under the Company's 1997 Option Plan. The options issued under the 1997 Option Plan have not vested and are subject to forfeiture in accordance with the terms of such plan.

(12) Mr. Riviere has an option, subject to shareholder approval, to acquire 700,000 shares of Common Stock under the 1997 Option Plan, which option has not vested and is subject to forfeiture under the provisions of such plan.

(13) Mr. Figaro has an option, subject to shareholder approval, to acquire 150,000 shares of Common Stock under the 1997 Option Plan, which option has not vested and is subject to forfeiture under the provisions of such plan.

(14) Mr. Slais has an option, subject to shareholder approval, to acquire 150,000 shares of Common Stock under the 1997 Option Plan, which option has not vested and is subject to forfeiture under the provisions of such plan.

(15) Mr. Sauri has an option, subject to shareholder approval, to acquire 100,000 shares of Common Stock under the 1997 Option Plan, which option has not vested and is subject to forfeiture under the provisions of such plan.

(16) Mr. Peissel also has an option, subject to shareholder approval, to acquire 70,000 shares of Common Stock under the 1997 Option Plan, which option has not vested and is subject to forfeiture under the provisions of such plan.

(17) Mr. Kelly has an option to acquire 70,000 shares of Common Stock under the 1997 Option Plan, which option has not vested and is subject to forfeiture under the provisions of such plan.

(18) Mr. Pike has an option to acquire 30,000 shares of Common Stock under the 1997 Option Plan, which option has not vested and is subject to forfeiture under the provisions of such plan.

(19) The number of shares of Common Stock indicated as held by all directors and executive officers as a group includes the shares of Common Stock held of record by Chamois Family Partnership, Ltd.

In addition to the options described in the foregoing table and the footnotes thereto, Options covering an additional 115,000 shares of Common Stock have been issued, subject to the approval and adoption of the 1997 Option Plan by the shareholders of the Company, to various other employees of Paladin, Barton Creek and Texas Capital under the terms of such plan. Included among such Options is an Option covering 5,000 shares of Common Stock that has been issued to Walter Brian DeRoeck. Mr. DeRoeck is an Assistant Vice President of Texas Capital Markets, Inc. and the son of Walter A. DeRoeck, Chairman and Chief Executive Officer of the Company.

                                    DILUTION

As of October 31, 1997, there were 2,762,115 shares of Common Stock issued and outstanding, of which approximately 16.5% were owned beneficially by Mr. DeRoeck and Mr. Thomajan, and approximately 2.6% of which were owned beneficially by the other directors of the Company and the other executive officers of the Company and its principal subsidiaries. See "Security Ownership of the Company."

If the shareholders of the Company approve and adopt the 1997 Option Plan, and if the 6,000,000 shares of Common Stock (the maximum number of shares issuable under the 1997 Option Plan, subject to the adjustments described therein) are issued under the 1997 Option Plan to the persons and in the amounts described herein (excluding any other shares of Common Stock that may be issued under the Company's other option plans or otherwise upon the determination of the Board of Directors), 8,762,115 shares of Common Stock will then be outstanding, of which approximately 39.4% will then be owned beneficially by Mr. DeRoeck and Mr. Thomajan, and approximately 33.8% of which will then be owned beneficially by the other directors of the Company and the other executive officers of the Company and its principal subsidiaries, or their respective permitted assigns. See "Security Ownership of the Company."

However, in order for any shares of Common Stock to be issued under the 1997 Option Plan, the Company will be required to realize, over the four-year period that commenced on October 1, 1997 and ends on

September 30, 2001, at least $5 million in aggregate cumulative earnings. Moreover, in order for the full 6,000,000 shares of Common Stock to be issued under the 1997 Option Plan, the Company will be required to realize, over the foregoing four-year period, at least $60 million in aggregate cumulative earnings. In any case, all shares of Common Stock issuable under the 1997 Option Plan will vest at the end of nine years under the cliff vesting provisions of the plan. See "Approval and Adoption of the 1997 Incentive and Performance Stock Option Plan."

The Company has reported losses from continuing operations for the last three fiscal years and for six of the last ten fiscal years. Moreover, viewed retrospectively and using the same definition of aggregate cumulative earnings as is employed in the 1997 Option Plan, the Company experienced an aggregate cumulative loss of $1.7 million during the three years ending with fiscal year 1996, and an aggregate cumulative loss of $__________ for the nine months ended September 30, 1997. More importantly, the Company realized only $3.8 million in aggregate cumulative earnings during the ten years ending with fiscal year 1996, an amount that would be insufficient to cause the vesting of any Options under the 1997 Option Plan, and the Company has not accumulated more than $60 million in aggregate cumulative earnings since the date it commenced business in 1958. See "The Company."

                             SHAREHOLDER PROPOSALS

Any shareholder proposals to be considered for inclusion in proxy materials for the 1998 Annual Meeting of Shareholders of the Company must be received at the principal executive offices of the Company no later than November 23, 1997.

                                 OTHER MATTERS

As of the date of this Proxy Statement, the Company knows of no matters that will be presented for consideration at the Special Meeting other than as described in this Proxy Statement. If any other matters shall properly come before the meeting or any adjournments or postponements thereof and be voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any such matters. The persons named as proxies intend to vote or not to vote in accordance with the recommendation of the management of the Company.

                                   APPENDIX A

                              TCC INDUSTRIES, INC.
                1997 INCENTIVE AND PERFORMANCE STOCK OPTION PLAN


         1.      Purposes of the Plan.     The purposes of this 1997 Incentive
and Performance Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees of the Company and to promote the success of the Company's business. Options granted hereunder may be either "incentive stock options", as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or "non-statutory stock options", at the discretion of the Board and as reflected in the terms of the written option agreement.

         2.      Definitions.     As used herein, the following definitions
shall apply:

                 (a) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                 (b) "Common Stock" shall mean the $1.00 Par Value Common Stock of the Company.

                 (c) "Company" shall mean TCC Industries, Inc., a Texas corporation and its affiliates.

                 (d) "Committee" shall mean the Compensation Committee of the Company appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan.

                 (e) "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of sick leave, military leave, any other leave of absence approved by the Board, or if such leave is for a period of not more than 90 days or if reemployment upon the expiration of such leave is guaranteed by contract or statute.

                 (f) "Employee" shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

                 (g) "Incentive Stock Option" shall mean an Option intended to qualify as an incentive stock option within the meaning of
         Section 422 of the Code.

                 (h) "Non-statutory Stock Option" shall mean an Option that is not intended to qualify as an Incentive Stock Option.

                 (i) "Option" shall mean a stock option granted pursuant to the Plan.

                 (j) "Option Grant" shall mean the Performance Stock Option Agreement, Incentive Stock Option Agreement or other agreement entered into by the Company and the Optionee specifying the terms of the Option.

                 (k) "Option Price" shall mean the price for which the Optioned Stock may be purchased upon the exercise of an Option.

                 (l) "Optioned Stock" shall mean the Common Stock subject to an Option.

                 (m) "Optionee" shall mean an Employee who receives an Option.

                 (n) "Parent" shall mean a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

                 (o) "Plan" shall mean this 1997 Incentive and Performance Stock Option Plan.

                 (p) "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 12 hereof.

                 (q) "Subsidiary" shall mean a subsidiary corporation, whether now or hereafter existing, as defined in Section 424(f) of the Code.

         3.      Stock Subject to the Plan.        Subject to the provisions of
Section 12, the maximum aggregate number of shares which may be optioned and sold under the Plan is 6,000,000 shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock. If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

         4.      Administration of the Plan.

                 (a) Procedure. The Plan shall be administered by the Committee which is appointed by the Board of Directors of the Company. The Committee consists of not less than two members of the Board of Directors who are not also employees or officers of the Company or a Subsidiary to administer the Plan on behalf of the Board of Directors, subject to such terms and conditions as the Board of Directors may prescribe. The Committee shall continue to serve until otherwise directed by the Board of Directors. From time to time the Board of Directors may increase the size of the Committee and appoint additional members therefor, remove members (with or without cause) and appoint new members in substitution thereof, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan. Members of the Committee who are either eligible for Options or have been granted Options may vote on any matters affecting the administration of the Plan or the grant of any Options pursuant to the Plan, except that no such member shall act upon the granting of an Option to himself, but any such member may be counted in determining the existence of a quorum at any meeting of the Committee during which action is taken with respect to the granting of Options to him.

                 (b) Powers of the Committee. Subject to the provisions of the Plan, the Committee shall have the authority, in its discretion:
         (i) to grant Incentive Stock Options, in accordance with Section 422 of the Code, or Non-statutory Stock Options; (ii) to determine, upon review of relevant information and in accordance with Section 8(b) hereof, the fair market value of the Common Stock; (iii) to determine the exercise price per share of Options to be granted, which exercise price shall be determined in accordance with Section 8(a) hereof; (iv) to determine the Employees to whom, and the time or times at which, Options shall be granted and the number of shares to be represented by each Option; (v) to interpret the Plan; (vi) to prescribe, amend and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each Option granted; (viii) to accelerate or defer (with the consent of the Optionee) the exercise date of any Option, consistent with the provisions of Section 5 hereof; (ix) to authorize any person to execute on behalf of the Company the Option Grant and any instrument required to effectuate the grant of an Option previously granted by the Board; and (x) to make all other determinations deemed necessary or advisable for the administration of the Plan.

                 (c) Effect of the Committee's Decision. All decisions, determinations and interpretations of the Committee shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

         5.      Eligibility.

                 (a) Options may be granted only to Employees. An Employee who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

                 (b) No Employee may be granted Options to acquire more than 1,800,000 shares of Common Stock during the term of the Plan; provided, that adjustments in the number of shares covered by Options may be made under Section 12 of the Plan or under any similar provision set forth in an applicable Option Grant.

                 (c) No Incentive Stock Option may be granted to an Employee which, when aggregated with all other Incentive Stock Options granted to such Employee, would result in shares of Common Stock having an aggregate fair market value (determined for each Share as of the date of grant of the Option covering such Share) in excess of $100,000 becoming first available for purchase upon exercise during any calendar year.

                 (d) Section 5(b) shall apply only to an Incentive Stock Option evidenced by an "Incentive Stock Option Agreement" which sets forth the intention of the Company and the Optionee that such Option shall qualify as an Incentive Stock Option. Section 5(b) shall not apply to any Option evidenced by a "Non-statutory Stock Option Agreement" which sets forth the intention of the Company and the Optionee that such Option shall be a Non-statutory Stock Option.

                 (e) The Plan and the Option Grant shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or consulting relationship at any time.

         6.      Term of Plan.    The Plan shall become effective upon the
adoption by the Board of Directors, subject to approval by the shareholders of the Company as described in Section 19. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 15; provided, however, any Option Grant made during the term of the Plan may continue in full force and effect after the date of such termination.

         7. Term of Option. The term of each Incentive Stock Option shall be ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option Grant. The term of each Non-statutory Stock Option shall be ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option Grant. However, in the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than Ten Percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, if the Option is an Incentive Stock Option, the term of the Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided in the Option Grant.

         8.      Exercise Price and Consideration.

                 (a) The Option Price per Share for Shares to be issued pursuant to the exercise of an Option shall be such price as is determined by the Board, but shall be subject to the following:

                          (i)     In the case of an Incentive Stock Option:

                                        (A)     granted to an Employee who, at
                                  the time of the grant of such Incentive Stock Option, owns stock representing more than Ten Percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than One Hundred Ten Percent (110%) of the fair market value per Share on the date of grant; and

                                        (B)     granted to any Employee, the
                                  per Share exercise price shall be no less than One Hundred Percent (100%) of the fair market value per Share on the date of grant.

                          (ii) In the case of a Non-statutory Stock Option granted to any person, the per Share exercise price shall be not less than One Hundred Percent (100%) of the fair market value per Share on the date of the grant.

                 (b) The fair market value of a Share shall be determined by the Board in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be no less than the closing price of the Common Stock on the date of grant, as reported in the New York Stock Exchange Composite Transactions Reporting System as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation System) or, in the event the Common Stock is listed on a stock exchange other than the New York Stock Exchange, the fair market value per Share shall be no less than the closing price on such exchange on the date of grant of the Option, as reported in the Wall Street Journal.

                 (c) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist entirely of cash, check, promissory note, Shares of Common Stock or Options having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under relevant portions of Delaware law, if applicable.

         9.      Exercise of Option.

                 (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan. Except with regard to those specific provisions herein applicable to Incentive Stock Options, the provisions set forth herein may be modified under the terms of any specific Option Grants.

                 An Option may not be exercised for a fraction of a Share.

                 An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(c). Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 12.

                 Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

                 (b) Termination of Status as an Employee. Except as otherwise provided herein or as may be provided in an Option Grant, in the event an Optionee ceases to serve as an Employee for any reason Optionee may (unless its Option shall have previously expired pursuant to the provisions hereof) exercise its Option at any time before the first to occur of (i) the expiration of the original Option period, or
         (ii) three (3) months, to the extent of the number of Shares subject to such Option which are purchasable by Optionee on the date of termination of employment. Any Options not exercised before such time shall terminate.

                 (c) Disability of Optionee. Notwithstanding the provisions of Section 9(b) above, in the event an Employee is unable to continue his or her employment or consulting relationship (as the case may be) with the Company as a result of his or her permanent and total disability (as defined in Section 22(e)(3) of the Code or in any applicable Employment Agreement), he or she may, but only within six
         (6) months (or such other period of time not exceeding twelve (12) months as is determined by the Board at the time of grant of the Option) from the date of termination of employment, exercise his or her Option to the extent he or she was entitled to exercise it at the date of such termination. To the extent that he or she was not entitled to exercise the Option at the date of termination of employment, or if he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

                 (d) Death of Optionee. In the event of the death of an Optionee during the term of the Option who is at the time of death an Employee of the Company and who shall have been in Continuous Status as an Employee since the date of grant of the Option, the Option may be exercised, at any time within fifteen (15) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of death.

         10. Transferability of Stock Options. No Incentive Stock Option may be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. Non-statutory Stock Options may be transferred, subject to restrictions on transferability, if any, set forth in applicable Option Grants.

         11. Limitations on Grants to Ten Percent (10%) Shareholders. An Incentive Stock Option may be granted under the Plan to an Employee possessing more than Ten Percent (10%) of the total combined voting power of all classes of stock of the Company or of any parent or Subsidiary of the Company only if the exercise price is at least One Hundred Ten Percent (110%) of the fair market value of the Common Stock subject to the Option on the date it is granted.

         12. Adjustments Upon Changes in Capitalization or Merger. Subject to any required action by the shareholders of the Company and the terms of any Option Grant, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company.

         13. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Committee makes the determination granting such Option. Notice of the determination shall be given to each Employee to whom an Option is so granted within a reasonable time after the date of such grant.

         14.     Performance-based Plan.   The purpose of the Plan is to
provide compensation in the form of Options to the officers and Employees of the Company and the Subsidiaries based upon certain specific performance goals established by the Committee and relating to performance objectives of the Company. This performance-based compensation is intended to be treated as such under Section 162(m) of the Code and the Regulations thereunder.

         15.     Amendment and Termination of the Plan.

                 (a) Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that, with respect to Incentive Stock Options, the following revisions or amendments shall require approval of the shareholders of the Company in the manner described in Section 19 hereof:

                          (i) any increase in the number of Shares subject to the Plan, other than in connection with an adjustment under
                 Section 12 of the Plan;

                          (ii) any change in the designation of the class of employees eligible to be granted Incentive Stock Options; or

                          (iii) if the Company has a class of equity security registered under Section 12 of the Exchange Act at the time of such revision or amendment, any material increase in the benefits accruing to participants under the Plan.

                 (b) Shareholder Approval. If any amendment requiring shareholder approval under Section 15(a) is made subsequent to the first registration of any class of equity security by the Company under Section 12 of the Exchange Act, such shareholder approval shall be solicited as described in Section 19.

                 (c) Other Options; Effect of Amendment or Termination. Provisions of the Plan applicable to Non- statutory Stock Options may be amended by the Board, subject to limitations and requirements of applicable law. Any amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not be amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

         16. Conditions Upon Issuance of Shares. Shares may not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any provision of law.

         17. Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

         The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         18. Option Grants. Options shall be evidenced by Option Grants and other written option agreements in such form as the Board shall approve.

         19. Shareholder Approval of the Plan. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve
(12) months after the date the Plan is adopted. If such shareholder approval is obtained at a duly held shareholders' meeting, it may be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company, such holders being present or represented and entitled to vote thereon. The approval of such shareholders of the Company shall be (a) solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, or (b) solicited after the Company has furnished in writing to the holders entitled to vote substantially the same information concerning the Plan as that which would be required by the rules and regulations in effect under Section 14(a) of the Exchange Act at the time such information is furnished. In the event, for any reason, shareholder approval is not obtained within the twelve (12) month period, the Company shall be relieved of any liability in respect of the failure to issue Shares or otherwise honor the terms of the Stock Grants.

         20. Conversion of Incentive Stock Options. In the event for any reason any Incentive Stock Option does not qualify for treatment as such under the Code for any reason (a) all such Incentive Stock Options issued under the Plan shall be converted to Non-statutory Stock Options and as such shall be subject to the provisions of the Plan applicable to Non-statutory Stock Options and (b) the Board may amend or modify the terms of any Option Grant necessary to treat such Options as Non-statutory Stock Options.

         21. Information to Optionees. The Company shall provide to each Optionee, during the period for which such Optionee has one or more Options outstanding, copies of all annual reports and other information which are provided to all shareholders of the Company. The Company shall not be required to provide such information if the issuance of Options under the Plan is limited to key employees whose duties in connection with the Company assure their access to equivalent information.

                                   APPENDIX B

                         PERFORMANCE STOCK OPTION GRANT


         THIS PERFORMANCE STOCK OPTION GRANT (the "Agreement") is made and entered into on September 3, 1997 effective as of October 1, 1997 (the "Effective Date"), by and between TCC Industries, Inc. a Texas corporation (the "Company"), and ____________________ (the "Optionee").

                                R E C I T A L S:

         A. The Company considers it desirable to motivate, reward and retain officers and key employees of the Company and its direct or indirect Subsidiaries.

         B. The Company has adopted that certain 1997 Incentive and Performance Stock Option Plan (the "1997 Option Plan") pursuant to which this Agreement is entered into.

         C. The Company considers it desirable to give the Optionee an added incentive to advance the Company's and its Subsidiaries' interests.

         D. The Company has determined to grant the Optionee the right to purchase certain stock of the Company pursuant to the terms and conditions of this Agreement.

         E. Concurrently with the grant to the Optionee hereunder, the Company is granting to other employees of the Company and Subsidiaries (individually, the "Other Optionee" and, collectively, the "Other Optionees") options containing similar terms and conditions (collectively, the "Other Performance Options").

                               A G R E E M E N T:

         NOW, THEREFORE, in consideration of the covenants hereinafter set forth, the parties hereto agree as follows:

1. Option; Maximum Number of Shares; Price. In accordance with the terms and subject to the conditions set forth herein, the Company hereby grants to the Optionee the right (the "Option") to purchase up to a maximum of [____] shares (the "Shares") of the common stock, $1.00 par value per share (the "Common Stock"), of the Company at a purchase price (the "Option Price") equal to the greater of (a) $3.04 per share or (b) the per share fair market value of the Common Stock on the date of the meeting of the shareholders of the Company to approve of the 1997 Option Plan based on the average value of a share of Common Stock for the ten (10) trading days immediately prior to such meeting, using the reported closing price of the Common Stock as reported in the New York Stock Exchange Composite Transactions Reporting System, to be paid in accordance with Section 13 or 14 hereof. It is intended that the Option will not qualify for treatment as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

2. Vesting and Exercisability. The Option shall vest and become exercisable for that number of Shares determined pursuant to the following provisions:

         (a) Vesting. In the event of the termination of the Optionee's employment with the Company (or a Subsidiary of the Company) pursuant to that certain Employment Agreement dated October 1, 1997 between the Company and the Optionee (the "Employment Agreement") due to voluntary termination by the Optionee, the Optionee's death, disability, termination for good reason, or termination for cause under Section
         6.3 (a), (b) or (c) of the Employment Agreement, the Option shall vest for the number of Shares determined by multiplying the number of Shares, if any, that have become exercisable pursuant to the provisions of clause (b) below as of the date of the Optionee's termination of employment as specified herein, by a fraction (not to be more than one), the numerator of which shall be the total number of quarterly periods, each consisting of three (3) complete calendar months, commencing on the Effective Date that the Optionee shall have been employed with the Company (or a Subsidiary of the Company) prior to the termination of employment and the denominator of which shall be sixteen (16) subject, however to the provisions regarding restricted stock, repurchase, redemption and for forfeiture contained herein.

         (b) Exercisability. Except as provided in clause (c) below, the Option shall be exercisable only for the number of Shares set forth in this clause (b). Within forty-five (45) days following each Measurement Date the Company shall determine the Aggregate Cumulative Earnings that shall have been realized by the Company from the commencement of the Measurement Period through such Measurement Date. From and after the Measurement Date on which the Company shall have realized Aggregate Cumulative Earnings during the Measurement Period equal to or exceeding Five Million Dollars ($5,000,000), the Option shall become exercisable ratably for the number of Shares determined as follows:


        If the Aggregate Cumulative Earnings Realized by         Then the Number of Shares that shall Vest and
         the Company During the Measurement Period Is:          Become Exercisable Ratably Under the Option Is:
         At least $5,000,000 but less than $10,000,000                         [8.33% to 16.67%]
         At least $10,000,000 but less than $15,000,000                        [16.67% to 26.67%]
         At least $15,000,000 but less than $20,000,000                        [26.67% to 33.33%]

        If the Aggregate Cumulative Earnings Realized by         Then the Number of Shares that shall Vest and
         the Company During the Measurement Period Is:          Become Exercisable Ratably Under the Option Is:
         At least $20,000,000 but less than $25,000,000                        [33.33% to 41.67%]
         At least $25,000,000 but less than $30,000,000                        [41.67% to 50.00%]
         At least $30,000,000 but less than $35,000,000                        [50.00% to 58.33%]
         At least $35,000,000 but less than $40,000,000                        [58.33% to 66.67%]
         At least $40,000,000 but less than $45,000,000                        [66.67% to 75.00%]
         At least $45,000,000 but less than $50,000,000                        [75.00% to 83.33%]
         At least $50,000,000 but less than $55,000,000                        [83.33% to 91.67%]
         At least $55,000,000 but less than $60,000,000                       [91.67% to 100.00%]
                      $60,000,000 or more                                          [100.00%]

         If, as of September 30, 2001, any Optionee has exercised an Option for shares of Common Stock in excess of the number of shares of Common Stock which could be acquired by the Optionee pursuant to the above table (as a result of losses incurred by the Company following periods of earnings and the exercise of Options thereupon), such shares in excess of those subject to exercise on such date (the "Earnings Adjustment Shares") may be repurchased from the Optionee by the Company. The Earnings Adjustment Shares shall be purchased by the Company at the Option Price to the extent the market value of such shares is greater than the Option Price.

         (c) Cliff Vesting. Provided the Optionee is at the time an employee of the Company (or a Subsidiary of the Company), the Option shall become exercisable for the full number of Shares issuable thereunder on September 30, 2006.

         (d) Restricted Stock. For the period prior to October 1, 2001 and provided that the Optionee is an employee of the Company (or a Subsidiary of the Company) at the time the Option becomes exercisable under clause (b) above, the Option may be exercised to the extent permitted under clause (b) above, provided that any Shares acquired at such exercise shall be subject to forfeiture as provided herein and in
         Section 3 below.

         (e) Termination for Cause. Notwithstanding any of the foregoing in the event the Optionee is terminated by the Company (or a Subsidiary of the Company) for cause, as defined in Section 6.3 (d),
         (e) or (f) of the Employment Agreement, at any time before October 1, 2001, no portion of the Option shall be vested and all Shares acquired by such Optionee under clause (b) above shall be subject to forfeiture as if the Employment Termination occurred within the first twelve (12) month period following the Effective Date, as provided in Section 3 below.

3. Forfeiture of Shares; Restricted Stock. In the event the Optionee terminates employment with the Company (or any Subsidiary of the Company) prior to the expiration of the four-year period ("Stock Restriction Period") that shall commence on the Effective Date (the "Employment Termination"), then all or some of the Shares acquired under the Option will be forfeited as follows:

         (a) if the Employment Termination occurs at any time within the first twelve-month period following the Effective Date, any shares of Common Stock that shall have been purchased under the Option prior to the expiration of the Stock Restriction Period may be redeemed, at the option of the Company, in accordance with the provisions of this Section;

         (b) if the Employment Termination occurs at any time within the second twelve-month period following the Effective Date, Seventy-five Percent (75%) of the shares of Common Stock that shall have been purchased under the Option prior to the expiration of the Stock Restriction Period may be redeemed, at the option of the Company, in accordance with the provisions of this Section;

         (c) if the Employment Termination occurs at any time within the third twelve-month period following the Effective Date, Fifty Percent (50%) of the shares of Common Stock that shall have been purchased under the Option prior to the expiration of the Stock Restriction Period may be redeemed, at the option of the Company, in accordance with the provisions of this Section; and

         (d) if the Employment Termination occurs at any time within the fourth twelve-month period following the Effective Date, 25% of the shares of Common Stock that shall have been purchased under the Option prior to the expiration of the Stock Restriction Period may be redeemed, at the option of the Company, in accordance with the provisions of this Section.

In the event that the Company elects to redeem any shares of Common Stock pursuant to the provisions hereof, the Company shall give written notice of its election to the Optionee within thirty (30) days after the Employment Termination. Any shares of Common Stock purchased by the Company pursuant to the provisions of this Section shall be purchased by the Company for an amount equal to the Option Price that shall have been paid therefor by the Optionee. Any purchase and sale of shares of Common Stock pursuant to this Section shall be concluded at the principal executive offices of the Company at such time and on such date as shall be reasonably selected by the Company and communicated in writing to the Optionee, at which time the Company shall deliver, by wire transfer of immediately available funds, to the Optionee or his designee the total purchase price for said shares of Common Stock, against delivery by the Optionee of certificates representing said shares of Common Stock, duly endorsed by the Optionee and in proper form for transfer. During the Stock Restriction Period, the Company shall cause any certificates evidencing the shares of Common Stock issued upon the exercise of the Option to reflect a restrictive legend describing the redemption provisions set forth in this Section and shall cause the Company's registrar and stock transfer agent to impose and enforce stop transfer instructions relative to the sale or transfer of said shares of Common Stock consistent with the requirements of this Section.

4. Expiration of Option; Termination of Agreement. The Option set forth herein shall expire and, except as set forth in Section 11(j), below, this Agreement shall terminate at 5:00 p.m., Austin, Texas time on September 30, 2007.

5. Adjustment of Option Price and Shares of Common Stock Issuable Upon Exercise of Option. The Option Price and shares of Common Stock issuable upon exercise of the Option shall be subject to adjustment from time to time as follows:

         (a) Common Stock Dividends, Subdivisions and Combinations. In case at any time after the date of this Agreement the Company shall
         (i) pay a dividend, or make a distribution, on the outstanding shares of Common Stock in shares of Common Stock (other than a dividend or distribution upon a merger or consolidation to which Section 6 applies), (ii) effect a subdivision of its outstanding shares of Common Stock into a larger number of shares of Common Stock (other than a subdivision upon a merger or consolidation to which Section 6 applies), or (iii) effect a combination of its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, and in each such case (other than a combination upon a merger or consolidation to which Section 6 applies), (A) in the case of any such dividend or distribution, immediately after the opening of business on the day after the date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (B) in the case of any such subdivision or combination, immediately after the opening of business on the day after the day upon which such subdivision or combination becomes effective, the number of shares of Common Stock covered by the Option shall be adjusted so that the Optionee shall be entitled to receive, upon the exercise thereof, the number of shares of Common Stock determined by (y) in the case of any such dividend or distribution, multiplying the number of shares of Common Stock covered by the Option at the opening of business on the day after such date for determination by a fraction (not to be less than one), (i) the numerator of which shall be equal to the sum of the number of shares of Common Stock outstanding at the close of business on such date for determination and the total number of shares constituting such dividend or distribution and (ii) the denominator of which shall be equal to the number of shares of Common Stock outstanding at the close of business on such date for determination, or (z) in the case of any such combination, by proportionately reducing, or, in the case of any such subdivision, by proportionately increasing, the number of shares of Common Stock covered by the Option at the opening of business on the day after the date upon which such subdivision or combination becomes effective.

         (b) Issuance of Common Stock, Rights, Options or Warrants. In case at any time after the date of this Agreement the Company shall issue rights, options or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price per share of Common Stock on the date for the determination of holders of shares of Common Stock entitled to receive such rights, options or warrants (other than an issuance of such rights, options or warrants upon a merger or consolidation to which Section 6 applies), then, and in each such case, immediately prior to the opening of business on the day after such date for determination, the number of shares of Common Stock covered by the Option shall be adjusted so that the Optionee shall be entitled to receive, upon the exercise of the Option, the number of shares of Common Stock determined by multiplying the number of shares of Common Stock covered by the Option at the opening of business on the day after such date for determination by a fraction (not to be less than one), (i) the numerator of which shall be equal to the sum of (A) the number of shares of Common Stock outstanding at the close of business on such date for determination and (B) the number of shares of Common Stock so offered for subscription or purchase and (ii) the denominator of which shall be equal to the sum of (A) the number of shares of Common Stock outstanding at the close of business on such date for determination and (B) the number of shares of Common Stock that the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price.

         (c) Non-Cash Distribution. In case at any time after the date of this Agreement the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class of capital stock, cash or assets (including securities, but excluding (i) any dividend or distribution upon a merger or consolidation to which Section 6 applies or referred to in
         Section 5(a), (ii) any rights, warrants or options referred to in
         Section 5(b) and (iii) any dividend or distribution paid exclusively in cash), then, and each such case, immediately after the close of business on the date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, the number of shares of Common Stock covered by the Option shall be adjusted so that the Optionee shall be entitled to receive, upon the exercise of the Option, the number of shares of Common Stock determined by multiplying the number of shares of Common Stock covered by the Option immediately prior to the close of business on such date for determination by a fraction (not to be less than one), (y) the numerator of which shall be equal to the Current Market Price per share of Common Stock on such date for determination and (z) the denominator of which shall be equal to such Current Market Price per share of Common Stock less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a board resolution) on such date for determination of the portion of the evidences of its indebtedness, shares of any class of capital stock, cash and assets so distributed applicable to one share of Common Stock.

         (d) Cash Dividend. In case at any time after the date of this Agreement the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which Section 6 applies or as part of a distribution referred to in Section 5(c) or any Received Cash Dividend) in an aggregate amount that, combined together with (i) the aggregate amount of any other distributions to all holders of its Common Stock made exclusively in cash (other than any Received Cash Dividend) within the twelve (12) months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this Section 5(d) has been made, and (ii) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a board resolution) of any other consideration payable in respect of any tender offer by the Company or any of its Subsidiaries for all or any portion of the Common Stock concluded within the twelve
         (12) months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to Section 5(e) has been made, exceeds 12.5% of the product of the Current Market Price per share of the Common Stock on the date for the determination of holders of shares of Common Stock entitled to receive such distribution times the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date for determination, the number of shares of Common Stock covered by the Option shall be adjusted so that the Optionee shall be entitled to purchase, upon the exercise of the Option, the number of shares of Common Stock determined by multiplying the number of shares of Common Stock covered by the Option immediately prior to the close of business on such date for determination by a fraction (not to be less than one), (I) the numerator of which shall be equal to the Current Market Price per share of the Common Stock on such date for determination, and (II) the denominator of which shall be equal to the Current Market Price per share of the Common Stock on such date for determination less an amount equal to the quotient obtained by dividing (y) the excess of such combined amount over such 12.5%, by (z) the number of shares of Common Stock outstanding on such date for determination.
         Any provision contained in this Section 5(d) to the contrary notwithstanding, any Shares that shall have vested and shall have become exercisable immediately prior to the close of business on the date for determination of holders of shares of Common Stock entitled to receive the cash distribution described herein, and as to which Shares a Received Cash Dividend shall have been paid pursuant to the provisions of Section 16 hereof, shall be excluded from the calculations that shall give rise to the adjustments described herein.

         (e) Self-Tender Offer. In case at any time after the date of this Agreement a tender offer made by the Company or any of its Subsidiaries for all or any portion of the Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to holders (based on the acceptance (up to any maximum specified in the term of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a board resolution) that, combined together with (i) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a board resolution), as of the expiration of such tender offer, of consideration payable in respect of any other tender offer by the Company or any of its Subsidiaries for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this Section 5(e) has been made and
         (ii) the aggregate amount of any distributions to all holders of the Company's Common Stock made exclusively in cash (other than any Received Cash Dividend) within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to
         Section 5(d) has been made, exceed 12.5% of the product of the Current Market Price per share of the Common Stock on the last time ("Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the number of shares of Common Stock covered by the Option shall be adjusted so that the Optionee shall be entitled to purchase, upon the exercise of the Option, the number of shares of Common Stock determined by multiplying the number of shares of Common Stock covered by the Option immediately prior to close of business on the date of the Expiration Time by a fraction (not to be less than one), (y) the numerator of which shall be equal to the product of (A) the Current Market Price per share of the Common Stock on the date of the Expiration Time and (B) the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time less the number of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (z) the denominator of which shall be equal to (A) the product of (I) the Current Market Price per share of the Common Stock on the date of the Expiration Time and (II) the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time less (B) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares.

         (f) Reclassifications. The reclassification of Common Stock into securities other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 6 applies) shall be deemed to involve (i) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution" and "such date for determination" within the meaning of Section 5(c)), and (ii) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision or combination becomes effective" within the meaning of Section 5(a)).

         (g)     Fractional Interests. In computing adjustments under this
         Section 5, fractional interests in Common Stock shall be taken into account to the nearest one-hundredth of a share, rounding up to such fractional interest.

         (h) Tax Adjustment. The Company may at its option, at any time during the term of this Agreement, increase the number of shares of Common Stock into which the Option is exercisable, in addition to those required by paragraphs (a), (b), (c), (d) and (e) of this Section, as deemed advisable by the Board of Directors of the Company, in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the Optionee.

         (i) Option Deemed Exercisable. For purposes solely of this Section 5, the number of shares of Common Stock which the Optionee would have been entitled to receive had the Option been exercised in full at any time shall be determined assuming the Option was exercisable in full at such time, although the Option may not be exercisable in full at such time pursuant to the provisions of Section 2.

         (j) Option Price Adjustment. Whenever the number of shares of Common Stock receivable upon exercise of the Option is adjusted as provided in this Section 5, the Option Price payable upon exercise of the Option shall be adjusted by multiplying such Option Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Common Stock covered by the Option immediately prior to such adjustment, and the denominator of which shall be the number of shares of Common Stock covered by the Option immediately thereafter.

6.       Exchange Combination.

         (a) Substitution of Property. In case of any Exchange Combination the Company shall (or, in the case of any Non-Surviving Exchange Combination, the Company shall cause the Acquirer to) execute and deliver to the Optionee a written instrument providing that:

                 (i) the Option shall thereafter, during the period the Option is exercisable as specified in Section 2, be exercisable, on such terms and subject to such conditions as shall be as nearly equivalent as may be practicable to the provisions set forth in this Agreement, only into the kind and amount of securities, cash and other property ("Substituted Property") that would have been receivable upon such Exchange Combination by a holder of the maximum number of shares of Common Stock that would have been issued upon exercise of the Option if the Option had been exercised in full immediately prior to such Exchange Combination, assuming such holder of Common Stock (A) is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be ("Constituent Person"), or an Affiliate of a Constituent Person, and (B) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such Exchange Combination (provided that if the kind or amount of securities, cash and other property receivable upon such Exchange Combination is not the same for each share of Common Stock held immediately prior to such Exchange Combination by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then, for the purposes of this Section 6, the kind and amount of securities, cash and other property receivable upon such Exchange Combination by the holders of a plurality of the non-electing shares shall be the kind and amount of securities, cash and other property issuable to the Optionee under the Option), and assuming that the Option was exercisable at the time of such Exchange Combination into the maximum number of shares of Common Stock into which the Option is exercisable as specified in Section 2, as adjusted from the date of this Agreement to such time pursuant to Sections 5(a), 5(b), 5(c), 5(d) and 5(e); and

                 (ii) the rights and obligations of the Optionee in respect of Substituted Property shall be as nearly equivalent as may be practicable to the rights and obligations of the Company and holders in respect of the shares of Common Stock into which the Option is exercisable hereunder as set forth in Section 2 hereof and elsewhere herein.

         Such written instrument shall also set forth such financial goals or targets, the satisfaction of which shall cause the Option to vest and become exercisable, as shall be as nearly equivalent as may be practicable to the target Aggregate Cumulative Earnings amounts set forth in clause (d) of Section 2, above. Such written instrument shall also provide for adjustments which, for events subsequent to the effective date of such written instrument, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Agreement. The above provisions of this Section 6 shall similarly apply to successive Exchange Combinations.

         (b) Compliance. Compliance with this Section 6 shall be a condition to the consummation of any Exchange Combination referred to above, and the Company shall comply with and cause any other person that is a party to such Exchange Combination to comply with this
         Section 6.

7. Certain Definitions. For all purposes of this Agreement, the following terms shall have the meanings indicated:

         (a) "Acquiring Person" shall mean any Person other than the Company, any of the Company's Subsidiaries, any employee benefit plan of the Company or of a Subsidiary or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Subsidiary.

         (b) "Aggregate Cumulative Earnings" shall mean, with respect to or as of a particular Measurement Date, the aggregate Earnings recorded by the Company for each of the Measurement Quarters ending on and preceding such Measurement Date.

         (c) "Closing Price" on any Trading Day means the last reported sales price regular way or, in case no such reported sale takes place on such Trading Day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on such exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on The Nasdaq National Market or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on The Nasdaq National Market, the average of the closing bid and asked prices in the over-the-counter market in the United States as furnished by any New York Stock Exchange member firm that is selected from time to time by the Company for that purpose and is reasonably acceptable to the Optionee.

         (d) "Common Stock" shall include any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption (other than pursuant to the provisions of Section 3 of this Agreement and the Other Performance Options) by the Company. However, subject to the provisions of Sections 5 and 6, above, shares purchasable on exercise of the Option shall include only shares of the class designated as Common Stock, par value $1.00 per share, of the Company at the date of this Agreement or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption (other than pursuant to the provisions of Section 3 of this Agreement and the Other Performance Options) by the Company.

         (e) "Current Market Price" per share of Common Stock on any date means:

                 (i) if on such date the Common Stock is listed or admitted to trading on any national securities exchange or quoted on The Nasdaq National Market or otherwise traded in the over-the-counter market in the United States:

                          (A) for the purpose of any computation under this Agreement (except under Section 5(e)), the average of the daily Closing Prices for the five (5) consecutive Trading Days selected by the Company commencing not more than Twenty (20) Trading Days before, and ending not later than, the earlier of (y) the date in question and (z) the day before the "ex" date for the issuance or distribution requiring such computation; provided, however, that if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment pursuant to Section 5(a), 5(b), 5(c), 5(d) or 5(e) occurs on or after the 20th Trading Day prior to the day in question and prior to the "ex" date for the issuance or distribution requiring such computation, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Option Price is required to be adjusted pursuant to Section 5(j) as a result of such other event; or

                          (B)     for the purpose of any computation under
                          Section 5(e), the average of the daily Closing Prices for the five consecutive Trading Days selected by the Company commencing on or after the latest ("Commencement Date") of (i) the date 20 Trading Days before the date in question, (ii) the date of commencement of the tender offer requiring such computation and (iii) the date of the last amendment, if any, of such tender offer involving a change in the maximum number of shares for which tenders are sought or a change in the consideration offered, and ending not later than the Expiration Time of such tender offer; provided, however, that if the "ex" date for any event (other than the tender offer requiring such computation) that requires an adjustment pursuant to Section 5(a), 5(b), 5(c), 5(d) or 5(e) occurs on or after the Commencement Date and prior to the Expiration Time for the tender offer requiring such computation, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Option Price is required to be adjusted pursuant to
                          Section 5(j) as a result of such other event; or

                 (ii) if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on The Nasdaq National Market or otherwise traded in the over-the-counter market in the United States, the amount which a willing buyer would pay a willing seller in an arm's length transaction on such date (neither being under any compulsion to buy or sell) for one share of Common Stock as determined as of such date, as set forth in a value report (the "Current Market Price Report") by an Independent Financial Expert (as defined below) selected by the Company for such purpose in accordance with Section 10, below, and using one or more valuation methods that such Independent Financial Expert, in its best professional judgment, determines to be most appropriate without giving effect to any discount for any lack of liquidity of the Common Stock or to the fact that the Company may have no class of equity securities registered under the Exchange Act.

         (f) "Earnings" shall mean the earnings of the Company and its Subsidiaries, net of losses, if any, recorded on an after-tax, consolidated basis as determined in accordance with generally accepted accounting principles, consistently applied, all as reflected on the Company's financial statements for the applicable Measurement Quarter; provided, however, that in the event the Company records any compensation expense in connection with the grant or exercise of the Option, such expense shall not be deducted in calculating Earnings.

         (g) "'ex' date" means (i) when used with respect to any issuance or distribution, the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution, (ii) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (iii) when used with respect to any tender offer, means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such tender offer.

         (h) "Exchange Combination" means any Surviving Exchange Combination or Non-Surviving Exchange Combination.

         (i) "Independent Financial Expert" shall mean such financial or investment advisory firm or investment banking firm as shall be selected by the Company that does not (and the directors, officers, employees, affiliates or stockholders of which do not) have a material direct or indirect interest in the Company or any of its Subsidiaries or affiliates, and which, as determined by the Board of Directors of the Company in its reasonable good faith judgment, (i) has not been within the last three years, and, at the time it is called upon to give independent financial advice to the Company, is not (and none of the directors, officers, employees, affiliates or stockholders of which is) a promoter, director or officer of the Company or any of its Subsidiaries or affiliates and (ii) does not provide any advice or opinions to the Company, except as an independent financial or investment expert or as an independent investment bank (in any case, for which it may be compensated without compromising its independence).

         (j) "Measurement Date" shall mean March 31, June 30, September 30 and December 31 of each year within the Measurement Period; provided, however, that the first Measurement Date shall be December 31,1997.

         (k) "Measurement Period" shall mean the period that shall commence on October 1, 1997, and shall end on September 30, 2001.

         (l) "Measurement Quarter" shall mean the fiscal quarter of the Company; provided, however, that the first Measurement Quarter shall be the fiscal quarter ending December 31, 1997.

         (m) "Non-Surviving Exchange Combination" means any consolidation of the Company with, or merger of the Company into, or sale or transfer of all or substantially all of the assets of the Company to, any other person (the "Acquirer").

         (n) "Option Term" shall mean the period that shall commence on the date of this Agreement and shall end on September 30, 2007, except as provided in Section 4 hereof.

         (o) "Person" shall mean any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a trust or other entity. A Person, together with that Person's Affiliates and Associates (as those terms are defined in Rule 12b-2 under the Exchange Act), and any Persons acting as a partnership, limited partnership, joint venture, association, syndicate or other group (whether or not formally organized), or otherwise acting jointly or in concert or in a coordinated or consciously parallel manner (whether or not pursuant to any express agreement), for the purpose of acquiring, holding, voting or disposing of Voting Securities of the Company with such Person, shall be deemed a single "Person."

         (p) "Subsidiary" shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by the Company.

         (q) "Surviving Exchange Combination" means any merger of another person into the Company which results in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock.

         (r) "Trading Day" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the applicable securities exchange or in the applicable securities market.

         (s) "Voting Securities" shall mean any securities that vote generally in the election of directors or in the selection of any other similar governing body.

8. Notice of Adjustment. Whenever the Option Price or the number of shares of Common Stock issuable upon exercise of the Option is adjusted as herein provided, the Company shall deliver to the Optionee a copy of a certificate signed by an officer of the Company and certified by an independent nationally recognized public accounting firm selected by the Board of Directors of the Company (who may be the regular accountants employed by the Company) setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company determined any Current Market Price of the Common Stock or the fair market value of any evidences of indebtedness, shares of capital stock, or assets), and specifying the Option Price and the number of shares of Common Stock issuable upon exercise of the Option after giving effect to such adjustment. The Company shall promptly mail a copy of such certificate to the Optionee.

9.       Notice of Certain Corporate Action.  In case:

         (a) the Company shall declare a dividend (or any other distribution) on its Common Stock payable (i) otherwise than exclusively in cash or (ii) exclusively in cash in an amount that would require an adjustment pursuant to Section 5(d);

         (b) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any classes or of any other rights (excluding employee stock options);

         (c) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock), or of any Exchange Combination;

         (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

         (e) the Company or any Subsidiary shall commence a tender offer for all or a portion of the Company's outstanding shares of Common Stock (or shall amend any such tender offer);

then the Company shall give the Optionee at least 20 days (or 10 days in any case specified in clause (a), (b) or (e) above) prior to the applicable record, effective or date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, (y) the date on which such reclassification, Exchange Combination, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, Exchange Combination, dissolution, liquidation or winding up, or (z) the date on which such tender offer commenced, the date on which such tender offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of any amendment thereto).

10. Current Market Price Report Procedures. If any event occurs which requires an adjustment pursuant to Section 5(b), 5(c), 5(d) or 5(e) and the determination in connection therewith of the Current Market Price per share of Common Stock on any date pursuant to clause (ii) of Section 7(e), above, the Company shall select an Independent Financial Expert for such purpose and shall, subject to such confidentiality arrangements as are reasonably satisfactory to the Company, provide to such Independent Financial Expert information and data reasonably required for purposes of the valuation, and the Company shall have the opportunity to comment on the proposed Current Market Value and form of the Current Market Price Report. The Company may require the Independent Financial Expert to submit a draft version of its Current Market Price Report before the final such Current Market Price Report is delivered to the

Company, and the Company may provide comments on such draft to such Independent Financial Expert for possible consideration in preparing the final Current Market Price Report. If the Independent Financial Expert becomes aware of any material changes after the valuation date, after reasonable inquiry with respect thereto, in the business, financial condition or prospects of the Company and its Subsidiaries, such Independent Financial Expert shall specify such material changes in the Current Market Price Report; provided, that, such changes shall not be taken into account in determining the Current Market Price. As a result of any adjustment made pursuant to this Section 10, the Current Market Price Report shall be deemed final unless revised prior to the sixth day after the delivery of the Current Market Price Report to the Company.

11.      Registration Rights.

         (a) Piggyback Registration Rights. If the Company at any time proposes to register any of its Common Stock under the Securities Act of 1933, as amended ("Securities Act"), for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4 or S-8 or another form not available for registering the Common Stock for sale to the public or in connection with mergers, acquisitions, exchange offers, dividend reinvestment plans or stock options or other employee benefit plans of the Company), it will give written notice to the Optionee of its intention so to do, which notice shall include a list of the jurisdictions in which the Company intends to attempt to qualify the Common Stock under the applicable state securities laws. Upon the written request of the Optionee, given within ten (10) days after receipt of any such notice, to register any shares of Common Stock which the Optionee has the right to acquire upon the exercise of the Option at the time such notice was received, the Company will, subject to the limitations and conditions contained herein, use its best efforts to cause the Common Stock as to which registration shall have been so requested (pro rata between the Optionee and the Other Optionees in a ratio equal to the respective number of shares of Common Stock which they have the right to acquire upon the exercise of the Option and the Other Performance Options and which they have requested to be registered, unless otherwise agreed) (which shall also be referred to in this Section 11 as the "Covered Shares") to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition of said Covered Shares by the Optionee; provided, however, that:

                 (i) the Optionees shall each have the right to request inclusion of his Common Stock (and have such Common Stock included) in two registration statements that are declared effective by the Securities and Exchange Commission ("Commission");

                 (ii) if, at any time after giving such written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to the Optionee and thereupon the Company shall be relieved of its obligation to register any Common Stock in connection with such registration; and

                 (iii) if such registration involves an underwritten offering, the Optionee must sell his Common Stock to the underwriters selected by the Company on the same terms and conditions as apply to the Company (except as otherwise set forth herein).

         In the event Common Stock acquired through the exercise of the Option is registered under this Section 11, such registered Common Stock shall be released from all of the restrictions and other provisions of this Agreement.

         The number of Covered Shares to be included in such an offering may be reduced if and to the extent that the managing underwriter, if any, shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein (pro rata between the Optionee and the Other Optionees in a ratio equal to the respective amounts of Covered Shares held by each.) Notwithstanding anything to the contrary contained in this Section 11, in the event that there is an underwritten public offering of securities of the Company pursuant to a registration covering Common Stock and the Optionee does not elect to sell his Common Stock to the underwriters of the Company's securities in connection with such offering, the Optionee shall refrain from selling such Common Stock during the period of distribution of the Company's securities by such underwriters, the period in which the underwriting syndicate participates in the after market and during any lock-up period requested by such underwriters; provided, however, that the Optionee shall, in any event, be entitled to sell his Common Stock commencing on the 180th day after the effective date of such registration statement.

         (b) Registration Procedures. If and whenever the Company is required by the provisions of Section 11(a), above, to effect the registration of any of the Covered Shares under the Securities Act, the Company will, as expeditiously as possible:

                 (i) prepare and file with the Commission a registration statement (which, in the case of an underwritten public offering pursuant to Section 11(a), above, shall be on Form S-1 or other form of general applicability satisfactory to the managing underwriter) with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

                 (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus filed in connection therewith as may be necessary to keep such registration statement effective for the period of distribution and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Common Stock covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period;

                 (iii) furnish to the Optionee and each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as they may reasonably request in order to facilitate the public sale or other disposition of the Covered Shares covered by such registration statement;

                 (iv) use its best efforts to register or qualify the Covered Shares covered by such registration statement under the securities or blue sky laws of such jurisdictions as the Optionee or, in the case of an underwritten public offering, the managing underwriter, shall reasonably request (provided that the Company will not be required to (1) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (2) subject itself to taxation in any such jurisdiction or (3) consent to general service of process in any such jurisdiction);

                 (v) promptly notify the Optionee and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act when it becomes aware of the happening of any event as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances then existing;

                 (vi) use its best efforts (if the offering is underwritten) to furnish, at the request of the Optionee on the date that the Covered Shares are delivered to the underwriters for sale pursuant to such registration: (A) an opinion of counsel dated such date representing the Company for the purposes of such registration, addressed to the underwriters and in customary form and covering such matters as are customarily covered by opinions of counsel in similar registrations and as may be required in the underwriting agreement relating thereto, as may reasonably be requested by the underwriters or by the Optionee; and (B) a comfort letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters, in customary form and covering such matters as are customarily covered by such comfort letters in similar registrations and as may be required in the underwriting agreement relating thereto, as such underwriters or the Optionee may reasonably request; and

                 (vii) make available for inspection by the Optionee, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant, or other agent retained by the Optionee or underwriter, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company's officers, directors, and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent in connection with such registration statement.

         For purposes of paragraphs (i) and (ii) above, the period of distribution of Covered Shares in an underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Covered Shares in any other registration shall be deemed to extend until the earlier of the sale of all Covered Shares or 180 days after the effective date thereof.

         In connection with each registration hereunder, the Optionee will furnish to the Company in writing such information with respect to the Optionee and the proposed distribution by him as shall be requested by the Company in order to assure compliance with federal and applicable state securities laws.

         In connection with each registration covering an underwritten public offering, the Company agrees to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between major underwriters and companies of the Company's size and investment stature; provided that such agreement shall not contain any such provision applicable to the Company that is inconsistent with the provisions hereof and, further, provided that the time and place of the closing under such agreement shall be as mutually agreed upon between the Company and such managing underwriter.

         The Company will not be obligated to include any shares of Common Stock owned by the Optionee if the Company delivers to the Optionee the opinion of the Company's counsel to the effect that the requested registration is not required to permit the proposed disposition or any resale of such Common Stock without restrictions on transfer under the Securities Act, which opinion may be furnished to and relied upon by any broker through which the Optionee intends to sell shares of Common Stock.

         (c) Conditions to Obligation to Register Shares. The Company's obligations under this Section 11 shall be subject to the following limitations and conditions:

                 (i) Information. The Company shall have received from the Optionee all such information as the Company may reasonably request from the Optionee concerning the Optionee and his methods of distribution of the shares of Common Stock to enable the Company to include in the registration statement all material facts required to be disclosed therein.

                 (ii) Notice Requirements. Any request by the Optionee pursuant to this Agreement for registration of the offering, sale and delivery of shares of Common Stock shall provide that the Optionee (A) has a present intention to sell such shares;
                 (B) agrees to execute all consents, powers of attorneys and other documents required in order to cause such registration statement to become effective; (C) agrees, if the offering is at the market, to give the Company written notice of the first bona fide offering of such shares and to use the prospectus forming a part of such registration statement only for a period of 90 days after the effective date of the registration statement unless the offering is pursuant to a continuous registration pursuant to Rule 415 promulgated under the Securities Act; (D) subject to adverse events regarding the selling price of the shares, agrees to utilize the proposed method of distribution of the shares; and (E) agrees to promptly notify the Company and each underwriter, if any, with regard to any registration statement, at any time when it becomes aware of the happening of any event as a result of which any prospectus contained in such registration statement that has been provided to the Optionee includes an untrue statement of a material fact regarding the Optionee or omits to state a material fact regarding the Optionee required to be stated therein or necessary to make the statements contained therein regarding the Optionee not misleading in light of the circumstances then existing.

         (d) Distribution Arrangements. The Optionee agrees that, in disposing of the Covered Shares in the registered public offering, he will comply with Rules 10b-2, 10b-6 and 10b-7 and any other applicable rules promulgated by the Commission under the Exchange Act.

         (e) Expenses. All expenses incurred by the Company in complying with a registration covering Common Stock, including, without limitation, all registration, qualification, and filing fees, blue sky fees and expenses, printing expenses, fees and disbursements of legal counsel and independent public accountants for the Company, the reasonable fees and expenses of one law firm serving as legal counsel for the Optionee and the Other Optionees, fees of the National Association of Securities Dealers, Inc., transfer taxes, escrow fees, fees of transfer agents and registrars, and costs of insurance, but excluding any Selling Expenses, are herein called "Registration Expenses." All underwriting discounts and selling commissions applicable to the sale of Covered Shares are herein called "Selling Expenses." The Company shall pay all Registration Expenses in connection with any registration statement filed pursuant to this
         Section 11. All Selling Expenses in connection with any registration statement filed pursuant to this Section 11 shall be borne by the Optionee and the Other Optionees in proportion to the number of shares sold by each, or by such persons other than the Company (except to the extent the Company shall be a seller), as they may agree.

         (f) Registration Rights are Exclusive. The Optionee understands that he has certain registration rights pursuant to this Agreement with respect to shares of Common Stock covered by the Option, but other than as specifically set forth in this Agreement, the Company has not covenanted and is not obligated to furnish a registration statement under the Securities Act covering any shares of Common Stock, to file a notification under Regulation A promulgated under the Securities Act with respect to shares of Common Stock, or to take any other action that would make available an exemption from registration.

         (g) No Requirement. In no event shall the Company be required to amend any registration statement filed pursuant to this Agreement after it has become effective or to amend or supplement any prospectus to permit the continued disposition of shares of Common Stock registered under any registration statement in either case beyond the period initially contemplated therein.

         (h) Indemnification. In the event of a registration of any of the Covered Shares under the Securities Act, the Company shall indemnify and hold harmless the Optionee thereunder and each underwriter and each associate, if any, of the Optionee or underwriter, against any losses, claims, damages, or liabilities, joint or several, to which the Optionee or underwriter or associate thereof may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Covered Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction by the Company in connection with any such registration, and shall reimburse the Optionee, each underwriter and/or associate thereof for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in conformity with information furnished by the Optionee, each underwriter and/or associate thereof in writing specifically for use in such registration statement or prospectus.

         In the event of a registration of any of the Covered Shares under the Securities Act, the Optionee will indemnify and hold harmless the Company and its affiliates, if any, and each underwriter and each associate of any underwriter against all losses, claims, damages or liabilities, joint or several, to which the Company or such underwriter or associate may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Covered Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, each underwriter and/or associate thereof for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Optionee will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to the Optionee as such, furnished in writing to the Company by the Optionee specifically for use in such registration statement or prospectus; and provided further, however, that the liability of the Optionee hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense that is equal to the proportion that the public offering price of shares sold by the Optionee under such registration statement bears to the total public offering price of all securities sold thereunder, but not to exceed the proceeds received by the Optionee from the sale of Common Stock covered by such registration statement.

         Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability it may have to any indemnified party other than under this Section 11(h). In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 11(h) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so elected; provided, however that, if the defendants in any such action include both the indemnified party and the indemnifying party and if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select separate counsel and to assume its defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred. The indemnifying party will not be subject to any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnifying party will pay to the indemnified party all sums due hereunder within ten (10) days of a final non-appealable judgment or pursuant to the terms of a settlement agreement.

         (i) Limitation on Subsequent Registration Rights. From and after the date of this Agreement, without the prior written consent of holders of a majority of the votes evidenced by the then outstanding voting capital stock of the Company, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company (nor shall the Company, in the absence of any such prior agreement, permit any such holder or prospective holder) to include such securities in any registration contemplated by this Agreement, other than piggyback registration rights with terms which are less favorable than those granted in this Agreement.

         (j) Notwithstanding the provisions of Section 4, above, the provisions of this Section 11 shall survive the termination of this Agreement and shall continue until September 30, 2009, on which date such provisions shall also terminate; provided, however, that if the Company shall have registered any shares of Common Stock for the benefit of the Optionee pursuant to the provisions of this Section 11, the provisions of Section 11(h), above, shall survive any such termination for the maximum period of time permitted by law.

12. Assignment. Neither this Agreement nor the Option set forth herein (nor the rights or obligations of the Optionee hereunder or thereunder) may be sold, pledged, assigned, hypothecated, transferred or otherwise disposed of by the Optionee without the prior written approval of the Company, except: (a) by will or the laws of descent or distribution; (b) by inter vivos transfer to a trust established for the benefit of the Optionee or for the benefit of the Optionee and his spouse or issue, with respect to which the Optionee shall serve as the initial trustee; (c) by inter vivos transfer to a limited partnership established for the benefit of the Optionee or for the benefit of the Optionee and his spouse or issue, with respect to which the Optionee shall serve as the initial general partner; or (d) by inter vivos transfer to a foundation established by the Optionee for charitable purposes consistent with the requirements of Section 501(c)(3) of the Code; provided, however, that in the event of disability (within the meaning of Section 22(e)(3) of the Code) of the Optionee, a designee of the Optionee may exercise the Option on behalf of the Optionee (to the extent the Option would have been exercisable by the Optionee). Any attempt to sell, pledge, assign, hypothecate, transfer or otherwise dispose of the Option in contravention of this Agreement shall be void and shall have no effect. If the Optionee should die prior to the termination of this Agreement, the Optionee's legal representative, the Optionee's legatee, the successor trustee of the Optionee's inter vivos trust, the successor general partner of the Optionee's inter vivos limited partnership or the trustee or president of the Optionee's inter vivos foundation, or any other person who acquired the right to exercise the Option by reason of the death or disability of the Optionee (individually, a "Successor") shall succeed to the Optionee's rights under this Agreement. After the death of the Optionee, only a Successor may exercise the Option. Any assignment or transfer of the Option pursuant to the terms of the first sentence of this Section 12 is referred to herein as a "Permitted Transfer." In the event of the death or disability of the Optionee, the Optionee's successor or legal representative may exercise the Option only to the extent permitted under Section 2(a) hereof. Any Option to be transferred pursuant to a Permitted Transfer shall not be effected unless the transferee executes a valid undertaking to the Company to the effect that the Option so transferred shall thereafter remain subject to all the provisions of this Agreement as though the transferee were a party to this Agreement, bound in every respect in the same way as the Optionee.

13. Exercise of Option. Subject to the provisions of Sections 2 and 3, above, and until expiration of the Option in accordance with Section 4 hereof, the Option may be exercised, in whole or in part, by the Optionee (or such other person specified in Section 12 hereof), upon delivery of the following to the Company at its principal executive offices at any time prior to thirty (30) days after termination of employment of the Optionee at the Company (or a Subsidiary of the Company):

         (a) a written notice of exercise which identifies this Agreement and states the number of Shares (which may not be less than 5,000, or all of the Shares if less than 5,000 Shares then remain covered by the Option) then being purchased;

         (b)     a check or cash in the amount of the Option Price;

         (c) a check or cash in the amount reasonably requested by the Company to satisfy the Company's withholding obligations under federal, state or other applicable tax laws with respect to the taxable income, if any, recognized by the Optionee in connection with the exercise, in whole or in part, of the Option (unless the Company and the Optionee shall have made other arrangements for deductions or withholding from the Optionee's wages, bonus or other income paid to the Optionee by the Company or any Subsidiary, provided such arrangements satisfy the requirements of applicable tax laws); and

         (d) a certificate, if requested by the Company pursuant to the third sentence of Section 15 hereof, in such form and substance as the Company may require, setting forth the investment intent of the Optionee, or a Successor, as the case may be, and such other agreements and representations as reasonably required by the Company.

         Notwithstanding the foregoing, in the event the employment of the Optionee is terminated by death or disability, as those terms are defined under the Employment Agreement, the Company shall provide written notice to the Optionee or to the representative of the Optionee's estate, as the case may be, of its right to exercise the Option and the Optionee, or the estate of the Optionee, shall have a period of twelve (12) months from the date of such Option to deliver the items set forth in this Section 13.

14. Cashless Exercise. At the option of the Optionee, as consideration for the payment specified in Section 13(b) above and subject to the limitations set forth in this Section, the Optionee may from time-to-time convert the Option in whole or in part into Shares that are then vested and have become exercisable (and that shall not have been forfeited) by canceling all or a portion of the Option, to the extent then vested, exercisable and not forfeited, which will result in Option Value to apply as payment under Section 13(b) above. The "Option Value" shall be equal to the aggregate Current Market Value of such Shares minus the aggregate Exercise Price of such Shares. Upon exercise of this cashless exercise right and cancellation of the Option Shares so converted, the Option Value shall be applied against the Option Price. At the Option of the Optionee, as consideration for the payment specified in
Section 13(b) above and subject to the limitations set forth in this Section, the Optionee may transfer to the Company previously acquired Shares of Common Stock and shall be credited as paying as consideration therefor an amount equal to the per Share fair market value multiplied by the number of Shares so transferred. Notwithstanding the foregoing, in the event the exercise of the cashless exercise right pursuant to this Section has a material adverse effect on the Company's financial condition or financial statements then such method of exercise shall not be permitted.

15. Representations and Warranties of the Optionee. The Optionee represents and warrants that the Option is being acquired by the Optionee in good faith for the Optionee's personal account, for investment purposes only, and not with a view to the distribution, resale or other disposition thereof. The Optionee acknowledges that the Company may issue Shares upon the exercise of the Option without registering such Common Stock under the Act, on the basis of certain exemptions from such registration requirement. Accordingly, the Optionee agrees that the Optionee's exercise of the Option may be expressly conditioned upon the Optionee's delivery to the Company of an investment certificate including such representations and undertakings as the Company may reasonably require in order to assure the availability of such exemptions, including a representation that the Optionee is acquiring the Shares for investment and not with a present intention of selling or otherwise disposing of such Shares. The Optionee acknowledges that, because Shares received upon exercise of an Option may be unregistered, the Optionee may be required to hold the Shares indefinitely unless they are subsequently registered for resale under the Act or an exemption from such registration is available. The Optionee acknowledges receipt of this Agreement granting the Option and understands that all rights and liabilities connected with the Option are set forth herein.

16. No Rights as Shareholder. The Optionee shall have no rights as a shareholder of any shares of Common Stock covered by the Option until the date an entry evidencing such ownership is made in the stock transfer books of the Company. Except as may be provided under Section 5 hereof, the Company will make no adjustment for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to such date.

17. Restrictive Legends. The Optionee hereby acknowledges that federal securities laws and the securities laws of the state in which the Optionee resides may require the placement of certain restrictive legends upon the Shares issued upon exercise of the Option, and the Optionee hereby consents to the placing of any such legends upon certificates evidencing the Shares as the Company, or its counsel, may reasonably deem necessary; provided, however, that any such legend shall be removed when no longer applicable.

18. Notices. All notices, requests and other communications hereunder shall be in writing, and shall be sent by certified mail, postage prepaid, return receipt requested, or by generally recognized prepaid overnight or next business day air courier service, addressed as follows, or sent by facsimile transmission to the facsimile transmission numbers as follows:

                          If to the Company:

                          TCC Industries, Inc.
                          816 Congress Avenue
                          Suite 1250
                          Austin, Texas  78701
                          Attention:  President
                          Facsimile No.:
                                         ----------

                          If to the Optionee:


                          --------------------
                          --------------------
                          --------------------
                          --------------------
                          Facsimile No.:
                                         ----------

Any notice, request or other communication given hereunder shall be deemed to have been duly given (a) on the date sent by facsimile transmission (followed by hard copy in accordance with clause (b) or (c) below); (b) on the next business day following confirmed delivery to the courier if sent by overnight or next business day courier service; and (c) two business days following delivery to the post office if sent by certified mail. Any party may change the address to which notices, requests or other communications given hereunder are to be delivered by giving the other party written notice in the manner herein set forth.

19. Not an Employment Agreement. Nothing contained in this Agreement shall confer, intend to confer or imply any rights to employment or rights to continued employment by the Company and/or any Subsidiary in favor of the Optionee or limit the ability of the Company and/or any Subsidiary to terminate, with or without cause, in its sole and absolute discretion, the employment of the Optionee, subject to the terms of the Employment Agreement or any written agreement to which the Optionee is a party.

20. Governing Law. This Agreement shall be construed under and governed by the laws of the State of Texas without regard to the conflict of law provisions thereof.

21. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and both of which together shall be deemed one Agreement.

22. Effect of the 1997 Option Plan; Shareholder Approval. This Agreement is entered into pursuant to and subject to the terms of the 1997 Option Plan adopted by, and subject to amendment by, the Company. The Option granted hereunder shall be subject to, and governed under the terms of, the 1997 Option Plan. The 1997 Option Plan and this Agreement are to be submitted to the shareholders of the Company at a special meeting of the shareholders called for the purpose of approving and adopting the 1997 Option Plan and grants thereunder. In the event, for any reason, the shareholders fail to approve and adopt the 1997 Option Plan and grants thereunder in accordance with the 1997 Option Plan, this Agreement shall be terminated, and the Option hereunder shall be canceled.

23. Entire Agreement. This Agreement, including the other documents referred to herein which form a part hereof, contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether oral or written, between the parties with respect to such subject matter.

24. Amendments. This Agreement cannot be amended, changed or modified or any performance, term or condition waived in whole or in part except by a writing executed by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute a waiver of, any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

25. Arbitration. In the event that any dispute, disagreement or controversy (collectively, a "Dispute") arises with respect to the interpretation, performance, non-performance or termination of this Agreement, the parties shall first attempt to settle such Dispute by good faith negotiations between the parties. If the Dispute is not resolved within 30 days of the date one party sends a notice to the other party describing the Dispute and requesting good faith negotiations to resolve the Dispute under this
Section 25, the Dispute shall be resolved by binding arbitration carried out in Austin, Texas in accordance with the Commercial Arbitration Rules of the American Arbitration Association as then in effect. The party which intends to initiate an arbitration proceeding hereunder shall notify the other party of such intention in writing, describing the Dispute. Notwithstanding the above, in any Dispute arbitrated hereunder, the fees and expenses of the arbitrator(s) and attorneys' fees and costs of the party ultimately prevailing in such Dispute shall be borne by the other party.


         IN WITNESS WHEREOF, the Company and the Optionee have executed this Agreement as of the date first above written.


                                  TCC INDUSTRIES, INC.


                                  By:
                                       ---------------------------------------

                                  Name:
                                         -------------------------------------

                                  Title:
                                          ------------------------------------




                                  --------------------------------------------
                                  [Name]

                                   APPENDIX C

                          INCENTIVE STOCK OPTION GRANT


         THIS INCENTIVE STOCK OPTION GRANT (the "Agreement") is made and entered into on September 3, 1997 effective as of October 1, 1997 (the "Effective Date"), by and between TCC Industries, Inc. a Texas corporation (the "Company"), and ____________________ (the "Optionee").

                                R E C I T A L S:

         A. The Company considers it desirable to motivate, reward and retain officers and key employees of the Company and its direct or indirect Subsidiaries.

         B. The Company has adopted that certain 1997 Incentive and Performance Stock Option Plan (the "1997 Option Plan") pursuant to which this Agreement is entered into.

         C. The Company considers it desirable to give the Optionee an added incentive to advance the Company's and its Subsidiaries' interests.

         D. The Company has determined to grant the Optionee the right to purchase certain stock of the Company pursuant to the terms and conditions of this Agreement.

         E. Concurrently with the grant to the Optionee hereunder, the Company is granting to other employees of the Company and Subsidiaries (individually, the "Other Optionee" and, collectively, the "Other Optionees") options containing similar terms and conditions (collectively, the "Other Performance Options").

                               A G R E E M E N T:

         NOW, THEREFORE, in consideration of the covenants hereinafter set forth, the parties hereto agree as follows:

1. Option; Maximum Number of Shares; Price. In accordance with the terms and subject to the conditions set forth herein, the Company hereby grants to the Optionee the right (the "Option") to purchase up to a maximum of [____] shares (the "Shares") of the common stock, $1.00 par value per share (the "Common Stock"), of the Company at a purchase price (the "Option Price") equal to the greater of (a) $3.04 per share or (b) the per share fair market value of the Common Stock on the date of the meeting of the shareholders of the Company to approve of the 1997 Option Plan based on the average value of a share of Common Stock for the ten (10) trading days immediately prior to such meeting, using the reported closing price of the Common Stock as reported in the New York Stock Exchange Composite Transactions Reporting System, to be paid in accordance with Section 13 or 14 hereof. It is intended that the Option will qualify for treatment as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

2. Vesting and Exercisability. The Option shall vest and become exercisable for that number of Shares determined pursuant to the following provisions:

         (a) Vesting. In the event of the termination of the Optionee's employment with the Company (or a Subsidiary of the Company) pursuant to that certain Employment Agreement dated October 1, 1997 between the Company and the Optionee (the "Employment Agreement") due to voluntary termination by the Optionee, the Optionee's death, disability, termination for good reason, or termination for cause under Section
         6.3 (a), (b) or (c) of the Employment Agreement, the Option shall vest for the number of Shares determined by multiplying the number of Shares, if any, that have become exercisable pursuant to the provisions of clause (b) below as of the date of the Optionee's termination of employment as specified herein, by a fraction (not to be more than one), the numerator of which shall be the total number of quarterly periods, each consisting of three (3) complete calendar months, commencing on the Effective Date that the Optionee shall have been employed with the Company (or a Subsidiary of the Company) prior to the termination of employment and the denominator of which shall be sixteen (16) subject, however, to the provisions regarding restricted stock, repurchase, redemption and forfeiture contained herein.

         (b) Exercisability. Except as provided in clause (c) below, the Option shall be exercisable only for the number of Shares set forth in this clause (b). Within forty-five (45) days following each Measurement Date the Company shall determine the Aggregate Cumulative Earnings that shall have been realized by the Company from the commencement of the Measurement Period through such Measurement Date. From and after the Measurement Date on which the Company shall have realized Aggregate Cumulative Earnings during the Measurement Period equal to or exceeding Five Million Dollars ($5,000,000), the Option shall become exercisable ratably for the number of Shares determined as follows:

        If the Aggregate Cumulative Earnings Realized by         Then the Number of Shares that shall Vest and
         the Company During the Measurement Period Is:          Become Exercisable Ratably Under the Option Is:
        ------------------------------------------------        -----------------------------------------------
         At least $5,000,000 but less than $10,000,000                         [8.33% to 16.67%]
         At least $10,000,000 but less than $15,000,000                        [16.67% to 26.67%]
         At least $15,000,000 but less than $20,000,000                        [26.67% to 33.33%]
         At least $20,000,000 but less than $25,000,000                        [33.33% to 41.67%]
         At least $25,000,000 but less than $30,000,000                        [41.67% to 50.00%]

        If the Aggregate Cumulative Earnings Realized by         Then the Number of Shares that shall Vest and
         the Company During the Measurement Period Is:          Become Exercisable Ratably Under the Option Is:
        ------------------------------------------------        -----------------------------------------------
         At least $30,000,000 but less than $35,000,000                        [50.00% to 58.33%]
         At least $35,000,000 but less than $40,000,000                        [58.33% to 66.67%]
         At least $40,000,000 but less than $45,000,000                        [66.67% to 75.00%]
         At least $45,000,000 but less than $50,000,000                        [75.00% to 83.33%]
         At least $50,000,000 but less than $55,000,000                        [83.33% to 91.67%]
         At least $55,000,000 but less than $60,000,000                       [91.67% to 100.00%]
                      $60,000,000 or more                                          [100.00%]

         If, as of September 30, 2001, any Optionee has exercised an Option for shares of Common Stock in excess of the number of shares of Common Stock which could be acquired by the Optionee pursuant to the above table (as a result of losses incurred by the Company following periods of earnings and the exercise of Options thereupon), such shares in excess of those subject to exercise on such date (the "Earnings Adjustment Shares") may be repurchased from the Optionee by the Company. The Earnings Adjustment Shares shall be purchased by the Company at the Option Price to the extent the market value of such shares is greater than the Option Price.

         (c) Cliff Vesting. Provided the Optionee is at the time an employee of the Company (or a Subsidiary of the Company), the Option shall become exercisable for the full number of Shares issuable thereunder on September 30, 2006.

         (d) Restricted Stock. For the period prior to October 1, 2001 and provided that the Optionee is an employee of the Company (or a Subsidiary of the Company) at the time the Option becomes exercisable under clause (b) above, the Option may be exercised to the extent permitted under clause (b) above, provided that any Shares acquired at such exercise shall be subject to forfeiture as provided herein and in
         Section 3 below.

         (e) Termination for Cause. Notwithstanding any of the foregoing in the event the Optionee is terminated by the Company (or a Subsidiary of the Company) for cause, as defined in Section 6.3 (d),
         (e) or (f) of the Employment Agreement, at any time before October 1, 2001, no portion of the Option shall be vested and all Shares acquired by such Optionee under clause (b) above shall be subject to forfeiture as if the Employment Termination occurred within the first twelve (12) month period following the Effective Date, as provided in Section 3 below.

3. Forfeiture of Shares; Restricted Stock. In the event the Optionee terminates employment with the Company (or any Subsidiary of the Company) prior to the expiration of the four-year period ("Stock Restriction Period") that shall commence on the Effective Date (the "Employment Termination"), then all or some of the Shares acquired under the Option will be forfeited as follows:

         (a) if the Employment Termination occurs at any time within the first twelve-month period following the Effective Date, any shares of Common Stock that shall have been purchased under the Option prior to the expiration of the Stock Restriction Period may be redeemed, at the option of the Company, in accordance with the provisions of this Section;

         (b) if the Employment Termination occurs at any time within the second twelve-month period following the Effective Date, Seventy-five percent (75%) of the shares of Common Stock that shall have been purchased under the Option prior to the expiration of the Stock Restriction Period may be redeemed, at the option of the Company, in accordance with the provisions of this Section;

         (c) if the Employment Termination occurs at any time within the third twelve-month period following the Effective Date, Fifty percent (50%) of the shares of Common Stock that shall have been purchased under the Option prior to the expiration of the Stock Restriction Period may be redeemed, at the option of the Company, in accordance with the provisions of this Section; and

         (d) if the Employment Termination occurs at any time within the fourth twelve-month period following the Effective Date, Twenty-five percent (25%) of the shares of Common Stock that shall have been purchased under the Option prior to the expiration of the Stock Restriction Period may be redeemed, at the option of the Company, in accordance with the provisions of this Section.

In the event that the Company elects to redeem any shares of Common Stock pursuant to the provisions hereof, the Company shall give written notice of its election to the Optionee within thirty (30) days after the Employment Termination. Any shares of Common Stock purchased by the Company pursuant to the provisions of this Section shall be purchased by the Company for an amount equal to the Option Price that shall have been paid therefor by the Optionee. Any purchase and sale of shares of Common Stock pursuant to this Section shall be concluded at the principal executive offices of the Company at such time and on such date as shall be reasonably selected by the Company and communicated in writing to the Optionee, at which time the Company shall deliver, by wire transfer of immediately available funds, to the Optionee or his designee the total purchase price for said shares of Common Stock, against delivery by the Optionee of certificates representing said shares of Common Stock, duly endorsed by the Optionee and in proper form for transfer. During the Stock Restriction Period, the Company shall cause any certificates evidencing the shares of Common Stock issued upon the exercise of the Option to reflect a restrictive legend describing the redemption provisions set forth in this Section and shall cause the Company's registrar and stock transfer agent to impose and enforce stop transfer instructions relative to the sale or transfer of said shares of Common Stock consistent with the requirements of this Section.

4. Expiration of Option; Termination of Agreement. The Option set forth herein shall expire and, except as set forth in Section 11(j), below, this Agreement shall terminate at 5:00 p.m., Austin, Texas time on September 30, 2007.

5. Adjustment of Option Price and Shares of Common Stock Issuable Upon Exercise of Option. The Option Price and shares of Common Stock issuable upon exercise of the Option shall be subject to adjustment from time to time as follows:

         (a) Common Stock Dividends, Subdivisions and Combinations. In case at any time after the date of this Agreement the Company shall
         (i) pay a dividend, or make a distribution, on the outstanding shares of Common Stock in shares of Common Stock (other than a dividend or distribution upon a merger or consolidation to which Section 6 applies), (ii) effect a subdivision of its outstanding shares of Common Stock into a larger number of shares of Common Stock (other than a subdivision upon a merger or consolidation to which Section 6 applies), or (iii) effect a combination of its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, and in each such case (other than a combination upon a merger or consolidation to which Section 6 applies), (A) in the case of any such dividend or distribution, immediately after the opening of business on the day after the date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (B) in the case of any such subdivision or combination, immediately after the opening of business on the day after the day upon which such subdivision or combination becomes effective, the number of shares of Common Stock covered by the Option shall be adjusted so that the Optionee shall be entitled to receive, upon the exercise thereof, the number of shares of Common Stock determined by (y) in the case of any such dividend or distribution, multiplying the number of shares of Common Stock covered by the Option at the opening of business on the day after such date for determination by a fraction (not to be less than one), (i) the numerator of which shall be equal to the sum of the number of shares of Common Stock outstanding at the close of business on such date for determination and the total number of shares constituting such dividend or distribution and (ii) the denominator of which shall be equal to the number of shares of Common Stock outstanding at the close of business on such date for determination, or (z) in the case of any such combination, by proportionately reducing, or, in the case of any such subdivision, by proportionately increasing, the number of shares of Common Stock covered by the Option at the opening of business on the day after the date upon which such subdivision or combination becomes effective.

         (b) Issuance of Common Stock, Rights, Options or Warrants. In case at any time after the date of this Agreement the Company shall issue rights, options or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price per share of Common Stock on the date for the determination of holders of shares of Common Stock entitled to receive such rights, options or warrants (other than an issuance of such rights, options or warrants upon a merger or consolidation to which Section 6 applies), then, and in each such case, immediately prior to the opening of business on the day after such date for determination, the number of shares of Common Stock covered by the Option shall be adjusted so that the Optionee shall be entitled to receive, upon the exercise of the Option, the number of shares of Common Stock determined by multiplying the number of shares of Common Stock covered by the Option at the opening of business on the day after such date for determination by a fraction (not to be less than one), (i) the numerator of which shall be equal to the sum of (A) the number of shares of Common Stock outstanding at the close of business on such date for determination and (B) the number of shares of Common Stock so offered for subscription or purchase and (ii) the denominator of which shall be equal to the sum of (A) the number of shares of Common Stock outstanding at the close of business on such date for determination and (B) the number of shares of Common Stock that the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price.

         (c) Non-Cash Distribution. In case at any time after the date of this Agreement the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class of capital stock, cash or assets (including securities, but excluding (i) any dividend or distribution upon a merger or consolidation to which Section 6 applies or referred to in
         Section 5(a), (ii) any rights, warrants or options referred to in
         Section 5(b) and (iii) any dividend or distribution paid exclusively in cash), then, and each such case, immediately after the close of business on the date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, the number of shares of Common Stock covered by the Option shall be adjusted so that the Optionee shall be entitled to receive, upon the exercise of the Option, the number of shares of Common Stock determined by multiplying the number of shares of Common Stock covered by the Option immediately prior to the close of business on such date for determination by a fraction (not to be less than one), (y) the numerator of which shall be equal to the Current Market Price per share of Common Stock on such date for determination and (z) the denominator of which shall be equal to such Current Market Price per share of Common Stock less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a board resolution) on such date for determination of the portion of the evidences of its indebtedness, shares of any class of capital stock, cash and assets so distributed applicable to one share of Common Stock.

         (d) Cash Dividend. In case at any time after the date of this Agreement the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which Section 6 applies or as part of a distribution referred to in Section 5(c) or any Received Cash Dividend) in an aggregate amount that, combined together with (i) the aggregate amount of any other distributions to all holders of its Common Stock made exclusively in cash (other than any Received Cash Dividend) within the twelve (12) months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this Section 5(d) has been made, and (ii) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a board resolution) of any other consideration payable in respect of any tender offer by the Company or any of its Subsidiaries for all or any portion of the Common Stock concluded within the twelve (12) months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to
         Section 5(e) has been made, exceeds 12.5% of the product of the Current Market Price per share of the Common Stock on the date for the determination of holders of shares of Common Stock entitled to receive such distribution times the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date for determination, the number of shares of Common Stock covered by the Option shall be adjusted so that the Optionee shall be entitled to purchase, upon the exercise of the Option, the number of shares of Common Stock determined by multiplying the number of shares of Common Stock covered by the Option immediately prior to the close of business on such date for determination by a fraction (not to be less than one), (I) the numerator of which shall be equal to the Current Market Price per share of the Common Stock on such date for determination, and (II) the denominator of which shall be equal to the Current Market Price per share of the Common Stock on such date for determination less an amount equal to the quotient obtained by dividing (y) the excess of such combined amount over such 12.5%, by (z) the number of shares of Common Stock outstanding on such date for determination. Any provision contained in this Section 5(d) to the contrary notwithstanding, any Shares that shall have vested and shall have become exercisable immediately prior to the close of business on the date for determination of holders of shares of Common Stock entitled to receive the cash distribution described herein, and as to which Shares a Received Cash Dividend shall have been paid pursuant to the provisions of Section 16 hereof, shall be excluded from the calculations that shall give rise to the adjustments described herein.

         (e) Self-Tender Offer. In case at any time after the date of this Agreement a tender offer made by the Company or any of its Subsidiaries for all or any portion of the Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to holders (based on the acceptance (up to any maximum specified in the term of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a board resolution) that, combined together with (i) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a board resolution), as of the expiration of such tender offer, of consideration payable in respect of any other tender offer by the Company or any of its Subsidiaries for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this Section 5(e) has been made and (ii) the aggregate amount of any distributions to all holders of the Company's Common Stock made exclusively in cash (other than any Received Cash Dividend) within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to Section 5(d) has been made, exceed 12.5% of the product of the Current Market Price per share of the Common Stock on the last time ("Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the number of shares of Common Stock covered by the Option shall be adjusted so that the Optionee shall be entitled to purchase, upon the exercise of the Option, the number of shares of Common Stock determined by multiplying the number of shares of Common Stock covered by the Option immediately prior to close of business on the date of the Expiration Time by a fraction (not to be less than one), (y) the numerator of which shall be equal to the product of (A) the Current Market Price per share of the Common Stock on the date of the Expiration Time and (B) the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time less the number of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (z) the denominator of which shall be equal to (A) the product of (I) the Current Market Price per share of the Common Stock on the date of the Expiration Time and (II) the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time less (B) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares.

         (f) Reclassifications. The reclassification of Common Stock into securities other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 6 applies) shall be deemed to involve (i) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution" and "such date for determination" within the meaning of Section 5(c)), and (ii) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision or combination becomes effective" within the meaning of Section 5(a)).

         (g)     Fractional Interests. In computing adjustments under this
         Section 5, fractional interests in Common Stock shall be taken into account to the nearest one-hundredth of a share, rounding up to such fractional interest.

         (h) Tax Adjustment. The Company may at its option, at any time during the term of this Agreement, increase the number of shares of Common Stock into which the Option is exercisable, in addition to those required by paragraphs (a), (b), (c), (d) and (e) of this Section, as deemed advisable by the Board of Directors of the Company, in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the Optionee.

         (i) Option Deemed Exercisable. For purposes solely of this Section 5, the number of shares of Common Stock which the Optionee would have been entitled to receive had the

         Option been exercised in full at any time shall be determined assuming the Option was exercisable in full at such time, although the Option may not be exercisable in full at such time pursuant to the provisions of Section 2.

         (j) Option Price Adjustment. Whenever the number of shares of Common Stock receivable upon exercise of the Option is adjusted as provided in this Section 5, the Option Price payable upon exercise of the Option shall be adjusted by multiplying such Option Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Common Stock covered by the Option immediately prior to such adjustment, and the denominator of which shall be the number of shares of Common Stock covered by the Option immediately thereafter.

6.       Exchange Combination.

         (a) Substitution of Property. In case of any Exchange Combination the Company shall (or, in the case of any Non-Surviving Exchange Combination, the Company shall cause the Acquirer to) execute and deliver to the Optionee a written instrument providing that:

                 (i) the Option shall thereafter, during the period the Option is exercisable as specified in Section 2, be exercisable, on such terms and subject to such conditions as shall be as nearly equivalent as may be practicable to the provisions set forth in this Agreement, only into the kind and amount of securities, cash and other property ("Substituted Property") that would have been receivable upon such Exchange Combination by a holder of the maximum number of shares of Common Stock that would have been issued upon exercise of the Option if the Option had been exercised in full immediately prior to such Exchange Combination, assuming such holder of Common Stock (A) is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be ("Constituent Person"), or an Affiliate of a Constituent Person, and (B) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such Exchange Combination (provided that if the kind or amount of securities, cash and other property receivable upon such Exchange Combination is not the same for each share of Common Stock held immediately prior to such Exchange Combination by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then, for the purposes of this Section 6, the kind and amount of securities, cash and other property receivable upon such Exchange Combination by the holders of a plurality of the non-electing shares shall be the kind and amount of securities, cash and other property issuable to the Optionee under the Option), and assuming that the Option was exercisable at the time of such Exchange Combination into the maximum number of shares of Common Stock into which the Option is exercisable as specified in Section 2, as adjusted from the date of this Agreement to such time pursuant to Sections 5(a), 5(b), 5(c), 5(d) and 5(e); and

                 (ii) the rights and obligations of the Optionee in respect of Substituted Property shall be as nearly equivalent as may be practicable to the rights and obligations of the Company and holders in respect of the shares of Common Stock into which the Option is exercisable hereunder as set forth in Section 2 hereof and elsewhere herein.

         Such written instrument shall also set forth such financial goals or targets, the satisfaction of which shall cause the Option to vest and become exercisable, as shall be as nearly equivalent as may be practicable to the target Aggregate Cumulative Earnings amounts set forth in clause (d) of Section 2, above. Such written instrument shall also provide for adjustments which, for events subsequent to the effective date of such written instrument, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Agreement. The above provisions of this Section 6 shall similarly apply to successive Exchange Combinations.

         (b) Compliance. Compliance with this Section 6 shall be a condition to the consummation of any Exchange Combination referred to above, and the Company shall comply with and cause any other person that is a party to such Exchange Combination to comply with this
         Section 6.

7. Certain Definitions. For all purposes of this Agreement, the following terms shall have the meanings indicated:

         (a) "Acquiring Person" shall mean any Person other than the Company, any of the Company's Subsidiaries, any employee benefit plan of the Company or of a Subsidiary or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Subsidiary.

         (b) "Aggregate Cumulative Earnings" shall mean, with respect to or as of a particular Measurement Date, the aggregate Earnings recorded by the Company for each of the Measurement Quarters ending on and preceding such Measurement Date.

         (c) "Closing Price" on any Trading Day means the last reported sales price regular way or, in case no such reported sale takes place on such Trading Day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on such exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on The Nasdaq National Market or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on The Nasdaq National Market, the average of the closing bid and asked prices in the over-the-counter market in the United States as furnished by any New York Stock Exchange member firm that is selected from time to time by the Company for that purpose and is reasonably acceptable to the Optionee.

         (d) "Common Stock" shall include any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption (other than pursuant to the provisions of Section 3 of this Agreement and the Other Performance Options) by the Company. However, subject to the provisions of Sections 5 and 6, above, shares purchasable on exercise of the Option shall include only shares of the class designated as Common Stock, par value $1.00 per share, of the Company at the date of this Agreement or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption (other than pursuant to the provisions of Section 3 of this Agreement and the Other Performance Options) by the Company.

         (e) "Current Market Price" per share of Common Stock on any date means:

                 (i) if on such date the Common Stock is listed or admitted to trading on any national securities exchange or quoted on The Nasdaq National Market or otherwise traded in the over-the-counter market in the United States:

                          (A) for the purpose of any computation under this Agreement (except under Section 5(e)), the average of the daily Closing Prices for the five (5) consecutive Trading Days selected by the Company commencing not more than twenty (20) Trading Days before, and ending not later than, the earlier of (y) the date in question and (z) the day before the "ex" date for the issuance or distribution requiring such computation; provided, however, that if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment pursuant to Section 5(a), 5(b), 5(c), 5(d) or 5(e) occurs on or after the 20th Trading Day prior to the day in question and prior to the "ex" date for the issuance or distribution requiring such computation, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Option Price is required to be adjusted pursuant to Section 5(j) as a result of such other event; or

                          (B)     for the purpose of any computation under
                          Section 5(e), the average of the daily Closing Prices for the five consecutive Trading Days selected by the Company commencing on or after the latest ("Commencement Date") of (i) the date twenty (20) Trading Days before the date in question, (ii) the date of commencement of the tender offer requiring such computation and (iii) the date of the last amendment, if any, of such tender offer involving a change in the maximum number of shares for which tenders are sought or a change in the consideration offered, and ending not later than the Expiration Time of such tender offer; provided, however, that if the "ex" date for any event (other than the tender offer requiring such computation) that requires an adjustment pursuant to Section 5(a), 5(b), 5(c), 5(d) or 5(e) occurs on or after the Commencement Date and prior to the Expiration Time for the tender offer requiring such computation, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Option Price is required to be adjusted pursuant to Section 5(j) as a result of such other event; or

                 (ii) if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on The Nasdaq National Market or otherwise traded in the over-the-counter market in the United States, the amount which a willing buyer would pay a willing seller in an arm's length transaction on such date (neither being under any compulsion to buy or sell) for one share of Common Stock as determined as of such date, as set forth in a value report (the "Current Market Price Report") by an Independent Financial Expert (as defined below) selected by the Company for such purpose in accordance with Section 10, below, and using one or more valuation methods that such Independent Financial Expert, in its best professional judgment, determines to be most appropriate without giving effect to any discount for any lack of liquidity of the Common Stock or to the fact that the Company may have no class of equity securities registered under the Exchange Act.

         (f) "Earnings" shall mean the earnings of the Company and its Subsidiaries, net of losses, if any, recorded on an after-tax, consolidated basis as determined in accordance with generally accepted accounting principles, consistently applied, all as reflected on the Company's financial statements for the applicable Measurement Quarter; provided, however, that in the event the Company records any compensation expense in connection with the grant or exercise of the Option, such expense shall not be deducted in calculating Earnings.

         (g) "'ex' date" means (i) when used with respect to any issuance or distribution, the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution, (ii) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (iii) when used with respect to any tender offer, means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such tender offer.

         (h) "Exchange Combination" means any Surviving Exchange Combination or Non-Surviving Exchange Combination.

         (i) "Independent Financial Expert" shall mean such financial or investment advisory firm or investment banking firm as shall be selected by the Company that does not (and the directors, officers, employees, affiliates or stockholders of which do not) have a material direct or indirect interest in the Company or any of its Subsidiaries or affiliates, and which, as determined by the Board of Directors of the Company in its reasonable good faith judgment, (i) has not been within the last three years, and, at the time it is called upon to give independent financial advice to the Company, is not (and none of the directors, officers, employees, affiliates or stockholders of which is) a promoter, director or officer of the Company or any of its Subsidiaries or affiliates and (ii) does not provide any advice or opinions to the Company, except as an independent financial or investment expert or as an independent investment bank (in any case, for which it may be compensated without compromising its independence).

         (j) "Measurement Date" shall mean March 31, June 30, September 30 and December 31 of each year within the Measurement Period; provided, however, that the first Measurement Date shall be December 31,1997.

         (k) "Measurement Period" shall mean the period that shall commence on October 1, 1997, and shall end on September 30, 2001.

         (l) "Measurement Quarter" shall mean the fiscal quarter of the Company; provided, however, that the first Measurement Quarter shall be the fiscal quarter ending December 31, 1997.

         (m) "Non-Surviving Exchange Combination" means any consolidation of the Company with, or merger of the Company into, or sale or transfer of all or substantially all of the assets of the Company to, any other person (the "Acquirer").

         (n) "Option Term" shall mean the period that shall commence on the date of this Agreement and shall end on September 30, 2007, except as provided in Section 4 hereof.

         (o) "Person" shall mean any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a trust or other entity. A Person, together with that Person's Affiliates and Associates (as those terms are defined in Rule 12b-2 under the Exchange Act), and any Persons acting as a partnership, limited partnership, joint venture, association, syndicate or other group (whether or not formally organized), or otherwise acting jointly or in concert or in a coordinated or consciously parallel manner (whether or not pursuant to any express agreement), for the purpose of acquiring, holding, voting or disposing of Voting Securities of the Company with such Person, shall be deemed a single "Person."

         (p) "Subsidiary" shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by the Company.

         (q) "Surviving Exchange Combination" means any merger of another person into the Company which results in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock.

         (r) "Trading Day" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the applicable securities exchange or in the applicable securities market.

         (s) "Voting Securities" shall mean any securities that vote generally in the election of directors or in the selection of any other similar governing body.

8. Notice of Adjustment. Whenever the Option Price or the number of shares of Common Stock issuable upon exercise of the Option is adjusted as herein provided, the Company shall deliver to the Optionee a copy of a certificate signed by an officer of the Company and certified by an independent nationally recognized public accounting firm selected by the Board of Directors of the Company (who may be the regular accountants employed by the Company) setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company determined any Current Market Price of the Common Stock or the fair market value of any evidences of indebtedness, shares of capital stock, or assets), and specifying the Option Price and the number of shares of Common Stock issuable upon exercise of the Option after giving effect to such adjustment. The Company shall promptly mail a copy of such certificate to the Optionee.

9.       Notice of Certain Corporate Action.  In case:

         (a) the Company shall declare a dividend (or any other distribution) on its Common Stock payable (i) otherwise than exclusively in cash or (ii) exclusively in cash in an amount that would require an adjustment pursuant to Section 5(d);

         (b) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any classes or of any other rights (excluding employee stock options);

         (c) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock), or of any Exchange Combination;

         (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

         (e) the Company or any Subsidiary shall commence a tender offer for all or a portion of the Company's outstanding shares of Common Stock (or shall amend any such tender offer);

then the Company shall give the Optionee at least twenty (20) days (or ten (10) days in any case specified in clause (a), (b) or (e) above) prior to the applicable record, effective or date hereinafter specified, a notice stating
(x) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, (y) the date on which such reclassification, Exchange Combination, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, Exchange Combination, dissolution, liquidation or winding up, or (z) the date on which such tender offer commenced, the date on which such tender offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of any amendment thereto).

10. Current Market Price Report Procedures. If any event occurs which requires an adjustment pursuant to Section 5(b), 5(c), 5(d) or 5(e) and the determination in connection therewith of the Current Market Price per share of Common Stock on any date pursuant to clause (ii) of Section 7(e), above, the Company shall select an Independent Financial Expert for such purpose and shall, subject to such confidentiality arrangements as are reasonably satisfactory to the Company, provide to such Independent Financial Expert information and data reasonably required for purposes of the valuation, and the Company shall have the opportunity to comment on the proposed Current Market Value and form of the Current Market Price Report. The Company may require the Independent Financial Expert to submit a draft version of its Current Market Price Report before the final such Current Market Price Report is delivered to the Company, and the Company may provide comments on such draft to such Independent Financial Expert for possible consideration in preparing the final Current Market Price Report. If the Independent Financial Expert becomes aware of any material changes after the valuation date, after reasonable inquiry with respect thereto, in the business, financial condition or prospects of the Company and its Subsidiaries, such Independent Financial Expert shall specify such material changes in the Current Market Price Report; provided, that, such changes shall not be taken into account in determining the Current Market Price. As a result of any adjustment made pursuant to this Section 10, the Current Market Price Report shall be deemed final unless revised prior to the sixth day after the delivery of the Current Market Price Report to the Company.

11.      Registration Rights.

         (a) Piggyback Registration Rights. If the Company at any time proposes to register any of its Common Stock under the Securities Act of 1933, as amended ("Securities Act"), for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4 or S-8 or another form not available for registering the Common Stock for sale to the public or in connection with mergers, acquisitions, exchange offers, dividend reinvestment plans or stock options or other employee benefit plans of the Company), it will give written notice to the Optionee of its intention so to do, which notice shall include a list of the jurisdictions in which the Company intends to attempt to qualify the Common Stock under the applicable state securities laws. Upon the written request of the Optionee, given within ten (10) days after receipt of any such notice, to register any shares of Common Stock which the Optionee has the right to acquire upon the exercise of the Option at the time such notice was received, the Company will, subject to the limitations and conditions contained herein, use its best efforts to cause the Common Stock as to which registration shall have been so requested (pro rata between the

         Optionee and the Other Optionees in a ratio equal to the respective number of shares of Common Stock which they have the right to acquire upon the exercise of the Option and the Other Performance Options and which they have requested to be registered, unless otherwise agreed) (which shall also be referred to in this Section 11 as the "Covered Shares") to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition of said Covered Shares by the Optionee; provided, however, that:

                 (i) the Optionees shall each have the right to request inclusion of his Common Stock (and have such Common Stock included) in two registration statements that are declared effective by the Securities and Exchange Commission ("Commission");

                 (ii) if, at any time after giving such written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to the Optionee and thereupon the Company shall be relieved of its obligation to register any Common Stock in connection with such registration; and

                 (iii) if such registration involves an underwritten offering, the Optionee must sell his Common Stock to the underwriters selected by the Company on the same terms and conditions as apply to the Company (except as otherwise set forth herein).

         In the event Common Stock acquired through the exercise of the Option is registered under this Section 11, such registered Common Stock shall be released from all of the restrictions and other provisions of this Grant.

         The number of Covered Shares to be included in such an offering may be reduced if and to the extent that the managing underwriter, if any, shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein (pro rata between the Optionee and the Other Optionees in a ratio equal to the respective amounts of Covered Shares held by each.) Notwithstanding anything to the contrary contained in this Section 11, in the event that there is an underwritten public offering of securities of the Company pursuant to a registration covering Common Stock and the Optionee does not elect to sell his Common Stock to the underwriters of the Company's securities in connection with such offering, the Optionee shall refrain from selling such Common Stock during the period of distribution of the Company's securities by such underwriters, the period in which the underwriting syndicate participates in the after market and during any lock-up period requested by such underwriters; provided, however, that the Optionee shall, in any event, be entitled to sell his Common Stock commencing on the 180th day after the effective date of such registration statement.

         (b) Registration Procedures. If and whenever the Company is required by the provisions of Section 11(a), above, to effect the registration of any of the Covered Shares under the Securities Act, the Company will, as expeditiously as possible:

                 (i) prepare and file with the Commission a registration statement (which, in the case of an underwritten public offering pursuant to Section 11(a), above, shall be on Form S-1 or other form of general applicability satisfactory to the managing underwriter) with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

                 (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus filed in connection therewith as may be necessary to keep such registration statement effective for the period of distribution and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Common Stock covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period;

                 (iii) furnish to the Optionee and each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as they may reasonably request in order to facilitate the public sale or other disposition of the Covered Shares covered by such registration statement;

                 (iv) use its best efforts to register or qualify the Covered Shares covered by such registration statement under the securities or blue sky laws of such jurisdictions as the Optionee or, in the case of an underwritten public offering, the managing underwriter, shall reasonably request (provided that the Company will not be required to (1) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (2) subject itself to taxation in any such jurisdiction or (3) consent to general service of process in any such jurisdiction);

                 (v) promptly notify the Optionee and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act when it becomes aware of the happening of any event as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances then existing;

                 (vi) use its best efforts (if the offering is underwritten) to furnish, at the request of the Optionee on the date that the Covered Shares are delivered to the underwriters for sale pursuant to such registration: (A) an opinion of counsel dated such date representing the Company for the purposes of such registration, addressed to the underwriters and in customary form and covering such matters as are customarily covered by opinions of counsel in similar registrations and as may be required in the underwriting agreement relating thereto, as may reasonably be requested by the underwriters or by the Optionee; and (B) a comfort letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters, in customary form and covering such matters as are customarily covered by such comfort letters in similar registrations and as may be required in the underwriting agreement relating thereto, as such underwriters or the Optionee may reasonably request; and

                 (vii) make available for inspection by the Optionee, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant, or other agent retained by the Optionee or underwriter, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company's officers, directors, and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent in connection with such registration statement.

         For purposes of paragraphs (i) and (ii) above, the period of distribution of Covered Shares in an underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Covered Shares in any other registration shall be deemed to extend until the earlier of the sale of all Covered Shares or 180 days after the effective date thereof.

         In connection with each registration hereunder, the Optionee will furnish to the Company in writing such information with respect to the Optionee and the proposed distribution by him as shall be requested by the Company in order to assure compliance with federal and applicable state securities laws.

         In connection with each registration covering an underwritten public offering, the Company agrees to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between major underwriters and companies of the Company's size and investment stature; provided that such agreement shall not contain any such provision applicable to the Company that is inconsistent with the provisions hereof and, further, provided that the time and place of the closing under such agreement shall be as mutually agreed upon between the Company and such managing underwriter.

         The Company will not be obligated to include any shares of Common Stock owned by the Optionee if the Company delivers to the Optionee the opinion of the Company's counsel to the effect that the requested registration is not required to permit the proposed disposition or any resale of such Common Stock without restrictions on transfer under the Securities Act, which opinion may be furnished to and relied upon by any broker through which the Optionee intends to sell shares of Common Stock.

         (c) Conditions to Obligation to Register Shares. The Company's obligations under this Section 11 shall be subject to the following limitations and conditions:

                 (i) Information. The Company shall have received from the Optionee all such information as the Company may reasonably request from the Optionee concerning the Optionee and his methods of distribution of the shares of Common Stock to enable the Company to include in the registration statement all material facts required to be disclosed therein.

                 (ii) Notice Requirements. Any request by the Optionee pursuant to this Agreement for registration of the offering, sale and delivery of shares of Common Stock shall provide that the Optionee (A) has a present intention to sell such shares;
                 (B) agrees to execute all consents, powers of attorneys and other documents required in order to cause such registration statement to become effective; (C) agrees, if the offering is at the market, to give the Company written notice of the first bona fide offering of such shares and to use the prospectus forming a part of such registration statement only for a period of 90 days after the effective date of the registration statement unless the offering is pursuant to a continuous registration pursuant to Rule 415 promulgated under the Securities Act; (D) subject to adverse events regarding the selling price of the shares, agrees to utilize the proposed method of distribution of the shares; and (E) agrees to promptly notify the Company and each underwriter, if any, with regard to any registration statement, at any time when it becomes aware of the happening of any event as a result of which any prospectus contained in such registration statement that has been provided to the Optionee includes an untrue statement of a material fact regarding the Optionee or omits to state a material fact regarding the Optionee required to be stated therein or necessary to make the statements contained therein regarding the Optionee not misleading in light of the circumstances then existing.

         (d) Distribution Arrangements. The Optionee agrees that, in disposing of the Covered Shares in the registered public offering, he will comply with Rules 10b-2, 10b-6 and 10b-7 and any other applicable rules promulgated by the Commission under the Exchange Act.

         (e) Expenses. All expenses incurred by the Company in complying with a registration covering Common Stock, including, without limitation, all registration, qualification, and filing fees, blue sky fees and expenses, printing expenses, fees and disbursements of legal counsel and independent public accountants for the Company, the reasonable fees and expenses of one law firm serving as legal counsel for the Optionee and the Other Optionees, fees of the National Association of Securities Dealers, Inc., transfer taxes, escrow fees, fees of transfer agents and registrars, and costs of insurance, but excluding any Selling Expenses, are herein called "Registration Expenses." All underwriting discounts and selling commissions applicable to the sale of Covered Shares are herein called "Selling Expenses." The Company shall pay all Registration Expenses in connection with any registration statement filed pursuant to this
         Section 11.  All

         Selling Expenses in connection with any registration statement filed pursuant to this Section 11 shall be borne by the Optionee and the Other Optionees in proportion to the number of shares sold by each, or by such persons other than the Company (except to the extent the Company shall be a seller), as they may agree.

         (f) Registration Rights are Exclusive. The Optionee understands that he has certain registration rights pursuant to this Agreement with respect to shares of Common Stock covered by the Option, but other than as specifically set forth in this Agreement, the Company has not covenanted and is not obligated to furnish a registration statement under the Securities Act covering any shares of Common Stock, to file a notification under Regulation A promulgated under the Securities Act with respect to shares of Common Stock, or to take any other action that would make available an exemption from registration.

         (g) No Requirement. In no event shall the Company be required to amend any registration statement filed pursuant to this Agreement after it has become effective or to amend or supplement any prospectus to permit the continued disposition of shares of Common Stock registered under any registration statement in either case beyond the period initially contemplated therein.

         (h) Indemnification. In the event of a registration of any of the Covered Shares under the Securities Act, the Company shall indemnify and hold harmless the Optionee thereunder and each underwriter and each associate, if any, of the Optionee or underwriter, against any losses, claims, damages, or liabilities, joint or several, to which the Optionee or underwriter or associate thereof may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Covered Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction by the Company in connection with any such registration, and shall reimburse the Optionee, each underwriter and/or associate thereof for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in conformity with information furnished by the Optionee, each underwriter and/or associate thereof in writing specifically for use in such registration statement or prospectus.

         In the event of a registration of any of the Covered Shares under the Securities Act, the Optionee will indemnify and hold harmless the Company and its affiliates, if any, and each underwriter and each associate of any underwriter against all losses, claims, damages or liabilities, joint or several, to which the Company or such underwriter or associate may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Covered Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, each underwriter and/or associate thereof for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Optionee will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to the Optionee as such, furnished in writing to the Company by the Optionee specifically for use in such registration statement or prospectus; and provided further, however, that the liability of the Optionee hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense that is equal to the proportion that the public offering price of shares sold by the Optionee under such registration statement bears to the total public offering price of all securities sold thereunder, but not to exceed the proceeds received by the Optionee from the sale of Common Stock covered by such registration statement.

         Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability it may have to any indemnified party other than under this Section 11(h). In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 11(h) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so elected; provided, however that, if the defendants in any such action include both the indemnified party and the indemnifying party and if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select separate counsel and to assume its defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred. The indemnifying party will not be subject to any





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         settlement made without its consent, which consent shall not be unreasonably withheld. The indemnifying party will pay to the indemnified party all sums due hereunder within 10 days of a final non-appealable judgment or pursuant to the terms of a settlement agreement.

         (i) Limitation on Subsequent Registration Rights. From and after the date of this Agreement, without the prior written consent of holders of a majority of the votes evidenced by the then outstanding voting capital stock of the Company, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company (nor shall the Company, in the absence of any such prior agreement, permit any such holder or prospective holder) to include such securities in any registration contemplated by this Agreement, other than piggyback registration rights with terms which are less favorable than those granted in this Agreement.

         (j) Notwithstanding the provisions of Section 5, above, the provisions of this Section 11 shall survive the termination of this Agreement and shall continue until September 30, 2009, on which date such provisions shall also terminate; provided, however, that if the Company shall have registered any shares of Common Stock for the benefit of the Optionee pursuant to the provisions of this Section 11, the provisions of Section 11(h), above, shall survive any such termination for the maximum period of time permitted by law.

12. Assignment. Neither this Agreement nor the Option set forth herein (nor the rights or obligations of the Optionee hereunder or thereunder) may be sold, pledged, assigned, hypothecated, transferred or otherwise disposed of by the Optionee, except by will or the laws of descent or distribution; provided, however, that in the event of disability (within the meaning of Section 22(e)(3) of the Code) of the Optionee, a designee of the Optionee may exercise the Option on behalf of the Optionee (to the extent the Option would have been exercisable by the Optionee). Any attempt to sell, pledge, assign, hypothecate, transfer or otherwise dispose of the Option in contravention of this Agreement shall be void and shall have no effect. If the Optionee should die prior to the termination of this Agreement, the Optionee's legal representative, the Optionee's legatee or any other person who acquired the right to exercise the Option by reason of the death or disability of the Optionee (individually, a "Successor") shall succeed to the Optionee's rights under this Agreement. After the death of the Optionee, only a Successor may exercise the Option. In the event of the death or disability of the Optionee, the Optionee's successor or legal representative may exercise the Option only to the extent permitted under Section 2(a) hereof.

13. Exercise of Option. Subject to the provisions of Sections 2 and 3, above, and until expiration of the Option in accordance with Section 4 hereof, the Option may be exercised, in whole or in part, by the Optionee (or such other person specified in Section 12 hereof), upon delivery of the following to the Company at its principal executive offices at any time prior to thirty (30) days after termination of employment of the Optionee at the Company (or a Subsidiary of the Company):

         (a) a written notice of exercise which identifies this Agreement and states the number of Shares (which may not be less than 5,000, or all of the Shares if less than 5,000 Shares then remain covered by the Option) then being purchased;

         (b)     a check or cash in the amount of the Option Price;

         (c) a check or cash in the amount reasonably requested by the Company to satisfy the Company's withholding obligations under federal, state or other applicable tax laws with respect to the taxable income, if any, recognized by the Optionee in connection with the exercise, in whole or in part, of the Option (unless the Company and the Optionee shall have made other arrangements for deductions or withholding from the Optionee's wages, bonus or other income paid to the Optionee by the Company or any Subsidiary, provided such arrangements satisfy the requirements of applicable tax laws); and

         (d) a certificate, if requested by the Company pursuant to the third sentence of Section 15 hereof, in such form and substance as the Company may require, setting forth the investment intent of the Optionee, or a Successor, as the case may be, and such other agreements and representations as reasonably required by the Company.

         Notwithstanding the foregoing, in the event the employment of the Optionee is terminated by disability, as that term is defined under the 1997 Option Plan, the Company shall provide written notice to the Optionee or to the representative of the Optionee, as the case may be, of its right to exercise the Option and the Optionee, or a representative of the Optionee, shall have a period of nine (9) months from the date of such Option to deliver the items set forth in this Section 13; provided, however, exercise of the Option must take place no later than twelve (12) months after such termination of employment.

14. Cashless Exercise. At the Option of the Optionee, as consideration for the payment specified in Section 13(b) above and subject to the limitations set forth in this Section, the Optionee may transfer to the Company previously acquired Shares of Common Stock and shall be credited as paying as consideration therefor an amount equal to the per Share fair market value multiplied by the number of Shares so transferred. Notwithstanding the foregoing, in the event the exercise of the cashless exercise right pursuant to this Section has a material adverse effect on the Company's financial condition or financial statements then such method of exercise shall not be permitted.

15. Representations and Warranties of the Optionee. The Optionee represents and warrants that the Option is being acquired by the Optionee in good faith for the Optionee's personal account, for investment purposes only, and not with a view to the distribution, resale or other disposition thereof. The Optionee acknowledges that the Company may issue Shares upon the exercise of the Option without registering such Common Stock under the Act, on the basis of certain exemptions from such registration requirement. Accordingly, the Optionee agrees that the Optionee's exercise of the Option may be expressly conditioned upon the Optionee's delivery to the Company of an investment certificate including such representations and undertakings as the Company may reasonably require in order to assure the availability of such exemptions, including a representation that the Optionee is acquiring the Shares for investment and not with a present intention of selling or otherwise disposing of such Shares. The Optionee acknowledges that, because Shares received upon exercise of an Option may be unregistered, the Optionee may be required to hold the Shares indefinitely unless they are subsequently registered for resale under the Act or an exemption from such registration is available. The Optionee acknowledges receipt of this Agreement granting the Option and understands that all rights and liabilities connected with the Option are set forth herein.

16. No Rights as Shareholder. The Optionee shall have no rights as a shareholder of any shares of Common Stock covered by the Option until the date an entry evidencing such ownership is made in the stock transfer books of the Company. Except as may be provided under Section 5 hereof, the Company will make no adjustment for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to such date.

17. Restrictive Legends. The Optionee hereby acknowledges that federal securities laws and the securities laws of the state in which the Optionee resides may require the placement of certain restrictive legends upon the Shares issued upon exercise of the Option, and the Optionee hereby consents to the placing of any such legends upon certificates evidencing the Shares as the Company, or its counsel, may reasonably deem necessary; provided, however, that any such legend shall be removed when no longer applicable.

18. Notices. All notices, requests and other communications hereunder shall be in writing, and shall be sent by certified mail, postage prepaid, return receipt requested, or by generally recognized prepaid overnight or next business day air courier service, addressed as follows, or sent by facsimile transmission to the facsimile transmission numbers as follows:

                          If to the Company:

                          TCC Industries, Inc.
                          816 Congress Avenue
                          Suite 1250
                          Austin, Texas  78701
                          Attention:  President
                          Facsimile No.:
                                         ------------

                          If to the Optionee:

                          --------------------

                          --------------------

                          --------------------

                          --------------------

                          Facsimile No.:
                                         ------------

Any notice, request or other communication given hereunder shall be deemed to have been duly given (a) on the date sent by facsimile transmission (followed by hard copy in accordance with clause (b) or (c) below); (b) on the next business day following confirmed delivery to the courier if sent by overnight or next business day courier service; and (c) two business days following delivery to the post office if sent by certified mail. Any party may change the address to which notices, requests or other communications given hereunder are to be delivered by giving the other party written notice in the manner herein set forth.

19. Not an Employment Agreement. Nothing contained in this Agreement shall confer, intend to confer or imply any rights to employment or rights to continued employment by the Company and/or any Subsidiary in favor of the Optionee or limit the ability of the Company and/or any Subsidiary to terminate, with or without cause, in its sole and absolute discretion, the employment of the Optionee, subject to the terms of the Employment Agreement or any written agreement to which the Optionee is a party.

20. Governing Law. This Agreement shall be construed under and governed by the laws of the State of Texas without regard to the conflict of law provisions thereof.

21. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and both of which together shall be deemed one Agreement.

22. Effect of the 1997 Option Plan; Shareholder Approval. This Agreement is entered into pursuant to and subject to the terms of the 1997 Option Plan adopted by, and subject to amendment by, the Company. The Option granted hereunder shall be subject to, and governed under the terms of, the 1997 Option Plan. The 1997 Option Plan and this Agreement are to be submitted to the shareholders of the Company at a special meeting of the shareholders called for the purpose of approving and adopting the 1997 Option Plan and grants thereunder. In the event, for any reason, the shareholders fail to approve and adopt the 1997 Option Plan and grants thereunder in accordance with the 1997 Option Plan, this Agreement shall be terminated, and the Option hereunder shall be canceled.

23. Entire Agreement. This Agreement, including the other documents referred to herein which form a part hereof, contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether oral or written, between the parties with respect to such subject matter.

24. Amendments. This Agreement cannot be amended, changed or modified or any performance, term or condition waived in whole or in part except by a writing executed by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute a waiver of, any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

25. Arbitration. In the event that any dispute, disagreement or controversy (collectively, a "Dispute") arises with respect to the interpretation, performance, non-performance or termination of this Agreement, the parties shall first attempt to settle such Dispute by good faith negotiations between the parties. If the Dispute is not resolved within 30 days of the date one party sends a notice to the other party describing the Dispute and requesting good faith negotiations to resolve the Dispute under this
Section 25, the Dispute shall be resolved by binding arbitration carried out in Austin, Texas in accordance with the Commercial Arbitration Rules of the American Arbitration Association as then in effect. The party which intends to initiate an arbitration proceeding hereunder shall notify the other party of such intention in writing, describing the Dispute. Notwithstanding the above, in any Dispute arbitrated hereunder, the fees and expenses of the arbitrator(s) and attorneys' fees and costs of the party ultimately prevailing in such Dispute shall be borne by the other party.

         IN WITNESS WHEREOF, the Company and the Optionee have executed this Agreement as of the date first above written.

                                          TCC INDUSTRIES, INC.

                                          By:
                                               --------------------------------

                                          Name:
                                                 ------------------------------

                                          Title:
                                                  -----------------------------


                                          -------------------------------------
                                          [Name]

                                                              PRELIMINARY COPY



                                     PROXY
                              TCC INDUSTRIES, INC.
              SPECIAL MEETING OF SHAREHOLDERS, DECEMBER ___, 1997
                     PROXY SOLICITED BY BOARD OF DIRECTORS

PLEASE SIGN AND RETURN THIS PROXY

The undersigned hereby appoints Walter A. DeRoeck and Robert Thomajan, and each of them, proxies with power of substitution to vote on behalf of the undersigned all shares that the undersigned may be entitled to vote at the Special Meeting of Shareholders of TCC Industries, Inc. ("Company") on December ___, 1997 and any adjournments thereof, with all powers that the undersigned would possess if personally present, with respect to the following:

1. A proposal by the Company to approve and adopt the TCC Industries, Inc. 1997 Incentive and Performance Stock Option Plan and the options awarded by the Compensation Committee of the Board of Directors of the Company thereunder, as the same are described in the accompanying Proxy Statement, dated November ___, 1997.

2. Transaction of any business that properly comes before the meeting or any adjournments thereof. Either of the proxies or substitutes at the meeting may exercise all the powers granted hereby.

                (Continued and to be signed on the other side.)





THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE HEREOF, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE APPROVAL AND ADOPTION OF THE TCC INDUSTRIES, INC. 1997 INCENTIVE AND PERFORMANCE STOCK OPTION PLAN AND THE OPTIONS AWARDED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF THE COMPANY THEREUNDER, AS THE SAME ARE DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT, DATED NOVEMBER ___, 1997. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS THAT MAY COME BEFORE THIS MEETING.

                              Shares:

                              Date:
                                     ------------------------------------------
P


                              -------------------------------------------------
R                                            Signature or Signatures


                              -------------------------------------------------
O                                                     Title

                              Please date and sign as name is imprinted hereon,
X including designation as executor, trustee, etc., if applicable. A corporation must sign its name by the president or other authorized officer.
Y
                              The Special Meeting of Shareholders of TCC
                              Industries, Inc. will be held on December ___, 1997 at 10:00 a.m. local time, at ______________.


Please Note: Any shares of stock of the Company held in the name of fiduciaries, custodians or brokerage houses for the benefit of their clients may only be voted by the fiduciary, custodian or brokerage house itself - the beneficial owner may not directly vote or appoint a proxy to vote the shares and must instruct the person or entity in whose name the shares are held how to vote the shares held for the beneficial owner. Therefore, if any shares of stock of the Company are held in "street name" by a brokerage house, only the brokerage house, at the instruction of its client, may vote or appoint a proxy to vote the shares.